Exhibit 2.1

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UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
In re:	:	Chapter 11
:
	:	Case No. 23-10367 (MG)
SVB FINANCIAL GROUP,[1]	:
:
Debtor.	:
:
x

FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING

THE DEBTOR’S SECOND AMENDED PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

SVB Financial Group, as debtor and debtor-in-possession in the above-captioned chapter 11 case (the “Debtor”), having:2

a.

commenced, on March 17, 2023, this chapter 11 case (the “Chapter 11 Case”) by filing a voluntary petition for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”);

b.	continued to operate its businesses and manage its properties as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

c.

filed, on April 27, 2023, the Debtor’s Motion for Entry of Orders (I)(A) Approving Bid Procedures and the Form and Manner of Notices for the Sale of SVB Securities and (B) Scheduling Auction(s) and Sale Hearing(s), (II) Approving the Sale(s) Free and Clear of Liens, Claims, Interests and Encumbrances and (III) Granting Related Relief [D.I. 137] (the “SVB Securities Bidding Procedures Motion”);

d.	filed, on January 9, 2024, the Notice of Entry into Restructuring Support Agreement [D.I. 798], attaching the Restructuring Support Agreement thereto as Exhibit A;

e.

filed, on January 26, 2024, the Debtor’s Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [D.I. 826] (as may be further amended, supplemented or modified from time to time, including the Plan Supplement and all other exhibits and schedules thereto, in each case, as they may be further amended, modified or supplemented from time to time, the “Plan”);

[1]	The last four digits of SVB Financial Group’s tax identification number are 2278.
[2]

Capitalized terms used but not otherwise defined in this order (this “Confirmation Order”) shall have the meanings ascribed to such terms in the Plan, attached hereto as Exhibit A. The rules of interpretation set forth in Section 2.2 of the Plan shall apply to this Confirmation Order.

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f.

filed, on February 7, 2024, the Disclosure Statement for Debtor’s Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [D.I. 845] (including all exhibits and schedules thereto and as may be amended, modified or supplemented from time to time, the “Disclosure Statement”);

g.

filed, on February 9, 2024, the Debtor’s Motion for Entry of an Order (I) Approving the Disclosure Statement; (II) Establishing a Voting Record Date; (III) Approving Solicitation Packages and Solicitation Procedures; (IV) Approving the Forms of Ballots; (V) Establishing Voting and Tabulation Procedures; and (VI) Establishing Notice and Objection Procedures for the Confirmation of the Plan [D.I. 847] (the “Solicitation Procedures Motion”);

h.

filed, on March 3, 2024, the Debtor’s Motion for Entry of an Order (I) Authorizing the Debtor to Sell SVB India by (A) Selling Partnership Interests in SVB India Free and Clear of All Liens, Claims, Interests and Encumbrances and (B) Causing Non-Debtor Subsidiary to Sell Partnership Interests in SVB India; (II) Approving the Debtor’s Entry Into, and Performance Under, the Purchase and Sale Agreement; (III) Authorizing Assumption and Assignment of Certain Contracts; and (IV) Granting Related Relief [D.I. 929] (the “SVB India Sale Motion”);

i.

filed, on May 2, 2024, the Debtor’s Motion for Entry of Orders (I)(A) Approving Buyer Protections, (B) Scheduling a Sale Hearing, (C) Approving Form and Manner of Notices for Sale of the SVB Capital Business, (D) Approving the Assumption and Assignment Procedures, and (E) Granting Related Relief, and (II)(A) Approving the SVB Capital Purchase Agreement, (B) Approving the Sale of the SVB Capital Business Free and Clear of Liens, Claims, Interests and Encumbrances, (C) Authorizing the Assumption and Assignment of Executory Contracts and (D) Granting Related Relief [D.I. 1082] (the “SVB Capital Sale Motion”);

j.	filed, between May 3, 2024 and May 30, 2024, multiple revised versions of the Plan [D.I. 1086 and 1143] and Disclosure Statement [D.I. 1087 and 1144];

k.	filed, on May 30, 2024, the solicitation versions of the Plan [D.I. 1178] and Disclosure Statement [D.I. 1179];

l.

caused to be distributed solicitation materials by June 9, 2024 (the “Solicitation Mailing Deadline”), consistent with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and the Order (I) Approving the Disclosure Statement; (II) Establishing a Voting Record Date; (III) Approving Solicitation Packages and Solicitation Procedures; (IV) Approving the Forms of Ballots; (V) Establishing Voting and Tabulation Procedures; and (VI) Establishing Notice and Objection Procedures for the Confirmation of the Plan [D.I. 1172] (the “Solicitation Procedures Order”), which approved, among other things, solicitation and tabulation procedures (the “Solicitation and Tabulation Procedures”) and related materials, notices, forms and ballots to be provided to each Class (collectively, the “Solicitation Packages”), as evidenced by the Affidavit of Service of Craig E. Johnson [D.I. 1258] (the “Kroll Affidavit of Service”);

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m.

caused to be published, on June 5, 2024, the Confirmation Hearing Notice in each of (i) the San Francisco Chronicle and (ii) The Wall Street Journal (national edition) as evidenced by the Certification of Publication [D.I. 1197] (collectively, the “Publication Certification”);

n.

filed, on July 1, 2024, the Plan Supplement [D.I. 1246] (as amended and supplemented from time to time, the “Plan Supplement”) in accordance with the Solicitation Procedures Order, containing the following documents:

I.	the NewCo Governance Term Sheet (Exhibit A to the Plan Supplement);

II.	the Liquidating Trust Governance Term Sheet (Exhibit B to the Plan Supplement);

III.	the Schedule of Assumed Executory Contracts and Unexpired Leases (Exhibit C to the Plan Supplement);

IV.	the Restructuring Transactions Memorandum (Exhibit D to the Plan Supplement);

V.	the Shared Services Agreement (Exhibit E to the Plan Supplement); and

VI.	the Schedule of Retained Causes of Action (Exhibit F to the Plan Supplement);

o.	filed, on July 3, 2024 the Notice of Plan Settlement Agreement [D.I. 1259], attaching the Plan Settlement Agreement thereto as Exhibit A;

p.	filed, on July 9, 2024, a revised Plan [D.I. 1276];

q.

filed, on July 9, 2024, the Declaration of Craig E. Johnson of Kroll Restructuring Administration LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Debtor’s Second Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [D.I. 1272] (the “Initial Voting Certification”);

r.	filed, on July 18, 2024, a further revised Plan [D.I. 1303];

s.

filed, on July 18, 2024 the Debtor’s Memorandum of Law (I) in support of Confirmation of the Second Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code and (II) in Response to Objections Thereto [D.I. 1307] (the “Plan Confirmation Brief”);

t.	filed, on July 18, 2024 the Declaration of William C. Kosturos in Support of Confirmation of the Chapter 11 Plan of Reorganization of SVB Financial Group [D.I. 1308] (the “Kosturos Declaration”);

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u.

filed, on July 23, 2024, the Supplemental Declaration of Craig E. Johnson of Kroll Restructuring Administration LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Debtor’s Second Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [D.I. 1331] (the “Supplemental Voting Certification”, and together with the Initial Voting Certification, the “Voting Certifications”); and

v.	filed, on July 24, 2024, a further revised Plan [D.I. 1332].

This Court having:

a.

entered, on May 17, 2023, the Order (A) Approving Bid Procedures and the Form and Manner of Notices for the Sale of SVB Securities, (B) Scheduling Auction(s) and Sale Hearing(s) and (C) Granting Related Relief [D.I. 250], approving the SVB Securities Bidding Procedures Motion;

b.

entered, on April 10, 2024, the Order (I) Authorizing the Debtor to Sell SVB India by (A) Selling Partnership Interests in SVB India Free and Clear of All Liens, Claims, Interests and Encumbrances and (B) Causing Non-Debtor Subsidiary to Sell Partnership Interests in SVB India; (II) Approving the Debtor’s Entry Into, and Performance Under, the Purchase and Sale Agreement; (III) Authorizing Assumption and Assignment of Certain Contracts; and (IV) Granting Related Relief [D.I. 1028] (the “SVB India Sale Order”), approving the SVB India Sale Motion;

c.

entered, on May 30, 2024, the Order (I) Approving the SVB Capital Purchase Agreement, (II) Approving the Sale of the SVB Capital Business Free and Clear of All Liens, Claims, Interests and Encumbrances, (III) Authorizing Assumption and Assignment of Certain Executory Contracts and (IV) Granting Related Relief [D.I. 1170], approving the sale of SVB Capital to the Buyer (each as defined in the order);

d.	entered, on May 30, 2024, the Solicitation Procedures Order;

e.

reviewed the Plan, the Plan Supplement, the Plan Confirmation Brief, the Kosturos Declaration, the Voting Certifications and all pleadings, exhibits, statements, responses and comments regarding Confirmation, including all objections, statements and reservations of rights made with respect thereto;

f.	heard the statements, arguments and objections made by counsel in respect of Confirmation;

g.	considered all oral representations, documents, filings and other evidence regarding Confirmation; and

h.

overruled, including for the reasons stated on the record of the Confirmation Hearing, any and all objections to the Plan and Confirmation and all statements and reservations of rights not consensually resolved, waived, settled or withdrawn unless otherwise indicated.

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NOW, THEREFORE, THE COURT MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW BASED ON THE PLEADINGS, THE REPRESENTATIONS OF THE PARTIES, AND THE RECORD ESTABLISHED AND EVIDENCE PRESENTED AT THE HEARING:

I.	FINDINGS OF FACT AND CONCLUSIONS OF LAW

A.	Findings and Conclusions

1. The findings and conclusions set forth herein and on the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B.	Jurisdiction and Venue

2. The Court has jurisdiction to consider confirmation of the Plan pursuant to 28 U.S.C. §§ 157 and 1334. This matter is a core proceeding pursuant to 28 U.S.C. § 157(b). The statutory predicates for the relief requested herein are section 1125, 1126, 1127, 1128 and 1129 of the Bankruptcy Code and Bankruptcy Rules 2002, 3016, 3017, 3018 and 3020.

C.	Eligibility for Relief

3. The Debtor is an entity eligible for relief under section 109 of the Bankruptcy Code.

D.	Commencement of the Chapter 11 Case

4. On March 17, 2023 (the “Petition Date”), the Debtor filed with the Court a voluntary petition for relief under title 11 of the Bankruptcy Code. The Debtor continues to operate its businesses and manage its assets as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

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E.	Judicial Notice

5. This Court takes judicial notice of all orders entered, and all testimony, documents and arguments made, proffered or adduced at and accepted into evidence at the hearings held before this Court during the pendency of the Chapter 11 Case and at the Confirmation Hearing.

F.	Appointment of the UCC

6. On March 28, 2023, William K. Harrington, the United States Trustee for Region 2 (the “U.S. Trustee”), appointed an official committee of unsecured creditors (the “UCC”) pursuant to section 1102 of the Bankruptcy Code to represent the interests of unsecured creditors in this Chapter 11 Case [D.I. 72].3

G.	Solicitation Procedures Order

7. On May 30, 2024, the Court entered the Solicitation Procedures Order, which, among other things: (a) approved the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code; (b) fixed May 14, 2024 as the Voting Record Date (as defined in the Solicitation Procedures Order); (c) fixed 4:00 p.m. (Prevailing Eastern Time) on July 8, 2024 as the Confirmation Objection Deadline (as defined in the Solicitation Procedures Order); (d) fixed 5:00 p.m. (Prevailing Eastern Time) on July 3, 2024 as the Voting Deadline (as defined in the Solicitation Procedures Order); (e) fixed 9:00 a.m. (Prevailing Eastern Time) on July 15, 2024 as the date and time for the commencement of the Confirmation Hearing; and (f) approved the Solicitation and Tabulation Procedures and the Solicitation Packages and other materials relating to solicitation that were attached as exhibits to the Solicitation Procedures Motion.

[3]

The UCC currently comprises the following members: (i) U.S. Bank National Association, as Indenture Trustee; (ii) Wilmington Trust Company, as Indenture Trustee; (iii) Mr. Satagopan Rajagopalan; and (iv) Cousins Fund II Phoenix I, LLC.

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8. On July 2, 2024, the Debtor filed a Notice of Adjournment of Confirmation Hearing and Scheduling of Status Conference [D.I. 1248], which adjourned the Confirmation Hearing to commence at 9:00 a.m. (Prevailing Eastern Time) on July 22, 2024.

9. On July 19, 2024, the Debtor filed a Notice of Adjournment of Confirmation Hearing [D.I. 1321], which adjourned the Confirmation Hearing to commence at 9:00 a.m. (Prevailing Eastern Time) on July 24, 2024.

H.	Transmittal and Mailing of Materials; Notice

10. As evidenced by the Kroll Affidavit of Service, due, adequate and sufficient notice of the Plan, the Disclosure Statement, the Solicitation Procedures Order, the ballots, the election forms with respect to the third-party releases contained in the Plan (the “Third-Party Release Election Forms”), the GUC Cash-Out, the Plan Supplement, the Confirmation Hearing, the Confirmation Objection Deadline and the Voting Deadline has been given to: (a) counsel to the U.S. Trustee, U.S. Department of Justice, Office of the U.S. Trustee, Alexander Hamilton U.S. Custom House, One Bowling Green, Room 534, New York, New York 10004, Attn: Andrea B. Schwartz, Esq. (andrea.b.schwartz@usdoj.gov), Annie Wells, Esq. (annie.wells@usdoj.gov) and Rachael E. Siegel, Esq. (rachael.e.siegel@usdoj.gov); (b) all known creditors; (c) all equity security holders; (d) the Internal Revenue Service; (e) counsel to the UCC, Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, NY 10036, Attn: Ira S. Dizengoff (idizengoff@akingump.com) and Brad M. Kahn (bkahn@akingump.com) and 2001 K Street NW, Washington, DC 20006, Attn: James R. Savin (jsavin@akingump.com); (f) counsel to the Ad Hoc Noteholder Group, Davis Polk & Wardwell LLP, 450 Lexington Avenue,

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New York, NY 10017, Attn: Marshall S. Huebner (marshall.huebner@davispolk.com), Elliot Moskowitz (elliot.moskowitz@davispolk.com), Angela M. Libby (angela.libby@davispolk.com), David Schiff (david.schiff@davispolk.com) and Aryeh Ethan Falk (aryeh.falk@davispolk.com); (g) counsel to the Ad Hoc Cross-Holder Group (as defined in the Verified Statement Pursuant to Bankruptcy Rule 2019 [D.I. 142]); (h) the Securities and Exchange Commission; (i) the United States Department of Justice; (j) the United States Attorney for the Southern District of New York; (k) the Federal Deposit Insurance Corporation; (l) the Federal Reserve Board of Governors; (m) the parties identified on the Debtor’s list of 30 largest unsecured creditors; and (n) to the extent not listed herein, those parties requesting notice pursuant to Bankruptcy Rule 2002, in each case only to the extent such parties have not otherwise been served with the Confirmation Hearing Notice.

11. As evidenced by the Publication Certification, the Confirmation Hearing Notice was published in (i) the San Francisco Chronicle and (ii) The Wall Street Journal, in each case, on June 5, 2024.

12. Adequate and sufficient notice of the Confirmation Hearing, and all applicable dates, deadlines and hearings described in the Solicitation Procedures Order, was given in compliance with the Bankruptcy Rules, the Local Rules and the Solicitation Procedures Order as evidenced by the Kroll Affidavit of Service and the Publication Certification, and no other or further notice is or shall be required.

I.	Solicitation

13. As evidenced by the Kroll Affidavit of Service, votes for acceptance and rejection of the Plan were solicited in good faith and in compliance with the Disclosure Statement, the Solicitation Procedures Order, sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, all other applicable provisions of the Bankruptcy Code, Bankruptcy Rules, Local Rules and any other applicable rules, laws and regulations.

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14. Specifically, as evidenced by the Kroll Affidavit of Service, the Solicitation Packages approved by this Court in the Solicitation Procedures Order were transmitted to and served on all Holders in Classes that were entitled to vote to accept or reject the Plan. Non-voting notices, including Third-Party Release Election Forms, were transmitted to and served on Holders in Classes that were not entitled to vote to accept or reject the Plan, and relevant portions of the Solicitation Packages and other materials approved by the Solicitation Procedures Order were transmitted to and served on other parties-in-interest in this Chapter 11 Case, all in compliance with section 1125 of the Bankruptcy Code, the Solicitation Procedures Order, the Solicitation and Tabulation Procedures, the Bankruptcy Rules and the Local Rules. Transmittal and service of such documents was adequate and sufficient, and no other or further notice is or shall be required.

J.	Voting Certifications

15. The Debtor filed the Initial Voting Certification on July 8, 2024 and the Supplemental Voting Certification on July 23, 2024, consistent with the Solicitation Procedures Order. As evidenced by the Voting Certifications, all procedures used to tabulate ballots received in connection with the solicitation of votes to accept or reject the Plan were fair and conducted in accordance with the Solicitation Procedures Order, subject to reasonable adjustments to tabulation methodologies described in the Voting Certifications in light of the ballots received from Holders of Interests in Class 5.

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16. As set forth in the Plan, the Solicitation and Tabulation Procedures, and the Disclosure Statement, Holders of Claims in Class 3(a), Class 3(b) and Class 4 and Holders of Interests in Class 5 were eligible to vote on the Plan. Holders of Claims in Class 1 and Class 2 are deemed to accept the Plan and, therefore, were not entitled to vote to accept or reject the Plan. Holders of Claims or Interests in Class 6 and Class 7 are deemed to reject the Plan and, therefore, were not entitled to vote to accept or reject the Plan. The Debtor did not solicit votes from Holders of Claims or Interests in Class 8, which consist of Intercompany Claims and Intercompany Interests. Such Claims or Interests are deemed to either accept or reject the Plan.

17. As evidenced by the Voting Certifications, Holders of Claims in Classes 3(a) and 3(b) and Holders of Interests in Class 5 voted to accept the Plan (collectively, the “Impaired Accepting Classes”). Holders of Claims in Class 4 voted to reject the Plan (together with Holders of Claims or Interests in Class 6 and Class 7, the “Impaired Rejecting Classes”).

18. Based on the foregoing, and as evidenced by the Voting Certifications, at least one Impaired Class of Claims has voted to accept the Plan (excluding the acceptance by any insiders of the Debtor) in accordance with the requirements of sections 1124 and 1126 of the Bankruptcy Code.

K.	Plan Modifications

19. Subsequent to the commencement of solicitation of votes to accept or reject the Plan, the Debtor made certain modifications to the Plan reflecting necessary clarifying updates, including incorporating the terms of a settlement reached with the Ad Hoc Cross-Holder Group, as described in the Notice of Agreed Plan Modifications [D.I. 1178]. All modifications to the Plan since the entry of the Solicitation Procedures Order are consistent with all of the provisions of the Bankruptcy Code, including sections 1122, 1123, 1125, and 1127 of the Bankruptcy Code. None of the aforementioned modifications adversely affects the treatment of any Holder of a Claim or Interest under the Plan. Accordingly, pursuant to section 1127(a) of the Bankruptcy Code, none of the modifications require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code.

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Notice regarding the substance of any modifications to the Plan, together with the filing with the Court of the Plan as modified, and the disclosure of the Plan modifications on the record at or prior to the Confirmation Hearing constitute due and sufficient notice of any and all such modifications. Further, in accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims and Interests who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are deemed to have accepted the Plan as modified by the Plan modifications. No Holder of a Claim or Interest shall be permitted to change its vote as a consequence of the Plan modifications unless otherwise agreed to by the Holder of the Claim or Interest and the Debtor and such change is approved by the Court in accordance with Bankruptcy Rule 3018(a). The modifications to the Plan are hereby approved, pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. The Plan as modified shall constitute the Plan submitted for Confirmation.

L.	Plan Supplement

20. On July 1, 2024, the Debtor filed the Plan Supplement with this Court. The documents contained in the Plan Supplement are integral to, part of and incorporated by reference into the Plan. The Plan Supplement (including as subsequently modified, supplemented, or otherwise amended pursuant to a filing with the Court) complies with the terms of the Plan, and the filing and notice of all documents contained in the Plan Supplement constitute good and proper notice in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and the Solicitation Procedures Order, and no other or further notice is or shall be required. Pursuant to the Plan, the Debtor may file additional documents as amendments to the Plan Supplement on or prior to the Effective Date in a manner consistent with and contemplated by the Plan or this Confirmation Order. The transmittal and notice of the Plan Supplement (and all documents identified therein) were appropriate and satisfactory based upon the circumstances of this Chapter 11 Case and were conducted in good faith. No other or further notice with respect to the Plan Supplement (and all documents identified therein) is necessary or shall be required.

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M.	Bankruptcy Rule 3016

21. The Plan is dated and identifies the entity submitting it, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement with the Clerk of this Court satisfied Bankruptcy Rule 3016(b).

N.	Burden of Proof

22. The Debtor, as proponent of the Plan, has met its burden of proving that the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code are satisfied. Each witness who testified or submitted a declaration on behalf of the Debtor or any other party that was accepted into evidence, in support of the Plan and Confirmation, in connection with the Confirmation Hearing was credible, reliable, and qualified to testify as to the topics addressed in their testimony.

O.	Compliance with the Requirements of Section 1129 of the Bankruptcy Code

23. The Plan complies with all applicable provisions of section 1129 of the Bankruptcy Code as follows:

i.	Section 1129(a)(1)—Compliance of the Plan with Applicable Provisions of the Bankruptcy Code

24. The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code, including sections 1122 and 1123 thereof.

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a.	Sections 1122 and 1123(a)(1)—Proper Classification

25. The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. Pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code, Article 4 of the Plan provides for the separate classification of Claims and Interests into nine (9) Classes, based on differences in the legal nature or priority of such Claims and Interests (other than Administrative Claims (including Professional Fee Claims), 503(b)(9) Claims or Priority Tax Claims, which are addressed in Article 3 of the Plan and which are not required to be designated as separate Classes of Claims pursuant to section 1123(a)(1) of the Bankruptcy Code). Valid business, factual and legal reasons exist for the separate classification of the various Classes of Claims and Interests created under the Plan, the classifications were not created for any improper purpose, and the creation of such Classes does not unfairly discriminate among Holders of Claims or Interests.

26. The testimony and documents supporting Confirmation of the Plan proffered or adduced by the Debtor at, or prior to, or in declarations filed in connection with, the Confirmation Hearing regarding the Debtor’s classification and treatment of Claims and Interests which has been accepted into evidence in support of Confirmation, (a) is reasonable, persuasive, credible and accurate, (b) utilizes reasonable and appropriate methodologies and assumptions and (c) has not been controverted by other credible evidence.

27. As required by section 1122(a) of the Bankruptcy Code, each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. Accordingly, the requirements of sections 1122, 1122(b) and 1123(a)(1) of the Bankruptcy Code are satisfied.

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b.	Section 1123(a)(2)—Specification of Unimpaired Classes

28. Section 4.2 of the Plan specifies that Claims in Class 1, Class 2 and certain Claims or Interests in Class 8 are Unimpaired under the Plan. Administrative Claims (including Professional Fee Claims), 503(b)(9) Claims and Priority Tax Claims also are Unimpaired under the Plan, although these Claims are not classified under the Plan. Accordingly, the requirements of section 1123(a)(2) of the Bankruptcy Code are satisfied.

c.	Section 1123(a)(3)—Specification of Treatment of Impaired Classes

29. Section 4.2 of the Plan specifies that Claims and Interests, as applicable, in Class 3(a), Class 3(b), Class 4, Class 5, Class 6, Class 7 and certain Claims or Interests in Class 8 are Impaired under the Plan and the treatment for each such Impaired Class. Accordingly, the requirements of section 1123(a)(3) of the Bankruptcy Code are satisfied.

d.	Section 1123(a)(4)—No Discrimination

30. Pursuant to section 1123(a)(4) of the Bankruptcy Code, Article 4 of the Plan uniformly provides for the same treatment of each Claim or Interest, as the case may be, in a particular Class, unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment with respect to such Claim or Interest. Accordingly, the requirements of section 1123(a)(4) of the Bankruptcy Code are satisfied.

e.	Section 1123(a)(5)—Adequate Means for Plan Implementation

31. Pursuant to section 1123(a)(5) of the Bankruptcy Code, Article 5 and various other provisions of the Plan, along with various agreements set forth in the Plan Supplement, provide adequate and proper means for the Plan’s implementation. Accordingly, the requirements of section 1123(a)(5) of the Bankruptcy Code are satisfied.

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f.	Section 1123(a)(6)—Voting Power of Equity Securities

32. To the extent required under section 1123(a)(6) of the Bankruptcy Code, the NewCo certificate of incorporation will prohibit the issuance of non-voting equity securities and provides, as to the classes of securities possessing voting power, an appropriate distribution of such power among such classes. Accordingly, the requirements of section 1123(a)(6) of the Bankruptcy Code are satisfied.

g.	Section 1123(a)(7)—Directors and Officers

33. The Plan Supplement properly and adequately discloses the manner of selection of any officer or director of NewCo, or, to the extent not yet disclosed, will be determined in accordance with section 8.1 of the Plan and the NewCo Organizational Documents. Additionally, Section 5.4 of the Plan and the Plan Supplement each provide for the appointment of a Liquidating Trust Board, a Liquidating Trust manager and any officers of the Liquidating Trust in each case pursuant to the Liquidating Trust Agreement. Pursuant to the terms of the Liquidating Trust Agreement, the Liquidating Trust will be empowered to, to the extent such powers, duties, and authorities do not affect the status of the Liquidating Trust as a liquidating trust for United States federal income tax purposes, among other things, (i) hold, manage, convert to Cash, and distribute the Liquidating Trust Assets to holders of Liquidating Trust Interests, including (x) prosecuting post-Effective Date claims and resolving the Retained Causes of Action belonging to the Liquidating Trust and (y) reducing, from time to time, the amount of Liquidating Trust Assets held in the Disputed Claims Reserves and returning such amounts to the Liquidating Trust, (ii) sell, transfer, lease, encumber, or otherwise dispose of the Liquidating Trust Assets, (iii) investigate, prosecute, settle and/or abandon rights, causes of action, or litigation of the Liquidating Trust, including Avoidance Actions, (iv) disburse funds in the Professional Fee Reserve, the Liquidating Trust Disputed Claims Reserve, and the

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Liquidating Trust Disputed GUC Cash-Out Claims Reserve in accordance with the Liquidating Trust Agreement, which shall be consistent with the Plan, (v) distribute Liquidating Trust Interests from the Liquidating Trust Disputed Interests Reserve in accordance with the Liquidating Trust Agreement, which shall be consistent with the Plan, (vi) distribute NewCo Common Stock from the NewCo Disputed Claims Reserve in accordance with the Shared Services Agreement and the Liquidating Trust Agreement, as applicable, which shall be consistent with the Plan, (vii) file all Tax Returns and tax and regulatory forms, returns, reports, and other documents required with respect to the Liquidating Trust and any Disputed Claims Reserve, (viii) object to Claims, and manage, control, prosecute, and/or settle on behalf of the Liquidating Trust, objections to Claims on account of which the Distribution Agents will be responsible (if Allowed) for making distributions under the Plan, (ix) take all actions necessary or appropriate and create any document necessary or appropriate to implement the Plan, (x) act as a signatory to the Debtor for all purposes, including those associated with the novation of contracts or other obligations arising out of the sales of the Debtor’s assets, and (xi) take all necessary actions and file all appropriate motions to obtain an order closing the Chapter 11 Case. The foregoing is consistent with the interests of the beneficiaries of the Liquidating Trust and public policy. Accordingly, the requirements of section 1123(a)(7) of the Bankruptcy Code are satisfied.

h.	Section 1123(b)—Discretionary Contents of the Plan

34. The Plan contains various provisions that may be construed as discretionary and are not required for Confirmation under the Bankruptcy Code. As set forth below, such discretionary provisions comply with section 1123(b) of the Bankruptcy Code and are not inconsistent with the applicable provisions of the Bankruptcy Code. Thus, section 1123(b) of the Bankruptcy Code is satisfied.

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i.	Section 1123(b)(1)-(2)—Claims and Executory Contracts

35. Pursuant to sections 1123(b)(1) and 1123(b)(2) of the Bankruptcy Code, Article 4 of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests. Article 9 of the Plan provides for the rejection of all Executory Contracts and Unexpired Leases of the Debtor, other than (a) Executory Contracts or Unexpired Leases that, as of the Effective Date, are the subject of a pending motion to assume, motion to assume and assign, or for which a notice of assumption has been filed pursuant to the assumption and assignment procedures approved by the Court, (b) Executory Contracts or Unexpired Leases listed in the Schedule of Assumed Executory Contracts and Unexpired Leases or, (c) Executory Contracts or Unexpired Leases that have been previously assumed, assumed and assigned or rejected by the Debtor, (d) Executory Contracts related to investment securities held by the Debtor, including the Debtor’s direct investment and warrant portfolios and its synthetic equity instrument in Leerink Partners LLC or (e) any Insurance Policy that is an Executory Contract, including, for the avoidance of doubt, the Insurance Policies listed in the Schedule of Assumed Executory Contracts and Unexpired Leases.

j.	Section 1123(b)(3)—Settlement, Releases, Exculpation, Injunction and Preservation of Causes of Action and Defenses

36. Compromise and Settlement. The Plan settles issues in this Chapter 11 Case pursuant to Bankruptcy Rule 9019 and section 363 of the Bankruptcy Code. These settlements are in consideration for the Distributions and other benefits provided under the Plan and any other compromise and settlement provisions of the Plan. The Plan itself constitutes a compromise of all Claims, Interests and Causes of Action and Defenses relating to the contractual, legal and subordination rights that any Holder may have with respect to any Allowed Claim or Allowed Interest or any Distribution to be made on account of such Allowed Claim or Allowed Interest. The compromises and settlements embodied in the Plan are in the best interests of the Debtor, its Estate and all Holders, are fair, equitable and reasonable and fall above the lowest point in the range of reasonableness.

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37. Section 3.6 of the Plan incorporates a settlement with the Ad Hoc Cross- Holder Group pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019. Approval of such compromise and settlement under Bankruptcy Rule 9019 is fair, equitable, reasonable, in the best interests of the Debtor and its Estate and falls above the lowest point in the range of reasonableness.

38. Releases by the Debtor. The releases and discharges by the Debtor described in Section 12.7 of the Plan (the “Debtor Release”) pursuant to section 1123(b)(3)(A) of the Bankruptcy Code represent a valid exercise of the Debtor’s business judgment.

39. Voluntary Release by Holders of Claims and Interests. The voluntary release by certain Holders of Claims and Interests described in Section 12.9 of the Plan (the “Voluntary Release by Holders of Claims and Interests”) is appropriate because it was voluntary. The Voluntary Release by Holders of Claims and Interests is provided only by (i) the Debtor, (ii) NewCo (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor), (iii) the Liquidating Trust (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor), (iv) the UCC and its members, (v) the Ad Hoc Noteholder Group, (vi) the Consenting Noteholders, (vii) the Ad Hoc Cross-Holder Group, (viii) the Indenture Trustees, (ix) all holders of Claims or Interests who affirmatively opt in to the releases provided by the Plan by checking the box on the applicable Ballot or Third-Party Release Election Form indicating that they opt in to grant the releases provided in the Plan to the Released Parties and (x) each Related Party of each Person or Entity in clauses (i) through (ix) for which such Person or Entity is legally entitled to bind.

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40. The Voluntary Release by Holders of Claims and Interests is sufficiently voluntary and can be considered to be (a) given in exchange for the good, valuable and significant consideration provided by the Released Parties; (b) a good faith settlement and compromise of the claims released by Holders of Claims and Interests electing to provide such release; (c) in the best interests of the Debtor and all Holders; (d) fair, equitable and reasonable; (e) given and made after notice and opportunity for hearing; (f) given at arm’s-length and in good faith; (g) appropriately narrow in scope; and (h) a bar to any Releasing Party asserting any and all claims, obligations, rights, suits, damages, Causes of Action and Defenses, remedies and liabilities whatsoever, released by the Voluntary Release by Holders of Claims and Interests against any of the Released Parties to the fullest extent permitted by applicable law and is hereby approved.

41. Exculpation. The exculpation provisions set forth in Section 12.8 of the Plan are essential to the Plan. The record in this Chapter 11 Case fully supports the exculpation, and the exculpation provisions set forth in Section 12.8 of the Plan are appropriately tailored to protect the Exculpated Parties from inappropriate litigation related to acts or omissions up to and including the Effective Date and are hereby approved. The exculpation provisions in the Plan (including the definition of “Exculpated Parties”) are the result of a settlement among the parties in this Chapter 11 Case and may not be used as precedent in future cases.

42. Injunction. The injunction provisions set forth in Section 12.10 of the Plan are essential to the Plan and are (a) necessary to preserve and enforce the Debtor Release, the Voluntary Release by Holders of Claims and Interests and the exculpation provisions set forth in Section 12.8 of the Plan, (b) fair and reasonable and (c) narrowly tailored to achieve their purpose.

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43. Each of the Debtor Release, the Voluntary Release by Holders of Claims and Interests, the exculpation provisions and the injunction provisions are: (a) within the jurisdiction of this Court; (b) an essential means of implementing the Plan; (c) an integral and non-severable element of the settlements and transactions incorporated into the Plan; (d) in the best interests of the Debtor, its Estate and all stakeholders in this Chapter 11 Case; and (e) narrowly tailored and consistent with sections 105, 1123 and 1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code and other applicable law. The record of the Confirmation Hearing and this Chapter 11 Case is sufficient to support the Debtor Release, the Voluntary Release by Holders of Claims and Interests, the exculpation provisions and the injunction provisions contained in Article 12 of the Plan, and failure to give effect to the foregoing would impair the Debtor’s ability to confirm and implement the Plan.

44. Preservation of Causes of Action and Defenses. Unless any Causes of Action and Defenses against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan, including pursuant to Article 12 of the Plan or a Final Order, the Debtor, NewCo (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor) and the Liquidating Trust (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor), as applicable, expressly reserve and may enforce all rights to commence and pursue, as appropriate, all Retained Causes of Action, and no preclusion doctrine, including the doctrines of res judicata (or claim preclusion), collateral estoppel (or issue preclusion), estoppel (judicial, equitable or otherwise), or laches shall apply to such Retained Causes of Action upon, after, or as a consequence of the Confirmation or occurrence of the Effective Date. The provisions regarding the Retained Causes of Action in the Plan are appropriate, fair, equitable and reasonable and are in the best interests of the Debtor, its Estate and all Holders.

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45. Section 1123(d)—Cure of Defaults. The Plan satisfies section 1123(d) of the Bankruptcy Code. Section 9.2 of the Plan provides for the satisfaction of any monetary defaults (if any) under each Executory Contract and Unexpired Lease assumed or assumed and assigned pursuant to the Plan in accordance with section 365 of the Bankruptcy Code. The Debtor will serve Cure Notices (as defined in the Solicitation Procedures Order) to all applicable counterparties, which notices shall include procedures for objecting to, and resolving, proposed assumptions of Executory Contracts and Unexpired Leases and the Cure Costs, if any, to be paid in connection therewith.

ii.	Section 1129(a)(2)—Compliance of the Debtor with the Applicable Provisions of the Bankruptcy Code

46. The Debtor, as proponent of the Plan, has complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, 1126 and 1128 of the Bankruptcy Code and Bankruptcy Rules 3017, 3018 and 3019.

47. Votes to accept or reject the Plan were solicited by the Debtor in accordance with the Solicitation Procedures Order after this Court approved the adequacy of the Disclosure Statement.

48. The Debtor and the Solicitation Agent (including each of its respective directors, officers, employees, members, partners, agents or representatives (including attorneys, accountants, financial advisors and investment bankers), each solely in their capacity as such and solely to the extent such persons or entities solicit votes on the Plan) have solicited and tabulated

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votes on the Plan and have participated in the activities described in section 1125 of the Bankruptcy Code in good faith within the meaning of section 1125(e) of the Bankruptcy Code and in a manner consistent with the applicable provisions of the Disclosure Statement, the Solicitation Procedures Order, the Bankruptcy Code, the Bankruptcy Rules and all other applicable rules, laws and regulations, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

49. The Debtor and other Exculpated Parties have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the Distributions under the Plan and, therefore, are not, and will not be, liable at any time for the violation of any applicable law, rule or regulation governing (a) the solicitation of acceptances or rejections of the Plan and (b) Distributions made pursuant to the Plan so long as such Distributions are made consistent with and pursuant to the Plan. Accordingly, the requirements of section 1129(a)(2) of the Bankruptcy Code are satisfied.

iii.	Section 1129(a)(3)—Proposal of Plan in Good Faith

50. The Debtor has proposed the Plan in good faith and not by any means forbidden by law. This Court has examined the totality of the circumstances surrounding the filing of this Chapter 11 Case, the Plan itself and the process leading to its formulation. The Debtor’s good faith is evident from the record of this Chapter 11 Case, the Disclosure Statement and the hearing thereon, the record of the Confirmation Hearing and other proceedings held in this Chapter 11 Case.

51. The Plan is the product of extensive, good faith, arm’s-length negotiations among the Debtor and certain of its principal constituencies. The Plan itself and the process leading to its formulation provide independent evidence of the Debtor’s good faith, serve the public interest and assure fair treatment of Holders. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.

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iv.	Section 1129(a)(4)—Court Approval of Certain Payments as Reasonable

52. The procedures set forth in the Plan for payment of, and/or this Court’s review and ultimate determination of, the fees and expenses to be paid by the Debtor in connection with this Chapter 11 Case, or in connection with the Plan and incidental to this Chapter 11 Case, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code. Accordingly, the requirements of section 1129(a)(4) of the Bankruptcy Code are satisfied.

v.	Section 1129(a)(5)—Disclosure of Identity of Proposed Management, Compensation of Insiders and Consistency of Management Proposals with the Interests of Creditors and Public Policy

53. The identity of, and the terms of the proposed compensation to be paid to, the directors or officers of NewCo is consistent with the interests of Holders of Claims and Interests and with public policy. Moreover, the identity of the NewCo Board is consistent with the interests of Holders of Claims and Interests and with public policy. Accordingly, the requirements of section 1129(a)(5) of the Bankruptcy Code are satisfied.

vi.	Section 1129(a)(6)—Approval of Rate Changes

54. The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission. Therefore, section 1129(a)(6) of the Bankruptcy Code is inapplicable to this Chapter 11 Case.

vii.	Section 1129(a)(7)—Best Interests of Holders of Claims and Interests

55. Each Holder of an Impaired Claim or Impaired Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtor was liquidated under chapter 7 of the Bankruptcy Code on such date.

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56. The liquidation analysis attached as Appendix B to the Disclosure Statement and the other evidence related thereto in support of the Plan that was proffered or adduced at or prior to, or in declarations in connection with, the Confirmation Hearing, which has been accepted into evidence in support of Confirmation: (a) are reasonable, persuasive, credible and accurate as of the dates such analysis or evidence was prepared, presented or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that recoveries for Holders of Allowed Claims and Allowed Interests in every Class under the Plan on account of such Claim or Interest, as of the Effective Date, will have a value equal to or greater than the amount such Holder would receive if the Debtor was liquidated on the Effective Date under chapter 7 of the Bankruptcy Code. Accordingly, the requirements of section 1129(a)(7) of the Bankruptcy Code are satisfied.

viii.	Section 1129(a)(8)—Conclusive Presumption of Acceptance by Unimpaired Classes; Acceptance of the Plan by Certain Impaired Classes

57. Class 1 and Class 2 are Unimpaired Classes of Claims and are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Classes 3 through 7 are Impaired by the Plan. As set forth in the Voting Certifications, Class 3(a), Class 3(b), and Class 5 have voted to accept the Plan. As set forth below, pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan may be confirmed notwithstanding that the Impaired Rejecting Classes, and potentially Holders of Claims or Interests in Class 8, are either deemed to reject, or voted not to accept, the Plan.

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58. Because the Plan has not been accepted by the Rejecting Impaired Classes and potentially Holders of Claims or Interests in Class 8, the Debtor seeks Confirmation under section 1129(b), rather than section 1129(a)(8), of the Bankruptcy Code. Thus, although section 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to the rejecting Classes, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to the rejecting Classes and thus satisfies the requirements of section 1129(b) of the Bankruptcy Code with respect to the Rejecting Impaired Classes as described further below.

ix.	Section 1129(a)(9)—Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code

59. The treatment of Administrative Claims (including Professional Fee Claims), 503(b)(9) Claims and Priority Tax Claims under Article 3 of the Plan satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

x.	Section 1129(a)(10)—Acceptance by At Least One Impaired Class

60. As set forth in the Voting Certifications, the Impaired Accepting Classes have voted to accept the Plan. Specifically, Holders of Claims in Class 3(a) and Class 3(b) have voted to accept the Plan. As such, there is at least one Class of Claims that is Impaired under the Plan and has accepted the Plan, determined without including any acceptance of the Plan by any insider (as defined by the Bankruptcy Code). Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied.

xi.	Section 1129(a)(11)—Feasibility of the Plan

61. The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The evidence supporting the Plan proffered or adduced by the Debtor at, or prior to, or in declarations filed in connection with, the Confirmation Hearing, which has been accepted into evidence in support of Confirmation: (a) is reasonable, persuasive, credible and accurate as of the dates such analysis or evidence was prepared, presented or proffered; (b) utilizes reasonable and appropriate methodologies and assumptions; (c) has not been controverted by other evidence; and

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(d) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the need for further liquidation or financial reorganization of the Debtor or any successor to the Debtor under the Plan except as provided in the Plan. Accordingly, the requirements of section 1129(a)(11) of the Bankruptcy Code have been satisfied.

xii.	Section 1129(a)(12)—Payment of Fees

62. Section 3.5 of the Plan provides that all fees payable pursuant to 28 U.S.C. § 1930, including interest, if any, pursuant to 31 U.S.C. § 3717, shall be paid when due and payable (including any fraction thereof) until this Chapter 11 Case is converted, dismissed, or closed, whichever occurs first. Accordingly, the Debtor has satisfied the requirements of section 1129(a)(12) of the Bankruptcy Code.

xiii.	Section 1129(a)(13), (14), (15) and (16)—Non-Applicability of Certain Sections

63. The Debtor does not owe any “retiree benefits” (as defined in section 1114 of the Bankruptcy Code) or domestic support obligations and is not a non-profit entity. Therefore, sections 1129(a)(13), 1129(a)(14), 1129(a)(15) and 1129(a)(16) of the Bankruptcy Code do not apply to this Chapter 11 Case.

xiv.	Section 1129(b)—Confirmation of Plan Over Non-Acceptance of Impaired Class

64. The Plan may be confirmed pursuant to section 1129(b) of the Bankruptcy Code notwithstanding that the requirements of section 1129(a)(8) have not been met because the Debtor has demonstrated by a preponderance of the evidence that the Plan (a) satisfies all of the other requirements of section 1129(a) of the Bankruptcy Code, (b) no Holder of a Claim or Interest in a Class senior to each such Class is receiving more than payment in full on account of its Claim or Interest; and (c) does not “discriminate unfairly” and is “fair and equitable” with respect to the Impaired Rejecting Classes and Holders of Claims or Interests in Class 8, as applicable.

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65. The Plan does not “discriminate unfairly” with respect to the Impaired Rejecting Classes and Holders of Claims or Interests in Class 8, as applicable, because there is no discrimination in treatment between Holders in such Classes and there are no other Classes comprised of Holders with similar or comparable legal rights. Hildene Collateral Management Company, LLC (“Hildene” and its objection, the “Hildene Objection,” ECF Doc. # 1269)— collateral manager to certain Holders of Claims in Class 44—objected to confirmation on grounds that the Plan unfairly discriminates against Holders of Claims in Class 4 as the Plan precludes such Holders from receiving any shares in NewCo that Holders of Claims in Class 3(a) and Class 3(b) are receiving. (Hildene Objection ¶ 14.)

66. However, the Plan does not unfairly discriminate against Holders of Claims in Class 4. First, Hildene acknowledges that Claims in Class 4, comprised of Subordinated Note Claims, are contractually subordinated to Claims in Class 3(a), which is comprised of Senior Note Claims. (Hildene Objection ¶ 3 (“The Trust Preferred Securities are subordinated to the Senior Notes pursuant to the BP Trust II Indenture.”); see also July 24, 2024 Hr’g Tr. at 42:22–25 (conceding that Class 3(a) relates to different securities than Class 4).) Therefore, Class 3(a) and Class 4 are legally distinct such that their disparate treatment under the Plan is justified.

[4]	These holders are comprised of Alesco Preferred Funding X, Ltd., Alesco Preferred Funding XI, Ltd., Trapeza CDO IX, Ltd., Trapeza CDO X, Ltd., and Trapeza CDO XI, Ltd.

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67. Second, the differing treatment between Claims in Class 3(b), comprised of Other General Unsecured Claims, and Claims in Class 4 is also justified notwithstanding their similar unsecured status. The Subordinated Note Indentures contain provisions that expressly provide that Holders of Subordinated Note Claims cannot receive any recovery until Holders of Senior Note Claims have been satisfied in full. (See, e.g., Kosturos Declaration, Ex. B § 15.01 (“The payment by the Company of the payments due on all Debt Securities issued hereunder and under any Additional Provisions shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company . . . .”).) It is this subordination that provides a reasonable basis for their differing treatment and also renders Claims in Class 3(b) sufficiently dissimilar from Claims in Class 4. See, e.g., Matter of Johns-Manville Corp., 68 B.R. 618, 636 (Bankr. S.D.N.Y. 1986) (finding no unfair discrimination where the interests of common shareholders “are not similar or comparable to those of any other class”). Compare with In re Breitburn Energy Partners LP, 582 B.R. 321 (Bankr. S.D.N.Y. 2018) (concluding that there was unfair discrimination since the debtors failed to demonstrate why the proposed disparate treatment was reasonable or necessary).

68. Hildene’s reliance on section 15.03 of the BP Trust II Indenture to support its position is also misplaced. While section 15.03 includes a carve-out for equity securities issued by the reorganized Debtor, it is nonetheless subject to a proviso that that renders it applicable only when the Senior Notes are being assumed by the Debtor with all rights unimpaired. (See Kosturos Declaration, Ex. B § 15.03 (“[P]rovided, that (a) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (b) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.”).) Here, Class 3(a) is an Impaired Class, and the Senior Notes are being cancelled on the Effective Date and not reinstated. Indeed, Hildene acknowledges that the Plan “does not provide for a reinstatement of debt, nor does Article XV require one.”

(Hildene Objection at 10 n.10.) Thus, section 15.03, by its own plain language, does not apply.5 Accordingly, the Plan does not unfairly discriminate against Holders of Claims in Class 4 and the Hildene Objection is OVERRULED.

[5]

At the Confirmation Hearing, counsel to Hildene cited to In re PWS Holding Corp., 228 F.3d 224 (3d Cir. 2000), Matter of Envirodyne Indus., Inc., 29 F.3d 301 (7th Cir. 1994), and Deutsche Bank AG v. Metromedia Fiber Network, Inc. (In re Metromedia Fiber Network, Inc.), 416 F.3d 136 (2d Cir. 2005) in support of the proposition that provisions similar to section 15.03 (commonly referred to as “X Clauses”) are intended to avoid the unnecessary turnover of equity by junior creditors to senior creditors only to receive it back once senior creditors are paid in full. (See July 24, 2024 Hr’g Tr. at 46:17–47:19, 48:5–49:1.) However, while that may very well also be the case here, the plain language of the proviso in section 15.03 nonetheless renders it inapplicable.

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69. The Plan is “fair and equitable” with respect to Holders of Claims in Class 6 and Class 7, and Holders of Claims or Interests in Class 8, as applicable, because no junior Class of Claims or Interests will receive or retain any property under the Plan on account of such Claims or Interests. The Plan is also “fair and equitable” with respect to Holders of Claims in Class 4, because no Class 5 Interest will receive a distribution on account of its Class C Liquidating Trust Units until the Claims in Class 4 have been satisfied in full, plus an 11% accrued interest on the Class 4 Liquidating Trust Units. There is no unfair discrimination with respect to the Impaired Rejecting Classes and Holders of Claims or Interests in Class 8, as applicable, as there are no other similarly situated Classes that are receiving disparate treatment and Claims in Class 4 are not similar or comparable to those of any other Class. Additionally, to the extent Claims or Interests in Class 8 are reinstated or converted to equity, such treatment is provided for administrative convenience and efficiency, and not on account of such Claims or Interests, and will not alter the treatment provided for any other Holder of any Claim or Interest.

70. The Plan therefore satisfies the requirements of section 1129(b) of the Bankruptcy Code and may be confirmed, notwithstanding the Impaired Rejecting Classes.

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xv.	Section 1129(c)—Only One Plan

71. Other than the Plan, no other plan has been filed in this Chapter 11 Case. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.

xvi.	Section 1129(d)—Principal Purpose of the Plan Is Not Avoidance of Taxes or Application of Securities Laws

72. No party (including any governmental unit) has requested that this Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933 (as amended, the “Securities Act”), and the principal purpose of the Plan is not such avoidance. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code are satisfied.

P.	Section 1129(e)—Small Business Case

73. This Chapter 11 Case is not a “small business case,” as that term is defined in the Bankruptcy Code, and, accordingly, section 1129(e) of the Bankruptcy Code is inapplicable.

Q.	Satisfaction of Confirmation Requirements

74. Based upon the foregoing, all other pleadings, documents, exhibits, statements, declarations, certificates and affidavits filed in connection with Confirmation of the Plan and all evidence and arguments made, proffered or adduced at the Confirmation Hearing which has been accepted into evidence in support of Confirmation, the Plan satisfies all requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

R.	Likelihood of Satisfaction of Conditions Precedent to the Effective Date

75. Each of the conditions precedent to the Effective Date, as set forth in Section 13.1 of the Plan, and without affecting the rights of any party to enforce such condition, has been satisfied in accordance with the provisions of the Plan, or is reasonably likely to be satisfied or waived in accordance with Section 13.1 on or prior to the Effective Date.

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S.	Implementation

76. All documents and agreements necessary or appropriate to implement the Plan, including those contained in the Plan Supplement, and all other relevant and necessary documents, instruments and certificates (collectively, and as each may be amended, supplemented, or modified on or before the date of this Confirmation Order, the “Plan Documents”) are essential elements of the Plan and entry into and consummation of the transactions contemplated by each Plan Document is in the best interests of the Debtor, its Estate and Holders of Claims and Interests. The Debtor has exercised reasonable business judgment in determining to enter into the Plan Documents and has provided sufficient and adequate notice of the Plan Documents (if notice was required). The terms and conditions of the Plan Documents are fair and reasonable and were negotiated in good faith and at arm’s-length. The Debtor and, after the Effective Date, the Liquidating Trust and NewCo are authorized, without further approval of this Court, to execute and deliver all documents and agreements, including those contained in the Plan Supplement, and all other relevant and necessary documents, agreements, instruments and certificates relating to the transactions contemplated by the Plan and necessary or appropriate to implement the Plan, and perform their obligations thereunder.

77. On the Effective Date, the Liquidating Trust Agreement, any other organizational document of the Liquidating Trust and the NewCo Organizational Documents shall become effective and deemed binding without further action from any Person or Entity (other than the relevant consents required by under the Restructuring Support Agreement) and shall be binding and enforceable upon each of the parties thereto.

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T.	Valuation

78. The valuation analysis attached as Appendix F of the Disclosure Statement (the “Valuation Analysis”) and the evidence adduced and admitted at the Confirmation Hearing, including in the Kosturos Declaration, are reasonable and credible. All parties in interest have been given a fair and reasonable opportunity to challenge the Valuation Analysis. The Valuation Analysis (a) is reasonable, persuasive, and credible as of the date such analysis was prepared, presented, or proffered and (b) uses reasonable and appropriate methodologies and assumptions.

U.	Good Faith

79. Based on the record in this Chapter 11 Case, the Exculpated Parties have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all their respective activities relating to the Plan, including any action or inaction in connection with their participation in the activities described in section 1125 of the Bankruptcy Code. Accordingly, the Exculpated Parties are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Section 10.9 of the Plan. The Exculpated Parties, up to and including the Effective Date, will continue to act in good faith, if they proceed to (a) consummate the Plan and the agreements, settlements, transactions and transfers contemplated thereby regardless of whether such agreements, settlements, transactions, transfers, and other actions are expressly authorized by this Confirmation Order and (b) take the actions authorized and directed or contemplated by this Confirmation Order.

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V.	Corporate Action

80. Upon the Effective Date, all actions contemplated by and set forth in the Plan shall be deemed authorized and approved. All matters provided for in the Plan involving the corporate structure of the Debtor, NewCo or the Liquidating Trust and any corporate action required by the Debtor, NewCo or the Liquidating Trust in connection with implementation of the Plan shall be deemed to have occurred and shall be in effect upon the Effective Date, without any requirement of further action by the directors or officers of the Debtor.

W.	Executory Contracts and Unexpired Leases

81. The Debtor has exercised reasonable business judgment in determining to reject by the Plan all Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123 of the Bankruptcy other than (a) Executory Contracts or Unexpired Leases that, as of the Effective Date, are the subject of a pending motion to assume or motion to assume and assign, or for which a notice of assumption has been filed pursuant to the assumption and assignment procedures approved by the Court, (b) Executory Contracts or Unexpired Leases listed in the Schedule of Assumed Executory Contracts and Unexpired Leases or (c) Executory Contracts or Unexpired Leases that have been previously assumed, assumed and assigned or rejected. Each rejection of an Executory Contract or Unexpired Lease in accordance with the Plan, this Confirmation Order, other orders of this Court or otherwise shall be legal, valid and binding upon all non-debtor parties to such Executory Contract or Unexpired Lease, all to the same extent as if such rejection had been authorized and effectuated pursuant to a separate order of this Court that was entered pursuant to section 365 of the Bankruptcy Code before Confirmation. The Debtor has provided sufficient and adequate notice to any Entity whose Executory Contract or Unexpired Lease is rejected solely by virtue of the fact that the Plan rejects all such contracts.

X.	Retention of Jurisdiction

82. Except as otherwise provided in the Plan, this Confirmation Order or the Plan Documents, this Court shall retain jurisdiction over the matters set forth in Section 15 of the Plan and other applicable provisions of the Plan.

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II. ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND

CONCLUSIONS OF LAW, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

A.	Order

83. The Plan and all of its provisions are confirmed. A copy of the Plan is attached hereto as Exhibit A.

B.	Objections

84. To the extent that any objections, reservations of rights, statements, or joinders to Confirmation have not been withdrawn, waived, resolved or settled before entry of this Confirmation Order, overruled or resolved by the relief granted or as set forth herein, or otherwise resolved as stated on the record of the Confirmation Hearing, such objections, reservations of rights, statements and joinders are hereby overruled on the merits.

C.	Confirmation of the Plan

85. The Plan and the Plan Documents shall be, and hereby are, confirmed under section 1129 of the Bankruptcy Code. The documents contained in the Plan Documents and all documents and agreements related thereto in existence as of the date of this Confirmation Order, and the execution, delivery and performance thereof by the Debtor, NewCo or the Liquidating Trust are authorized and approved as executed and delivered. The Debtor, the Liquidating Trust and NewCo, as applicable, are authorized to amend, modify and/or supplement the Plan Documents after the date of this Confirmation Order without further approval of the Court to the extent necessary or appropriate to implement the Plan; provided that the Debtor, the Liquidating Trust or NewCo, as applicable, shall not be authorized to amend, modify and/or supplement Exhibit A to the Plan after the date of this Confirmation Order without a further

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order of the Court. The Debtor and, after the Effective Date, the Liquidating Trust and NewCo are authorized, without further approval of this Court, to execute and deliver all documents and agreements, including those contained in the Plan Supplement, and all other relevant and necessary documents, agreements, instruments and certificates relating to the transactions contemplated by the Plan and necessary or appropriate to implement the Plan, and perform their obligations thereunder. As set forth in the Plan, once finalized and executed, upon the occurrence of the Effective Date, the documents comprising the Plan Documents shall constitute legal, valid, binding and authorized obligations of the respective parties thereto, enforceable in accordance with their terms.

D.	Findings of Fact and Conclusions of Law

86. The findings of fact and the conclusions of law set forth herein shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to the proceeding by Bankruptcy Rule 9014. To the extent any of the following articles, sections or provisions constitute findings of fact or conclusions of law, they are adopted as such.

E.	General Settlement of Claims and Interests

87. Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the Distributions, releases and other benefits provided pursuant to the Plan, the Plan constitutes a good faith compromise of all Claims, Interests and controversies relating to the contractual, legal, and subordination rights that a Holder of an Allowed Claim or Interest may have against the Debtor, or any Distribution to be made on account of such Allowed Claim or Interest. Approval of such compromise or settlement of all such Claims, Interests or controversies, as well as such compromise or settlement, is in the best interests of the Debtor and its Estate, is fair, equitable and reasonable and falls above the lowest point in the range of reasonableness. Subject to Article 7 of the Plan, all Distributions made to Holders of Allowed Claims or Interests in any Class are intended to be and shall be final.

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F.	Implementation of the Liquidating Trust

88. (A) The creation and implementation of the Liquidating Trust in accordance with the terms of this Confirmation Order, the Plan and the Liquidating Trust Agreement, and (B) the appointment of the Liquidating Trust Board and Liquidating Trust manager to accomplish the purposes of the Liquidating Trust, as set forth in the Liquidating Trust Agreement, are each hereby authorized. Subject to Article 5 of the Plan, the Liquidating Trust shall be established on or prior to the Effective Date. After the Effective Date, the Liquidating Trust, to the extent a successor to the Debtor, and each member of its board and management shall have no liability other than as set forth in the Liquidating Trust Agreement and the Plan, and shall have no other obligations other than to carry out the purpose and obligations of the Liquidating Trust in accordance with the Plan Documents.

89. The Debtor, the Liquidating Trust, and their respective members, directors, officers, representatives and agents are hereby authorized to enter into, execute, deliver, file and/or implement any documents and instruments substantially consistent with or incidental to the Plan, and any amendments, supplements or modifications thereto as may be appropriate, and to take such other steps and perform such other acts as may be necessary, useful or appropriate to implement and effectuate the Plan and all other related instruments and documents and this Confirmation Order, and to satisfy all other conditions precedent to the implementation and effectiveness of the Plan. The Liquidating Trust is hereby authorized to make distributions and other payments in accordance with the Plan and the Liquidating Trust Agreement, regardless of whether any appeal of this Confirmation Order has been filed, except where a stay pending appeal has been granted.

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90. The Liquidating Trust shall be deemed a successor-in-interest of the Debtor to the maximum extent necessary for the Liquidating Trust to execute its purpose, and shall not otherwise be deemed a successor-in-interest to the Debtor for any purpose other than as specifically set forth in the Plan or in the Liquidating Trust Agreement.

91. The Plan Supplement discloses the method of selection for directors of NewCo and the members of the Liquidating Trust Board. The appointment of the Liquidating Trust Board and the directors of NewCo is consistent with the interests of Holders, the Estate and public policy.

92. No Holder of a Claim or Interest or any other party in interest shall have, or otherwise pursue, any Cause of Action and Defense against the Liquidating Trust Board, the Liquidating Trust, or the consultants or professionals thereof (for each of the foregoing, solely in the performance of their duties in connection with making payments and distributions under the Plan) for making payments and distributions in accordance with the Plan and the Liquidating Trust Agreement or for fulfilling any functions incidental to implementing the provisions of the Plan or the Liquidating Trust Agreement, except for any acts or omissions that are the result of fraud, gross negligence or willful misconduct.

G.	Liquidating Trust Assets

93. As provided in the Plan, on the Effective Date, the Liquidating Trust Assets shall be deemed irrevocably transferred to the Liquidating Trust or entities to be formed by the Liquidating Trust, in each case in accordance with the Restructuring Transactions Memorandum and without any further action of NewCo, the Liquidating Trust, the Debtor or its subsidiaries or any of their respective managers, employees, officers, directors, members, partners, shareholders, agents, advisors, or representatives. The Liquidating Trust Assets shall vest in the Liquidating Trust, free and clear of all Liens, Claims, charges, rights, or other

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encumbrances subject to and in accordance with the Plan and the Liquidating Trust Agreement. Subject to the terms of the Plan and the Liquidating Trust Agreement, the Liquidating Trust will hold and administer Liquidating Trust Assets, which include, among other things, (i) all Retained Causes of Action, including the FDIC Claims; (ii) all investment securities, including the Debtor’s direct investment and warrant portfolios and its synthetic equity instrument in Leerink Partners LLC; (iii) 100% of the equity interests of SVB Investments Holdings, Inc.; (iv) 100% of the equity interests of SVB Global Financial, Inc., (v) interests in existing SVB Capital entities entitling the interest holder to receive 46% of payments or other distributions from existing funds’ carried and capital interests (excluding distributions from one SVBFG limited partner interest) and 15.5% of all management fees from existing funds; (vi) the right to receive up to two $5 million payments within ten years based on future fundraising activity of funds that are either successors of the funds subject to the SVB Capital Sale or that use the investment track record of the funds subject to the SVB Capital Sale; (vii) capital interests, carried interests and management fee participation interests in certain existing funds that are not subject to the SVB Capital Sale; (viii) all cash of the Debtor (other than the cash proceeds of any NewCo Transaction which shall be subject to clause (ix) immediately hereafter) in excess of (a) amounts required for distributions to Holders of Allowed Claims pursuant to the Plan, and payment of fees, expenses, and other amounts required to be paid on the Effective Date pursuant to the Plan and (b) the amount required to fund the businesses to be owned by NewCo; (ix) to the extent applicable, proceeds of any NewCo Transaction; provided that, with the consent of the Required Ad Hoc Senior Noteholder Parties and the UCC, all or a portion of the proceeds of any NewCo Transaction may remain at, or be transferred to, NewCo rather than being transferred to the Liquidating Trust; (x) Contingent Tax Receivable; (xi) the Debtor’s rights and entitlements under the Insurance Policies (other than Insurance Policies assumed and/or assigned to NewCo pursuant to Section 9.1 of the Plan in accordance with the terms of Section 9.5 of the Plan) and (xii) 100% of membership interests in SVB Employee Holdco LLC.

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94. All Liquidating Trust Assets shall vest in the Liquidating Trust free and clear of all Liens, Claims, charges, rights, or other encumbrances to the extent permitted by section 1141 of the Bankruptcy Code. For purposes of section 553 of the Bankruptcy Code, the transfer of the Liquidating Trust Assets to the Liquidating Trust shall not affect the mutuality of obligations that otherwise may have existed prior to the effectuation of such transfer. Any transfers of property pursuant to the Plan, including the transfer of Liquidating Trust Assets to the Liquidating Trust, shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar Tax, pursuant to section 1146(a) of the Bankruptcy Code. Upon delivery of the Liquidating Trust Assets to the Liquidating Trust, the Debtor and its predecessors, successors and assigns, and each other Released Parties shall be discharged and released from all liability with respect to the delivery of such distributions. Upon the transfer of the Liquidating Trust Assets and pursuant to the Liquidating Trust Agreement, the Debtor will have no reversionary or further interest in or with respect to the Liquidating Trust Assets.

H.	Restructuring Transactions

95. At any time prior to, on or after the Effective Date, the Debtor and the Liquidating Trust shall, subject to the Debtor’s agreement to give consent rights under the Restructuring Support Agreement, be authorized to enter into any transaction and take any and all actions as may be necessary or appropriate to effectuate, implement, consummate and further evidence the terms and conditions of the Plan, including the Restructuring Transactions, any NewCo Transaction, the steps contemplated by the Restructuring Transactions Memorandum, the NewCo Organizational Documents and the filing of appropriate certificates or articles of incorporation or formation, reincorporation, merger, conversion, dissolution, cancellation or other organizational documents, as applicable, pursuant to applicable state law, without the need for any further notice to or action, order or approval of the Court.

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I.	Abandonment of SVB Stock

96. Unless otherwise agreed in writing by the UCC and the Required Ad Hoc Senior Noteholder Parties, at least one day prior to the Effective Date, the Debtor shall abandon all of its equity interests in, including all of the common stock of, Silicon Valley Bank (and all entities and arrangements that are treated as a single entity with successor(s) to Silicon Valley Bank for U.S. federal income tax purposes) (such equity interests, “SVB Stock”) and take a corresponding worthless stock deduction for U.S. federal, and any and all applicable state and local tax purposes.

97. The Debtor and its estate shall abandon its SVB Stock by filing a notice of abandonment of the SVB Stock with this Court, and may take any other appropriate actions to evidence such abandonment. Upon filing such notice of abandonment, the Debtor and its estate shall automatically be deemed to have abandoned such SVB Stock and surrendered and relinquished all of their right, title and interest to the SVB Stock, including any recovery rights and/or litigation claims with respect thereto; provided, however, that such abandonment shall not constitute a withdrawal or release of any claims asserted by the Debtor as a creditor of Silicon Valley Bank against the FDIC, in its capacity as receiver for Silicon Valley Bank (“FDIC-R1”) or Silicon Valley Bridge Bank, N.A. (“FDIC-R2”) or in its corporate capacity on account of the Debtor’s status as a creditor.

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J.	Issuance of NewCo Stock

98. NewCo is hereby authorized to issue, or cause to be issued, and shall issue the NewCo Common Stock on or as soon as reasonably practicable following the Effective Date, in accordance with the terms of the Plan without the need for any further corporate action. The Debtor, or NewCo, as applicable, shall be authorized to take any action necessary or appropriate in furtherance thereof. All of the NewCo Common Stock issuable under the Plan shall be duly authorized, validly issued, fully paid, and non-assessable when so issued.

K.	Section 1145 Exemption from Registration Under the Securities Act

99. The solicitation of acceptances and rejections of the Plan was exempt from the registration requirements of the Securities Act and applicable state securities laws, and no other non-bankruptcy law applies to the solicitation.

100. The offering, issuance and distribution of the Liquidating Trust Interests to Liquidating Trust Beneficiaries under the Plan (to the extent the Liquidating Trust Interests are considered “securities” under applicable law) and the issuance of NewCo Common Stock under the Plan shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any applicable state and local laws requiring registration of securities, pursuant to section 1145 of the Bankruptcy Code or another available exemption from registration under the Securities Act.

L.	DTC

101. To the extent any ownership of the NewCo Common Stock or the Liquidating Trust Interests, as applicable, by an Entity is reflected through the facilities of DTC, such Entity need not provide any further evidence other than the Plan or this Confirmation Order with respect to the treatment of transfers, exercise, removal of restrictions, or conversion of NewCo Common Stock or the Liquidating Trust Interests, as applicable, under applicable U.S. federal, state or local securities laws. DTC shall be required to accept and conclusively rely upon the Plan and this Confirmation Order in lieu of a legal opinion regarding whether the NewCo Common Stock or the Liquidating Trust Interests, as applicable, are exempt from

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registration and/or eligible for DTC book-entry delivery, settlement and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the NewCo Common Stock or the Liquidating Trust Interests, as applicable, are exempt from registration and/or eligible for DTC book-entry delivery, settlement and depository services.

M.	Determination of Tax Liability

102. The Debtor and NewCo are authorized to request an expedited determination of taxes under section 505 of the Bankruptcy Code for any or all returns filed for, or on behalf of, the Debtor or NewCo for any and all taxable periods ending on or before the Effective Date. The Liquidating Trust Board may also request an expedited determination of Taxes of the Liquidating Trust or any Disputed Claims Reserve under section 505(b) of the bankruptcy Code for all Tax Returns filed for, or on behalf of, the Liquidating Trust or any Disputed Claims Reserve for all taxable periods through the dissolution of the Liquidating Trust.

N.	References to Plan Provisions

103. The failure specifically to include or to refer to any particular article, section or provision of the Plan, any Plan Document or any related document or agreement in this Confirmation Order shall not diminish or impair the effectiveness of such article, section or provision nor constitute a waiver thereof, it being the intent of this Court that the Plan be confirmed in its entirety, the Plan Documents be approved in their entirety, and all be incorporated herein by this reference.

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O.	Immediate Binding Effect

104. Notwithstanding Bankruptcy Rule 3020(e), 6004(h) or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Documents shall be immediately effective and enforceable and deemed binding upon the Debtor, NewCo, the Liquidating Trust, the Estate, any and all Holders of Claims and Interests (irrespective of whether such Holders have accepted, deemed to have accepted, rejected, or deemed to have rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtor. The Plan and the Plan Documents constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms. Pursuant to section 1142(a) of the Bankruptcy Code, the Plan, the Plan Documents, and this Confirmation Order shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

P.	Cancellation of Existing Notes, Instruments, Certificates and Other Documents

105. On the Effective Date, except as otherwise specifically provided for in the Plan, all rights of any Holder of Interests in the Debtor, including options or warrants to purchase Interests, or obligating the Debtor to issue, transfer or sell Interests of the Debtor, shall be canceled. On the Effective Date, except as otherwise provided in the Plan, the obligations of the Debtor under the respective Indentures, and any certificate, share, bond, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of the Debtor giving rise to any Claim or Interest shall be canceled, without any need for a Holder to take further action with respect thereto, and the Debtor and the Liquidating Trust shall not have any continuing obligations thereunder; provided, that notwithstanding Confirmation or the occurrence of the Effective Date, any such agreement that governs the rights of the Holder of an Allowed Claim or Interest shall continue in effect solely for (i) purposes of enabling such Holder to receive distributions under the Plan on account of

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such Allowed Claim or Interest as provided herein; and (ii) permit the Indenture Trustees to make or assist in making, as applicable, distributions pursuant to the Plan and deduct therefrom such reasonable compensation, fees and expenses (a) due to the Indenture Trustees, or (b) incurred by the Indenture Trustees in making such distributions. Except as provided in the Plan, on the Effective Date, the Indenture Trustees and their respective agents, successors and assigns shall be automatically and fully discharged of their duties and obligations associated with the respective Indentures. The commitments and obligations of the Holders of the Senior Note Claims and Subordinated Note Claims to extend any further or future credit or financial accommodations to the Debtor, its subsidiaries or assigns under the Indentures, respectively, shall fully terminate and be of no further force or effect on the Effective Date.

Q.	Provisions Governing Distributions

106. All Distributions pursuant to the Plan shall be made in accordance with Articles 4, 7 and 10 of the Plan, which are hereby approved. Except as otherwise set forth in the Plan, the Distribution Agents, at the direction of the Debtor or the Liquidating Trust, shall make all Distributions required under Article 4 and 7 of the Plan.

R.	Treatment of Executory Contracts and Unexpired Leases

107. The Executory Contract and Unexpired Lease provisions of Article 9 of the Plan are hereby approved.

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S.	Insurance Policies

108. Notwithstanding anything to the contrary in the Definitive Documents, any bar date notice, any claim objection, any other document related to any of the foregoing or any other order of the Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction, discharge or release, confers Bankruptcy Court jurisdiction, or requires a party to opt out of any releases):

(a)

except as expressly set forth in Section 9.5(b), (c), (f) and (h) of the Plan, on and after the Effective Date, all Insurance Policies which identify the Debtor as first named insured or as a counterparty thereto shall continue with the Debtor unaltered (which, as to any Insurance Policies that are assumed by the Debtor, shall be effective upon such assumption); and, for the avoidance of doubt, NewCo (to the extent NewCo is not the Debtor) and the Liquidating Trust shall not be an insured under any Insurance Policies (unless, in the case of NewCo (to the extent NewCo is not the Debtor), such terms are agreed as part of any renewal or written amendment of such Insurance Policy after the Effective Date);

(b)

separate and apart from the terms of any Insurance Policies, the Debtor shall turn over recovery of amounts payable and paid to the Debtor or its subsidiaries (other than MoffettNathanson LLC) to the Liquidating Trust with respect to (i) any Insurance Policy as a result of actions or losses that occurred prior to the Effective Date or (ii) any Insurance Policy that is not listed in the Schedule of Assumed Executory Contracts and Unexpired Leases; provided, that solely with respect to such payments stated above, the Liquidating Trust (except with respect to D&O Insurance Policies) shall be obligated to reimburse the Debtor for any reasonable expense that the Debtor incurs in order to comply with the terms of the applicable Insurance Policy; provided, further, that Insurers shall be authorized but shall not have any duty to turn over or pay any amounts to the Liquidating Trust and shall not have any liability to the Liquidating Trust related to any amounts, except as provided by applicable law;

(c)

except as expressly provided under Section 9.5(b), (f) and (h) of the Plan, nothing shall alter, modify, amend, affect, impair or prejudice the legal, equitable or contractual rights, obligations, and defenses of the Insurers, the Debtor or any other individual or Entity, as applicable, under any of the Insurance Policies; provided that any such rights, obligations, and defenses shall be determined under the Insurance Policies and applicable law;

(d)

to the extent the insured (as defined or described in the Insurance Policies) seeks coverage or payment under any Insurance Policies, the Insurers shall be entitled to payment or reimbursement in full, to the extent required under the applicable Insurance Policies and applicable law, in the ordinary course and without the need for the Insurers to file or serve any objection to a proposed Cure Cost or a request, application, Claim, Proof of Claim, cure claim, or motion for payment or allowance of any Administrative Expense Claim; provided that any and all rights of the Debtor, NewCo and the Liquidating Trust under the terms of the Insurance Policies and applicable law to dispute such payments or reimbursements are expressly reserved;

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(e)

except as expressly set forth in Section 9.5(b), (f) and (h) of the Plan, nothing shall permit or otherwise effectuate a sale, assignment or other transfer of the Insurance Policies and/or any rights, benefits, claims, proceeds, rights to payment, or recoveries under and/or relating to the Insurance Policies without the express written consent of the applicable Insurers to the extent required under the terms of the applicable Insurance Policies and/or applicable law;

(f)

the Liquidating Trust shall be responsible on behalf of the Debtor for monitoring and preserving the ability to maintain claims that relate to (i) actions or losses that occurred prior to the Effective Date asserted under the Insurance Policies, including, for the avoidance of doubt, all claims under the D&O Insurance Policies and (ii) any Insurance Policy that is not listed in the Schedule of Assumed Executory Contracts and Unexpired Leases;

(g)

nothing shall constitute a rejection of any Insurance Policy, all Insurance Policies shall remain in full force and effect, and any and all rights of the Debtor and Insurers under any Insurance Policy shall remain in full force and effect and subject to applicable law;

(h)

for the avoidance of doubt, nothing in this Paragraph 105 shall in any way impair (i) the Liquidating Trust’s ability on and after the Effective Date to assert on behalf of the Debtor, as applicable, all Retained Causes of Action, including the FDIC Claims, or (ii) the Liquidating Trust’s rights, if any, to recover in accordance with applicable law any proceeds of any applicable Insurance Policies in connection with any Retained Causes of Action;

(i)

the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in Section 12.10 of the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Court, solely to permit: (I) claimants with valid workers’ compensation claims or direct action claims against Insurers under applicable non-bankruptcy law to proceed with their claims; (II) Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against Insurers under applicable non-bankruptcy law, or an order has been entered by this Court granting a claimant relief from the automatic stay or the injunctions set forth in Section 12.10 of the Plan to proceed with its claim, and (C) all costs in relation to each of the foregoing; and (III) Insurers to cancel any of the Insurance Policies and take any other actions relating to the Insurance Policies (including effectuating a setoff) subject to applicable law and the terms of such Insurance Policies; and

(j)

the Insurers, the Debtor and the Liquidating Trust reserve all rights with respect to the application of applicable law to the terms and conditions of and/or rights and obligations under the Insurance Policies including, without limitation, all rights with respect to what constitutes applicable law.

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T.	Release of Liens

109. Except as otherwise provided in this Confirmation Order, in the Plan or in any contract, instrument, release or other agreement or document created pursuant to the Plan or this Confirmation Order, on the Effective Date, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estate shall be fully released, settled, discharged and compromised, and all of the rights, titles and interests of any Holder of such mortgages, deeds of trust, Liens, pledges or other security interests shall revert to the Debtor and its successors and assigns, in each case, without further approval of the Bankruptcy Court and without any action or filing being required to be made by the Debtor.

U.	Releases, Exculpations, Injunction and Related Provisions

110. Sections 12.4 through 12.12 of the Plan are hereby approved and authorized.

111. Nothing in the Plan or this Confirmation Order shall affect any release granted under any prior order of this Court, all of which remain in full force and effect in accordance with their respective terms.

V.	Subordinated Claims

112. The allowance, classification and treatment of all Allowed Claims and Allowed Interests and the respective Distributions and treatments under the Plan take into account, conform to, and satisfy the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto; provided, however, that the Debtor and the Liquidating Trust reserve the right to reclassify or modify the treatment of any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto, unless otherwise provided in a settlement agreement concerning such Allowed Claim or Interest.

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W.	Authority to Prosecute and Settle Actions

113. Subject to Article 5 and section 12.12 of the Plan, after the Effective Date, the Liquidating Trust shall have the authority to maintain, prosecute, settle, dismiss, abandon or otherwise dispose of any Retained Causes of Action against any Entity, and, subject to the terms of the Plan and the Liquidating Trust Agreement, the Liquidating Trust may enter into and consummate settlements and compromises of Causes of Actions and Defenses without notice to or approval by the Court.

X.	Professional Fee Claims

114. All final requests for payment of Professional Claims shall be filed and served no later than 60 days after the Effective Date, in accordance with the procedures established under the Interim Compensation Order. In accordance with the procedures established by the Bankruptcy Code and the Interim Compensation Order, the Court shall determine the Allowed amounts of such Professional Fee Claims.

115. On or prior to the Effective Date, the Debtor shall fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Professionals. The Professional Fee Escrow Account shall be maintained in trust for the Professionals. Except as otherwise expressly set forth in the last sentence of this paragraph, such funds in the Professional Fee Reserve Account shall not be considered property of the Debtor’s Estate as of the Effective Date. The amount of Professional Fee Claims owing to the Professionals on and after the Effective Date shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow Account, without interest or other earnings therefrom, as soon as reasonably practicable after such Claims are Allowed by a Court order; provided that

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the Debtor’s obligation with respect to Professional Fee Claims will not be limited nor be deemed to be limited in any way to the balance of funds held in the Professional Fee Escrow Account. When all Allowed Professional Fee Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall promptly be transferred to the Liquidating Trust, without any further notice to, action, order, or approval of the Court or by any other Entity.

116. In accordance with Section 3.2.3 of the Plan, Professionals shall provide good-faith estimates of their accrued Professional Fee Claims prior to and as of the Confirmation Date, along with an estimate of fees and expenses to be incurred through and including the Effective Date, and shall deliver such good-faith estimates to the Debtor no later than seven (7) days prior to the Effective Date; provided that such estimates shall not be considered an admission or limitation with respect to the fees and expenses of such Professionals. If a Professional does not provide such an estimate, the Debtor may estimate, in its reasonable discretion, the Professional Claims of such Professional. The total amount so estimated shall comprise the Professional Fee Reserve Amount. To the extent the Professional Fee Reserve Amount is not sufficient to pay all Allowed Professional Fee Claims in full, the remaining aggregate amount of the Allowed Professional Fee Claims shall be paid by the Liquidating Trust.

117. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and NewCo and the Liquidating Trust may employ and pay any Professional for services rendered or expenses incurred after the Effective Date in the ordinary course of business without any further notice to or action, order or approval of the Court.

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Y.	Statutory Fees Payable Pursuant to 28 U.S.C. § 1930

118. All fees due and payable pursuant to 28 U.S.C. § 1930, together with interest, pursuant to 31 U.S.C. § 3717, due and owing prior to the Effective Date shall be paid by the Debtor on or before the Effective Date. The Debtor shall file all quarterly reports due prior to the Effective Date when they become due, in a form reasonably acceptable to the U.S. Trustee. On and after the Effective Date, the Liquidating Trust shall pay these fees when due and owing and prepare and file all necessary quarterly reports and other reports required by the Bankruptcy Court.

Z.	Priority Tax Claims

119. Subject to Section 11.4 of the Plan, except to the extent that the applicable Holder of an Allowed Priority Tax Claim has been paid by the Debtor before the Effective Date, or such Holder agrees to less favorable treatment or otherwise ordered by the Court by a separate order, each Holder of an Allowed Priority Tax Claim shall receive, on account of such Allowed Priority Tax Claim, at the option of the Debtor (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed) or, after the Effective Date, the Liquidating Trust, (i) payment in full in Cash made (a) on or as soon as reasonably practicable after the Effective Date or (b) on the date such payment is due in the ordinary course of business, (ii) regular installment payments in accordance with section 1129(a)(9)(C) of the Bankruptcy Code or (iii) such other amounts and in such other manner as may be determined by the Bankruptcy Court to provide the Holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

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AA.	Ad Hoc Noteholder Group Expenses

120. From and after the Confirmation Date, any outstanding and unpaid Ad Hoc Noteholder Group Expenses shall be paid in full in Cash subject and pursuant to the procedures set forth in the section 3.4 of the Plan. All Ad Hoc Noteholder Group Expenses to be paid on or after the Effective Date shall be estimated, as necessary, prior to or as of the Effective Date and such estimate shall be delivered to the Debtor; provided that such estimate shall not be considered an admission or limitation with respect to such Ad Hoc Noteholder Group Expenses. In addition, the Liquidating Trust is authorized to pay the Ad Hoc Noteholder Group Expenses, as necessary, after the Effective Date when due and payable in the ordinary course solely to the extent incurred on or after this Confirmation Order is entered, without any requirement for review or approval by the Bankruptcy Court or any Entity. The Debtor’s payment of the Ad Hoc Noteholder Group Expenses is authorized by and pursuant to Sections 363(b), 364(b), 1123(b)(6) and 1129(a)(4) of the Bankruptcy Code and Bankruptcy Rule 9019.

BB.	Filing Deadlines

121. Any Holder of an Administrative Claim who is not excepted, pursuant to Section 3.1 of the Plan, from the requirements to file and serve a request for payment of such Administrative Claim on or prior to the Administrative Claim Bar Date will be forever barred, estopped and enjoined from asserting such Administrative Claim against the Debtor, the Liquidating Trust, or NewCo or their respective property and from participating in any Distribution in the Debtor’s case on account of such Administrative Claim. The Administrative Expense Claim Bar Date shall be (a) 4:00 p.m. (Eastern Time) on the 30th day after the Confirmation Date for Administrative Expense Claims that arose prior to the Confirmation Date, (b) 4:00 p.m. (Eastern Time) on the 30th day after the Effective Date for Administrative Expense Claims that arose during the period from the Confirmation Date through the Effective Date or (c) such other date established by order of the Court by which requests for payment in respect of Other Administrative Claims must be filed.

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CC.	Section 1146 Exemption from Certain Transfer Taxes and Recording Fees

122. Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, any transfers from the Debtor to NewCo, the Liquidating Trust or to any other Entity, pursuant to, in contemplation of, or in connection with the Plan (including any transfer pursuant to: (i) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtor, the Liquidating Trust, NewCo or Affiliates of NewCo, including, without limitation, the NewCo Common Stock and the Liquidating Trust Interests; (ii) the creation, modification, consolidation, assumption, termination, refinancing and/or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (iii) the making, assignment or recording of any lease or sublease; or (iv) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan) shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, sales or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local government officials or agents shall, and shall be directed to, forgo the collection of any such tax, recordation fee or government assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee or government assessment. The Bankruptcy Court shall retain specific jurisdiction with respect to these matters.

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123. Each federal, state, commonwealth, local, foreign, or other governmental agency is directed and authorized to accept the validity of (a) any and all documents, trust agreements, mortgages, and instruments, and (b) all actions of the Debtor that are necessary or appropriate to effectuate, implement, or consummate the transactions contemplated by the Plan, this Confirmation Order, and the agreements created or contemplated by the Plan or this Confirmation Order, without payment of any recording tax, stamp tax, transfer tax, or similar tax imposed by state or local law.

DD.	Transfer Restriction Procedures

124. The Debtor may seek, with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, Bankruptcy Court approval of certain procedures that set forth (i) certain circumstances under which any Person, group of Persons, or Entity holding, or which as a result of a proposed transaction may hold, a substantial amount of certain Claims against the Debtor may be required to serve notice of its holdings of such Claims and of proposed transactions, which transactions may be restricted, and (ii) certain limited circumstances thereafter under which such Person(s), groups of Persons, or Entities may be required to sell, by a specified date following the confirmation of the Plan, all or a portion of any such Claims acquired during the Chapter 11 Case or prohibited, after a specified date, from acquiring additional Claims as under Final Order Establishing Notice and Objection Procedures for Transfers of and Claims of Worthlessness with Respect to Stock and Claims Against the Debtor [D.I. 136].

EE.	Retention of Jurisdiction

125. Notwithstanding the entry of this Confirmation Order and the occurrence of the Effective Date, this Court shall retain its existing jurisdiction over all matters arising out of, or related to, this Chapter 11 Case and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction over those matters set forth in Section 15 of the Plan.

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FF.	Plan Documents

126. The Plan Documents are approved and, upon execution and delivery of the Plan Documents, including any amendments, supplements or modifications after the date of this Confirmation Order that are necessary or appropriate to implement the Plan, by the applicable parties, such documents shall be in full force and effect and valid, binding and enforceable in accordance with their terms without the need for any further notice to or action, order or approval of this Court, or other act or action under applicable law, regulation, order or rule. The Debtor and, after the Effective Date, the Liquidating Trust and NewCo, are authorized, without further approval of this Court or any other party, to execute and deliver all agreements, documents, instruments, securities and certificates relating to such agreements and perform their obligations thereunder, including paying all fees due thereunder or in connection therewith.

127. Any Holder’s acceptance of NewCo Common Stock under the Plan shall be deemed as its agreement to the NewCo Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their respective terms, and each such Entity shall be bound thereby in all respects. For the avoidance of doubt, all Holders of Allowed Claims entitled to distribution of NewCo Common Stock under the Plan shall be deemed to be a party to, and bound by, the NewCo Shareholders Agreement attached as Exhibit A to the Plan Supplement, regardless of whether such Holder has executed a signature page thereto.

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GG.	Effectiveness of All Actions

128. Except as set forth in the Plan, all actions authorized to be taken by the Plan or this Confirmation Order shall be effective on, prior to, or after the Effective Date pursuant to the terms of the Plan or this Confirmation Order, without further application to, or order of this Court.

HH.	Authorization to Take Actions to Implement and Consummate the Plan

129. Pursuant to section 1142(b) of the Bankruptcy Code, the Debtor, NewCo and the Liquidating Trust hereby are authorized and empowered to take all actions to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan, the documents contained in the Plan Supplement, and any other Plan Documents, without the need for any approvals, authorizations, actions or consents except for those expressly required pursuant hereto, and all documents, instruments, securities and agreements authorized thereunder and related thereto and all annexes, exhibits and schedules appended thereto, and the obligations thereunder shall constitute legal, valid, binding and authorized obligations of each of the respective parties thereto, enforceable in accordance with their terms without the need for any stockholder or board of directors’ approval.

130. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules and regulations of all states and any other U.S. governmental authority with respect to the implementation or consummation of the Plan, the Plan Supplement and any other Plan Documents, any amendments or modifications thereto on or prior to the Effective Date and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, and any other Plan Documents and any amendments or modifications thereto entered into on or prior to the Effective Date.

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II.	Intercompany Claims and Intercompany Interests

131. On and after the Effective Date, each Intercompany Claim and each Intercompany Interest shall be (a) canceled, released and discharged, (b) reinstated, (c) converted to equity, or (d) otherwise set off, settled, or distributed, in each case at the option of the Debtor with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed.

JJ.	Fees and Expenses of the Distribution Agents

132. The Liquidating Trust, on or after the Effective Date, may pay to the Distribution Agents all of their reasonable and documented fees and expenses without the need for any approvals, authorizations, actions or consents of the Court or otherwise. At the request of counsel to the Debtor or the Liquidating Trust, as applicable, the Distribution Agents shall submit detailed invoices to counsel to the Debtor or the Liquidating Trust for all fees and expenses for which the Distribution Agents seek reimbursement, and the Debtor or the Liquidating Trust, as applicable, shall pay those amounts that it, in its sole discretion, deems reasonable, and shall object in writing to those fees and expenses, if any, that the Debtor or the Liquidating Trust, as applicable, deems to be unreasonable. In the event that the Debtor or the Liquidating Trust, as applicable, objects to all or any portion of the amounts requested to be reimbursed in a Distribution Agent’s invoice, the Debtor or the Liquidating Trust, as applicable, and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses. In the event that the Debtor or the Liquidating Trust, as applicable, and a Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Court.

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KK.	Dissolution of the UCC

133. After the Effective Date, the UCC’s functions shall be restricted to and shall not be heard on any issue except (i) applications filed pursuant to sections 330 and 331 of the Bankruptcy Code and (ii) any appeal, motion for reconsideration or similar litigation related to this Confirmation Order (the “Post Effective Date UCC Matters”). Upon the resolution of the Post Effective Date UCC Matters, the UCC shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Case. The Liquidating Trust shall be responsible for paying the reasonable fees and expenses incurred by the members of or advisors to the UCC after the Effective Date in connection with the Post Effective Date UCC Matters without any further notice or application to, action, order, or approval of the Bankruptcy Court.

LL.	Modifications or Amendments

134. Entry of this Confirmation Order shall mean that all modifications and amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code, and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019. After the Confirmation Date, but before the Effective Date, subject to the Debtor’s agreement to give consent rights under the Restructuring Support Agreement and except as set forth in Section 7.3, the Debtor may make appropriate technical adjustments and modifications to the Plan, including the Plan Supplement, without further order or approval of the Bankruptcy Court; provided, that such adjustments and modifications do not materially and adversely affect the treatment of Holders of Claims or Interests and are otherwise permitted under section 1127(b) of the Bankruptcy Code. After the Confirmation Date and before substantial consummation of the Plan, the Debtor may institute proceedings in the Bankruptcy Court pursuant to section 1127(b) of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistencies in the Plan, including the Plan Supplement, the Disclosure Statement, or the Confirmation Order, relating to such matters as may be necessary to carry out the purposes and effects of the Plan.

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MM.	Effect of Conflict between Plan and Confirmation Order

135. In the event of any direct conflict between the terms of the Plan or any of the Plan Documents and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.

NN.	Notice of Entry of Confirmation Order and Occurrence of Effective Date

136. In accordance with Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c), within fifteen (15) Business Days following the occurrence of the Effective Date, the Debtor shall serve notice of entry of this Confirmation Order and occurrence of the Effective Date on all parties served with the Confirmation Hearing Notice in substantially the form of the notice annexed hereto as Exhibit B, which form is hereby approved, to be delivered to such parties by first-class mail, postage prepaid, or by electronic mail as authorized in the Solicitation Procedures Order; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtor served the notice of the Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason and the Debtor has made a reasonable effort to ascertain an alternative mailing address, unless the Debtor has been informed in writing by such Entity, or is otherwise aware, of that Entity’s new address; provided further that the Debtor may, within its reasonable discretion, determine to serve separate notices of entry of this Confirmation Order and occurrence of the Effective Date on the parties and in the manner described above, each of such separate notice to be, in relevant part, in substantially the form of the notice annexed hereto as Exhibit B.

137. Mailing of the notice of entry of this Confirmation Order in the time and manner set forth in the previous paragraph shall be good and sufficient notice under the particular circumstances in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice shall be necessary.

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OO.	Injunctions and Automatic Stay

138. Unless otherwise provided in the Plan or in this Confirmation Order, any injunction or stay arising under or entered during the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code or otherwise that is in existence on the Confirmation Date (excluding any injunctions or stays contained in the Plan or this Confirmation Order) shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

139. This Confirmation Order shall permanently enjoin the commencement or prosecution by any Person, whether directly, derivatively or otherwise, of any Claims, Interests, Causes of Action and Defenses, obligations, setoffs, suits, judgments, damages, demands, debts, rights or liabilities released or discharged pursuant to the Plan.

PP.	Nonseverability of Plan Provisions upon Confirmation

140. Each term and provision of the Plan, as it may have been altered or interpreted herein, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified except in accordance with Article 14 of the Plan; and (c) nonseverable and mutually dependent.

QQ.	Authorization to Consummate

141. The Debtor is authorized to consummate the Plan on any Business Day selected by the Debtor (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, such consent not to be unreasonably withheld, conditioned or delayed) after the entry of this Confirmation Order, subject to satisfaction or waiver of the conditions (by the required parties) to the Effective Date set forth in Section 13.1 of the Plan. The Plan shall not become effective unless and until the conditions set forth in Section 13.1 of the Plan have been satisfied or waived (by the required parties) pursuant thereto.

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RR.	Governmental Approvals Not Required

142. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and the Plan Documents.

SS.	Filing and Recording

143. This Confirmation Order is and shall be binding upon and shall govern the acts of all persons or entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument. Each and every federal, state, and local government agency is hereby directed to accept any and all documents and instruments necessary, useful, or appropriate (including financing statements under the applicable uniform commercial code) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any stamp tax or similar tax imposed by state or local law.

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TT.	Tax Withholding

144. Notwithstanding any provision in the Plan to the contrary, the Debtor, NewCo, the Liquidating Trust and the Distribution Agents shall be authorized to take all actions necessary or appropriate to comply with all Tax withholding and reporting requirements, imposed on them by any federal, state, local or foreign Tax law, including withholding in kind, liquidating a portion of the distributions to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. All Persons holding Claims against any Debtor shall be required to provide any information reasonably requested by the Debtor, Liquidating Trust, NewCo, the Distribution Agents or another applicable withholding agent that is reasonably necessary to comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit. For purposes of the Plan, any withheld amount (or property) paid to the applicable Tax Authority shall be treated as if paid to the applicable claimant. The Liquidating Trust reserves the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and encumbrances. Distributions in full or partial satisfaction of Allowed Claims shall be allocated first to trust fund-type taxes, then to other taxes, and then to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that has accrued on such Claims. Notwithstanding the foregoing, each holder of an Allowed Claim or any other Entity that receives a distribution pursuant to the Plan shall have responsibility for any Taxes imposed by any Governmental Unit, including income, withholding, and other Taxes, on account of such distribution. Any party issuing any instrument or making any distribution pursuant to the Plan has the right, but not the obligation, not to make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such Tax obligations and, if any party issuing any instrument or making any distribution under the Plan fails to withhold with respect to any such holder’s distribution, and is later held liable for the amount of such withholding, the holder shall reimburse such party.

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The Distribution Agents may require, as a condition to the receipt of a distribution, that the holder complete the appropriate Form W-8 or Form W-9, as applicable to each holder. If the holder fails to comply with such a request within one hundred and eighty (180) days after the request is made, the amount of such distribution shall irrevocably revert to the Debtor or the Liquidating Trust and any Claim in respect of such distribution shall be discharged and forever barred from assertion against the Debtor, the Liquidating Trust or its respective property.

UU.	Substantial Consummation

145. On the Effective Date, the Plan shall be deemed substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

VV.	Debtor’s Actions Post-Confirmation Through the Effective Date

146. During the period from entry of this Confirmation Order through and until the Effective Date, the Debtor shall continue to operate its business as a debtor in possession in the ordinary course in a manner consistent with past practice in all material respects, and as otherwise necessary to consummate the Plan, subject to the Debtor’s agreement to give consent rights under Restructuring Support Agreement and all applicable Final Orders, the Plan and any other Plan Documents.

WW.	Texas Comptroller Reservation of Rights

147. Notwithstanding anything else to the contrary in the Plan or this Confirmation Order, the following provisions will govern the treatment of the claims of the Texas Comptroller of Public Accounts (the “Texas Comptroller”): (1) nothing provided in the Plan or this Confirmation Order shall affect or impair any statutory or common law setoff rights of the Texas Comptroller in accordance with 11 U.S.C. § 553; (2) nothing provided in the Plan or this Confirmation Order shall affect or impair any rights of the Texas Comptroller to pursue any non-Debtor third parties for tax debts or claims (other than NewCo or the Liquidating Trust to the

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extent that the claims or causes of action against such entities arise from conduct that occurred on or before the Effective Date); (3) nothing provided in the Plan or this Confirmation Order shall be construed to preclude the payment of interest on the Texas Comptroller’s administrative expense tax claims; and (4) the Texas Comptroller’s timely administrative expense claims are allowed upon filing without application or motion for payment, subject to objection on substantive grounds. In no event shall the Texas Comptroller be paid in a payment schedule that extends past sixty (60) months of the Debtor’s bankruptcy petition date.

XX.	Leerink Reservation of Rights

148. To the extent any provision of this Confirmation Order, the Plan, or any Plan Supplement Document is inconsistent with the Order (I) Authorizing the Debtor to Sell the SVB Securities Business by (A) Causing Non-Debtor Subsidiary To Sell Membership Interests in Certain Non-Debtor Entities that Operate the SVB Securities Business and Certain Related Assets and (B) Selling Certain Related Assets of the Debtor Free and Clear of All Liens, Claims, Interests and Encumbrances and (II) Granting Related Relief [D.I. 393] (the “SVB Securities Sale Order”) or the documents approved thereby (including the Purchase Agreement and all Ancillary Agreements, each as defined therein) (such documents, collectively, and together with the SVB Securities Sale Order, the “SVB Securities Sale Documents” and the transactions contemplated thereby, the “SVB Securities Sale”) concerning any matter relating to the SVB Securities Sale, the SVB Securities Sale Documents shall govern and control. Without limiting the generality of the foregoing, (a) the right of SVB Securities Holdings LLC (“SVBS Holdings”) to distributions from Leerink Holdings LLC (“Leerink Holdings”) pursuant to that certain Synthetic Equity Consideration Instrument, dated as of October 2, 2023, between Leerink Holdings and SVBS Holdings (such distribution rights, “Synthetic Equity Distribution Rights” and such instrument, the “Synthetic Equity Instrument”) (i) shall not vest in or be transferred to the Liquidating Trust,

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the Liquidating Trust Beneficiaries, a Blocker Corporation, or any other entity formed by the Liquidating Trust, or otherwise become Liquidating Trust Assets, except, in each case, in strict accordance with all applicable transfer restrictions and conditions set forth in the Synthetic Equity Consideration Instrument; provided, that, upon the occurrence of the Effective Date and without further action by any person: (A) such conditions will be deemed satisfied pursuant to the Plan and the agreed provisions of this paragraph, (B) Leerink Holdings is deemed to have consented to the transfer of the Synthetic Equity Interest (1) from SVBS Holdings to the Debtor and then (2) from the Debtor to the Liquidating Trust, (or, if applicable, from the Debtor to a Blocker Corporation, which Blocker Corporation is subsequently transferred to the Liquidating Trust), and (C) the terms of this paragraph constitute the joinder of the Debtor and the Liquidating Trust (or, if applicable, such Blocker Corporation) to, and agreement to be bound by the provisions of, the Synthetic Equity Instrument, and (ii) shall, in any case, remain subject to such transfer restrictions and conditions, such that any subsequent attempted transfer of such Synthetic Equity Distribution Rights by the Liquidating Trust or any other person or entity shall be effective only upon strict compliance therewith; (b) Leerink Holdings’ setoff rights under the Synthetic Equity Consideration Instrument are fully preserved; (c) the right of Leerink Holdings to redeem or “call” the Synthetic Equity Distribution Rights, or require the holder thereof to participate in a “drag-along” sale, and the corollary obligation of such holder to participate in any such transaction, in each case on the terms and subject to the conditions set forth in the Synthetic Equity Consideration Instrument, will remain binding on, and enforceable against, the Liquidating Trust, any other person or entity that acquires Synthetic Equity Distribution Rights; (d) no such holder shall have any greater right to audit, or require information from, Leerink Holdings or its affiliates and investors than as prescribed by the express terms of the Synthetic Equity Consideration Instrument or applicable

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non-bankruptcy law; (e) the governing law and forum selection provisions of the Synthetic Equity Distribution Instrument are enforceable in accordance with their terms, and Leerink Holdings may commence any suit, action, or proceeding to which such forum selection provisions apply in the chosen courts designated thereby without prior leave of the Bankruptcy Court; and (f) the claims, defenses, and other rights of the Management Team Releasees (as defined in the SVB Securities Sale Order) that are the subject matter of paragraphs 36 to 40 of the SVB Securities Sale Order and the Mutual Release Agreements referred to (and as defined) therein are not released or enjoined by, subject to exculpation under, or otherwise impaired or affected by the provisions of this Confirmation Order, the Plan, or the Plan Supplement, but instead shall be governed exclusively by such provisions of the SVB Securities Sale Order and such Mutual Release Agreements.

YY.	First Citizens Bank Matters

149. To the extent any provision of this Confirmation Order, the Plan, or any Plan Supplement Document is inconsistent with the Order (I) Authorizing the Debtor to Sell SVB India by (A) Selling Partnership Interests in SVB India Free and Clear of All Liens, Claims, Interests and Encumbrances and (B) Causing Non-Debtor Subsidiary to Sell Partnership Interests in SVB India; (II) Approving the Debtor’s Entry Into, and Performance Under, the Purchase and Sale Agreement; (III) Authorizing Assumption and Assignment of Certain Contracts; and (IV) Granting Related Relief [D.I. 1028] (the “SVB India Sale Order”) or the documents approved thereby (including the Purchase Agreement and all Ancillary Agreements, each as defined therein) (such documents, collectively, and together with the SVB India Sale Order, the “SVB India Sale Documents” and the transactions contemplated thereby, the “SVB India Sale”) concerning any matter relating to the SVB India Sale, the SVB India Sale Documents shall govern and control. Without limiting the generality of the foregoing, the Debtor

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(prior to the Effective Date) and the Liquidating Trust (on or after the Effective Date), shall comply with each of the requirements of Section 10.11 and 12.4 of the Purchase Agreement, and any claims arising under the SVB India Sale Documents shall be preserved and shall not be discharged, released, waived, converted, enjoined, or otherwise adversely affected by (without limitation) entry of this Confirmation Order, confirmation of the Plan, the Debtor’s discharge, or any Plan injunction.

150. Notwithstanding any other provision of the Plan, the Plan Supplement, or this Confirmation Order, the respective rights asserted by First-Citizens Bank & Trust Company (“FCB”) and the Debtor with respect to certain third-party warrants initially issued to Silicon Valley Bank (including, without limitation, any proceeds thereof), which the Debtor asserts were transferred to the Debtor prior to the Petition Date but for which payment was not settled, and which FCB asserts were not transferred to the Debtor, shall be preserved and shall not be discharged, released, waived, converted, enjoined, or otherwise adversely affected by (without limitation) entry of this Confirmation Order, confirmation of the Plan, the Debtor’s discharge, or any Plan injunction. If the Debtor and FCB are not able to agree on a consensual resolution with respect to the disputed warrants, the respective rights of the Debtor and FCB to such warrants shall be determined by a separate order of this Court.

151. Notwithstanding any other provision of the Plan, the Plan Supplement, or this Confirmation Order, the rights asserted by FCB to the Silicon Valley Bank copyrights, trademarks, internet domain names and websites, including, but not limited to those identified in Schedule A/B, Part 10, Nos. 60 and 61 (ECF No. 261) (collectively, the “Intellectual Property”) shall be preserved and shall not be discharged, released, waived, converted, enjoined, or otherwise adversely affected by (without limitation) entry of this Confirmation Order,

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confirmation of the Plan, the Debtor’s discharge, or any Plan injunction; provided that the preservation of rights in this paragraph from the effects of the Plan shall only last through July 31, 2024 (which date may be extended by written agreement of the Debtor (or, after the Effective Date, the Liquidating Trust) and FCB), after which FCB may file an adversary proceeding in the Chapter 11 Case within ten (10) business days in order to seek to assert any such rights, and, if FCB files such adversary proceeding, the preservation of rights in this paragraph shall extend through the entry of a final order in, or consensual resolution of, such adversary proceeding. Nothing herein shall be deemed consent by FCB to final orders of this Court or to preclude FCB from seeking to withdraw the reference with respect to the issues in dispute about the Intellectual Property.

152. Notwithstanding that certain Confidentiality Agreement, dated as of May 10, 2023, by and between FCB and the Debtor (as amended, restated, extended or modified from time to time, the “FCB Confidentiality Agreement”), all information relating to the direct investments and warrants owned by the Debtor and its subsidiaries (including the identities of the applicable portfolio companies, pricing information, dates and financial details), regardless of whether such information was received by the Debtor pursuant to the FCB Confidentiality Agreement, is property of the Debtor’s estate and shall vest in the Liquidating Trust along with such direct investments and warrants, and shall not be subject to any confidentiality or use restrictions other than those specified in the documentation of such direct investments and warrants or contained in relevant investment agreements with the applicable portfolio companies and/or co-investors; provided that, since certain direct investments and warrants may cross reference the confidentiality provision(s) of a related loan agreement originally entered into by Silicon Valley Bank, FCB has provided the text of standard confidentiality provision from such

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loan agreements to the Debtor and represented that such provision is the standard confidentiality provision used in Silicon Valley Bank loan agreements that relate to warrants and direct investments, and the Debtor shall provide such provision to the Liquidating Trust for reference. Except as set forth in this paragraph, and subject to the terms and conditions thereof, nothing in this Confirmation Order, the Plan or any Plan Supplement Document shall modify, supersede, reject or terminate any terms of the FCB Confidentiality Agreement, including any binding effect on the Liquidating Trust and NewCo as the Debtor’s successors and assigns in accordance with such terms.

ZZ.	FDIC Matters

153. Notwithstanding any other provision of the Plan, the Plan Supplement, or this Order, the claims and Causes of Action and Defenses of the Federal Deposit Insurance Corporation, as receiver for Silicon Valley Bank and as receiver for Silicon Valley Bridge Bank, N.A., against non-debtor third parties (including, without limitation, insurers or issuers of bonds), if any, shall not be discharged, released, waived, converted to equity or enjoined (without limitation) by entry of this Order, confirmation of the Plan, the Debtor’s discharge, or any Plan injunction. Any such claims and Causes of Action and Defenses are hereby preserved.

154. Notwithstanding any other provision of the Plan, the Plan Supplement, or this Order, the ownership interests and property rights (if any) of the Federal Deposit Insurance Corporation, as receiver for Silicon Valley Bank (“SVB”), in any property (whether received prior to or after confirmation of the Plan), including without limitation, with respect to tax refunds received (or to be received) and held in trust for SVB by the Debtor under that certain Amended Tax Allocation Agreement, dated as of January 1, 2016, by and between the Debtor and SVB, shall not be discharged, released, waived, converted to equity or enjoined. Any such ownership rights are hereby preserved.

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155. Notwithstanding any other provision of the Plan, the Plan Supplement, or this Order, each former director and officer of SVB shall be entitled to whatever contractual rights, coverage, and benefits under one or more D&O Liability Insurance Policies as such director or officer is entitled under applicable law and the terms of such D&O Liability Insurance Policies. Further, nothing in this Plan, Plan Supplement or Order affects, modifies or otherwise alters the rights, claims, interests or defenses of the FDIC-R1, if any, (a) except as provided in Section 12.8 of the Plan, against any non-Debtor person or entity or (b) against any insurance policy or surety bond under which SVB or the Debtor is an insured or covered party, including any insurance policy or surety bond that may cover any claim that is asserted by the FDIC-R1, including any such insurance policy or surety bond that is property of the Debtor’s bankruptcy estate; additionally, for the avoidance of doubt, nothing in this Plan, the Plan Supplement, or this Order shall be deemed to preclude the FDIC-R1 from or otherwise affect the FDIC-R1’s right, if any, to seek to pursue or defend a claim to ownership of claims or causes of action, including any claims or causes of action brought or otherwise prosecuted by the Debtor, including, without limitation, any claims or causes of action under the Financial Institution Bond No. 824039547 issued to SVB Financial Group by Federal Insurance Company for the period August 1, 2020-August 1, 2021 and the excess bond entitled Commercial Banks/Savings Banks (Form 24) Excess Follow Form Certificate, No. BFCB-45001721-26 issued to SVB Financial Group by Berkley Regional Insurance Company for the period August 1, 2020-August 1, 2021.

156. Notwithstanding any provision of the Plan, the Plan Supplement or this Order, the impairment, discharge or release of defensive setoff rights of the FDIC-R1, as raised in the Federal Deposit Insurance Corporation’s Objection to the Debtor’s Second Amended Plan of Reorganization [D.I. 1268] (the “FDIC-R Objection”) (if any) shall not be determined by this Order. The Court’s decision with respect to the FDIC-R Objection as it pertains to the impairment, discharge or release of defensive setoff rights of the FDIC-R1 (if any) shall be set forth in a separate order, which order shall be subject to the 14-day stay provided in Bankruptcy Rule 3020(e).

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AAA.	Interpretation

157. Notwithstanding any other provision of the Plan, the Plan Supplement, or this Confirmation Order, any bona fide, good faith dispute regarding the interpretation of an ambiguity in the Plan or the Plan Supplement in accordance with Section 2.2 of the Plan shall be resolved by this Court.

BBB.	Final Order

158. This Confirmation Order is intended to be a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

IT IS SO ORDERED.

Dated:	August 2, 2024

 New York, New York

/s/ Martin Glenn
MARTIN GLENN
Chief United States Bankruptcy Judge

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Exhibit A

Plan

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UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
In re	:	Chapter 11
:
SVB FINANCIAL GROUP,[1]	:	Case No. 23-10367 (MG)
:
:
Debtor.	:
:
x

DEBTOR’S SECOND AMENDED PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

James L. Bromley

Andrew G. Dietderich

Christian P. Jensen

SULLIVAN & CROMWELL LLP

125 Broad Street

New York, NY 10004-2498

Telephone: (212) 558-4000

Facsimile: (212) 558-3588

Counsel to the Debtor

Dated: July 26, 2024

New York, New York

[1]	The last four digits of SVB Financial Group’s tax identification number are 2278.

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TABLE OF CONTENTS

1.	INTRODUCTION		1

2.	DEFINITIONS AND RULES OF INTERPRETATION		2

	2.1	Definitions	2
	2.2	Rules of Interpretation	24
	2.3	Governing Law	25
	2.4	Computation of Time	26
	2.5	References to Monetary Figures	26
	2.6	Consent Rights	26

3.	OTHER ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE CLAIMS, PRIORITY TAX CLAIMS AND STATUTORY FEES		27

	3.1	Other Administrative Claims	27
	3.2	Professional Fee Claims	28
	3.3	Treatment of Priority Tax Claims	29
	3.4	Ad Hoc Noteholder Group Expenses	30
	3.5	Statutory Fees Payable Pursuant to 28 U.S.C. § 1930	31
	3.6	Settlement of Ad Hoc Cross-Holder Group Expenses	31

4.	CLASSIFICATION AND TREATMENT OF OTHER CLAIMS AND INTERESTS		33

	4.1	Summary of Classes and Treatment of Claims Against and Interests in the Debtor	33
	4.2	Treatment of Claims and Interests	34

5.	THE LIQUIDATING TRUST		39

	5.1	The Liquidating Trust Agreement	39
	5.2	Purpose of the Liquidating Trust	39
	5.3	Liquidating Trust Assets	39
	5.4	Administration of the Liquidating Trust	40
	5.5	Substitution in Pending Legal Actions	41
	5.6	Distribution of Liquidating Trust Assets	41
	5.7	Costs and Expenses of the Liquidating Trust	43
	5.8	Retention of Professionals/Employees by the Liquidating Trust Board	43
	5.9	Liquidating Trust Disputed Claims Reserve	44
	5.10	Liquidating Trust Disputed GUC Cash-Out Claims Reserve	44
	5.11	Liquidating Trust Disputed Interests Reserve	45
	5.12	NewCo Disputed Claims Reserve	45
	5.13	Federal Income Tax Treatment of the Liquidating Trust	46
	5.14	Books and Records	49
	5.15	Indemnification of Liquidating Trust Board	49
	5.16	Exculpation Relating to the Liquidating Trust	50
	5.17	Abandonment of Liquidating Trust Assets	50

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6.	ACCEPTANCE OR REJECTION OF THE PLAN		51

	6.1	Voting of Claims or Interests	51
	6.2	Acceptance by Impaired Classes	51
	6.3	Elimination of Vacant Classes	51
	6.4	Special Provisions Regarding Unimpaired Claims	51
	6.5	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	52

7.	IMPLEMENTATION OF THE PLAN		53

	7.1	Operations Between the Confirmation Date and Effective Date	53
	7.2	Sources of Cash for Plan Distributions	53
	7.3	NewCo Transaction	53
	7.4	Exemption from Registration	53
	7.5	NewCo Common Stock and New Parent Merger	56
	7.6	Deemed Holders of Subordinated Note Claims	58
	7.7	Organizational Existence	58
	7.8	Cancellation of Existing Interests, Existing Indebtedness and Related Agreements	58
	7.9	Additional Implementing Transactions	59
	7.10	Section 1146 Exemption from Certain Transfer Taxes and Recording Fees	60
	7.11	Effectuating Documents and Further Transactions	60
	7.12	Abandonment of SVB Stock	61
	7.13	Preservation of Retained Causes of Action	61
	7.14	Document Preservation	61

8.	PROVISIONS REGARDING GOVERNANCE OF NEWCO		63

	8.1	Organizational Action	63
	8.2	NewCo Organizational Documents	63
	8.3	Shared Services Agreement	63
	8.4	Directors and Officers of NewCo	64

9.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES		65

	9.1	Assumption and Rejection of Executory Contracts and Unexpired Leases	65
	9.2	Objections to and Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	66
	9.3	Modifications, Amendments, Supplements, Restatements or Other Agreements	66
	9.4	Reservation of Rights	67
	9.5	Insurance Policies	67

10.	PROVISIONS GOVERNING DISTRIBUTIONS		70

	10.1	Distribution Agents	70
	10.2	Timing and Delivery of Distributions	71
	10.3	Manner of Payment Under Plan	72
	10.4	Undeliverable Distributions	76
	10.5	Reversion	76
	10.6	Claims or Interests Paid by Third Parties	76
	10.7	Setoffs	77
	10.8	No Postpetition Interest on Claims	77
	10.9	No Payment Over the Full Amount; Single Satisfaction	78

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11.	CLAIMS ADMINISTRATION PROCEDURES		79

	11.1	Allowance of Claims	79
	11.2	Administration Responsibilities	79
	11.3	Estimation of Claims	79
	11.4	Expungement and Disallowance of Paid, Satisfied, Amended, Duplicated, or Superseded Claims or Interests	80
	11.5	Amendments to Proofs of Claim	80
	11.6	Pending Objections	80
	11.7	No Distributions Pending Allowance	80
	11.8	Distributions After Allowance	81
	11.9	Disallowance of Claims and Interests	81

12.	EFFECT OF CONFIRMATION		82

	12.1	Vesting of Assets	82
	12.2	Compromise and Settlement of Claims and Controversies	82
	12.3	Subordinated Claims	83
	12.4	Release of Liens	83
	12.5	Discharge	83
	12.6	Term of Injunction or Stays	84
	12.7	Release by the Debtor	84
	12.8	Exculpation	86
	12.9	Third-Party Release by Holders of Claims and Interests	87
	12.10	Injunction	88
	12.11	Scope of Releases	89
	12.12	Preservation of Causes of Action and Defenses	91

13.	CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN		92

	13.1	Conditions to Effectiveness	92
	13.2	Waiver of Conditions to Confirmation or Effectiveness	93

14.	MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN		94

	14.1	Plan Modifications	94
	14.2	Effect of Confirmation on Modification	94
	14.3	Revocation or Withdrawal of the Plan and Effects of Non-Occurrence of Confirmation or Effective Date	94

15.	RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT		96

16.	MISCELLANEOUS		99

	16.1	Expedited Tax Determination	99
	16.2	Plan Supplement	99
	16.3	Additional Documents	99
	16.4	Exhibits; Schedules; Plan Supplement	99
	16.5	Nonseverability	99

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16.6	Governing Law	99
16.7	Dissolution of the UCC	100
16.8	Binding Effect	100
16.9	Notices	100
16.10	Reservation of Rights	102
16.11	No Stay of Confirmation Order	102
16.12	Deemed Acts	102
16.13	Waiver or Estoppel	102
16.14	Successors and Assigns	102
16.15	Entire Agreement	103
16.16	Conflicts	103
16.17	Post-Effective Date Service	103

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1.	INTRODUCTION

SVB Financial Group, a Delaware corporation, as debtor-in-possession in the above-captioned Chapter 11 Case (“SVBFG” or the “Debtor”), proposes the following plan of reorganization (including the Plan Supplement and all other exhibits and schedules hereto and as may be modified, amended or supplemented in accordance with the terms hereof, the “Plan”) pursuant to section 1121(a) of the Bankruptcy Code. The Debtor is the proponent of the Plan for purposes of section 1129 of the Bankruptcy Code. Capitalized terms used and not otherwise defined shall have the meanings ascribed to such terms in Section 2.

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2.	DEFINITIONS AND RULES OF INTERPRETATION

2.1	Definitions

Except as otherwise provided herein, each capitalized term used in the Plan shall have the meaning set forth below:

2.1.1 “2025 Senior Notes” means the 3.500% senior notes due 2025, outstanding under the Senior Notes Indenture.

2.1.2 “2026 Senior Notes” means the 1.800% senior notes due 2026, outstanding under the Senior Notes Indenture.

2.1.3 “2028 Senior Fixed-to-Floating Rate Notes” means the 4.345% senior fixed-to-floating rate notes due 2028, outstanding under the Senior Notes Indenture, as supplemented by the Senior Notes Supplemental Indenture.

2.1.4 “2028 Senior Notes” means the 2.100% senior notes due 2028, outstanding under the Senior Notes Indenture.

2.1.5 “2030 Senior Notes” means the 3.125% senior notes due 2030, outstanding under the Senior Notes Indenture

2.1.6 “2031 Senior Notes” means the 1.800% senior notes due 2031, outstanding under the Senior Notes Indenture.

2.1.7 “2033 Senior Fixed-to-Floating Rate Notes” means the 4.570% senior fixed-to-floating rate notes due 2033, outstanding under the Senior Notes Indenture, as supplemented by the Senior Notes Supplemental Indenture.

2.1.8 “Accredited Investors” has the meaning in Section 7.4 hereof.

2.1.9 “Ad Hoc Cross-Holder Group” means that certain ad hoc group of holders, or investment advisors or managers acting on behalf of holders, of certain Senior Notes and Preferred Stock represented by White & Case LLP.

2.1.10 “Ad Hoc Cross-Holder Group Expenses” means, collectively, all reasonable and documented fees and expenses, whether previously paid or outstanding and whether incurred prior to, on, or after the Petition Date, of (i) White & Case LLP, as counsel to the Ad Hoc Cross-Holder Group, and (ii) Houlihan Lokey Capital, Inc., as investment banker to the Ad Hoc Cross-Holder Group.

2.1.11 “Ad Hoc Cross-Holder Group Member” means any member of the Ad Hoc Cross-Holder Group.

2.1.12 “Ad Hoc Cross-Holder Group Settlement Agreement” means that certain plan settlement agreement made and entered into as of July 3, 2024, by and among the Debtor and certain members of the Ad Hoc Cross-Holder Group.

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2.1.13 “Ad Hoc Noteholder Group” means that certain ad hoc group of holders, or investment advisors or managers acting on behalf of holders, of certain Senior Notes represented by Davis Polk & Wardwell LLP.

2.1.14 “Ad Hoc Noteholder Group Expenses” means, collectively, all reasonable and documented fees and expenses of (i) Davis Polk & Wardwell LLP, as counsel to the Ad Hoc Noteholder Group, and (ii) PJT Partners LP, as investment banker to the Ad Hoc Noteholder Group.

2.1.15 “Administrative Expense Claim” means any Claim for costs and expenses of administration of the Chapter 11 Case of a kind specified under section 503(b) of the Bankruptcy Code arising on or prior to the Effective Date and entitled to priority pursuant to sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code; provided that Administrative Expense Claims shall not include 503(b)(9) Claims.

2.1.16 “Administrative Expense Claim Bar Date” means: (a) 4:00 p.m. (Eastern Time) on the 30th day after the Confirmation Date for Administrative Expense Claims that arose prior to the Confirmation Date, (b) 4:00 p.m. (Eastern Time) on the 30th day after the Effective Date for Administrative Expense Claims that arose during the period from the Confirmation Date through the Effective Date or (c) such other date established by order of the Bankruptcy Court by which requests for payment in respect of Other Administrative Claims must be filed.

2.1.17 “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. With respect to any Person that is not a Debtor, the term “Affiliate” shall apply to such Person as if the Person were a Debtor.

2.1.18 “Allowed” means, with respect to any Claim or Interest (or portion thereof) against the Debtor, that: (i) a Proof of Claim with respect to any such Claim has been timely filed in the Chapter 11 Case, has not been withdrawn and no objection thereto has been filed by the applicable deadlines set forth in the Plan, the Bankruptcy Code, the Bankruptcy Rules, or as determined by the Bankruptcy Court, (ii) that such Claim or Interest (or portion thereof) has been agreed to, compromised, settled or otherwise resolved pursuant to the authority of the Debtor or Liquidating Trust, as applicable, under the terms of the Plan, (iii) such Claim or Interest (or portion thereof) is expressly allowed in the Plan or by Final Order of the Bankruptcy Court, or (iv) such Interest is registered in the ownership register or otherwise on the Debtor’s books and records, maintained by, or on behalf of, the Debtor as of the Confirmation Date; provided, however, that, (x) unless otherwise provided for by the terms of the Plan, the Allowed amount of Claims or Interests shall be subject to and shall not exceed the limitations under or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 thereof, to the extent applicable, and (y) the Debtor, NewCo and the Liquidating Trust, as applicable, shall retain all claims and defenses with respect to Allowed Claims that are Reinstated, or otherwise Unimpaired pursuant to the Plan (including, for the avoidance of doubt, Administrative Expense Claims not paid prior to the Effective Date). “Allow” and “Allowance” shall have correlative meanings.

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2.1.19 “Avoidance Action” means any and all avoidance, recovery, subordination or other claim, action or remedy that may be brought by or on behalf of the Debtor or its Estate or other authorized parties-in-interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 362, 502, 542 through and including 553 and 724(a) of the Bankruptcy Code or under similar local, state, federal or foreign statutes and common law, including fraudulent transfer laws.

2.1.20 “Ballot” means any ballot sent to Holders of Claims and Interests in Classes 3(a), 3(b), 4 and 5.

2.1.21 “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § 101 et seq.

2.1.22 “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Case.

2.1.23 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the general, local and chambers rules of the Bankruptcy Court as applicable to the Chapter 11 Case and as amended from time to time.

2.1.24 “Bar Date” means the dates established by the Bankruptcy Court by which Proofs of Claim must have been filed with respect to such Claims, pursuant to: (a) the Order Establishing Deadlines for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof [D.I. 373], entered by the Bankruptcy Court on June 29, 2023; (b) any further orders of the Bankruptcy Court establishing separate deadlines for filing Proofs of Claim; or (c) the Plan.

2.1.25 “Blocker Corporation” means an entity (i) wholly owned by the Liquidating Trust (or wholly owned by SVBFG prior to the Effective Date to be wholly owned, after the Effective Date, by the Liquidating Trust) and (ii) treated as a corporation for U.S. federal income tax purposes.

2.1.26 “Blue Sky Laws” has the meaning set forth in Section 7.4 hereof.

2.1.27 “BP Trust I” means Boston Private Capital Trust I, a statutory trust formed under the Delaware Statutory Trust Act pursuant to the BP Trust I Declaration of Trust and a Certificate of Trust filed with the Secretary of State of the State of Delaware on October 5, 2004.

2.1.28 “BP Trust I Claim” means any Claim arising out of or related to the BP Trust I Indenture.2

2.1.29 “BP Trust I Declaration of Trust” means that certain Declaration of Trust, dated as of October 5, 2004, as amended and restated by the Amended and Restated Declaration of Trust, dated as of October 12, 2004 (as further amended or supplemented from time to time) relating to BP Trust I.

[2]	For purposes of this Plan, the BP Trust I Claims shall be deemed to be held by the holders of the BP Trust I Preferred Securities in accordance with Section 7.6 of this Plan.

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2.1.30 “BP Trust I Indenture” means that certain Indenture, dated as of October 12, 2004, between SVBFG and BP Trust I Indenture Trustee, as supplemented by the BP Trust I Supplemental Indenture, and as may be further amended, supplemented or otherwise modified from time to time.

2.1.31 “BP Trust I Indenture Trustee” means Wilmington Trust, National Association, as successor debenture trustee to U.S. Bank Trust, National Association (Delaware) (as successor debenture trustee to SunTrust Bank) pursuant to that certain Instrument of Resignation, Appointment and Acceptance, dated as of May 18, 2023, and any successor trustee appointed in accordance with the terms of the BP Trust I Indenture.

2.1.32 “BP Trust I Junior Subordinated Debentures” means the junior subordinated convertible debentures due 2034, outstanding under the BP Trust I Indenture.

2.1.34 “BP Trust I Preferred Securities” means those certain 4.875% Convertible Trust Preferred Securities issued by BP Trust I pursuant to the BP Trust I Declaration of Trust.

2.1.34 “BP Trust I Supplemental Indenture” means that certain First Supplemental Indenture, dated as of July 1, 2021, by and among SVBFG, BPFH and BP Trust I Indenture Trustee.

2.1.35 “BP Trust II” means Boston Private Capital Trust II, a statutory trust formed under the Delaware Statutory Trust Act pursuant to the BP Trust II Declaration of Trust and a Certificate of Trust filed with the Secretary of State of the State of Delaware on September 23, 2005.

2.1.36 “BP Trust II Capital Securities” means those certain capital securities issued by BP Trust II pursuant to the BP Trust II Declaration of Trust.

2.1.37 “BP Trust II Claim” means any Claim arising out of or related to the BP Trust II Indenture.3

2.1.38 “BP Trust II Declaration of Trust” means that certain Declaration of Trust, dated as of September 23, 2005, as amended and restated by the Amended and Restated Declaration of Trust, dated as of September 27, 2005 (as further amended or supplemented from time to time) relating to BP Trust II.

2.1.39 “BP Trust II Indenture” means that certain Indenture, dated as of September 27, 2005, between SVBFG and BP Trust II Indenture Trustee, as supplemented by the BP Trust II Supplemental Indenture, and as may be further amended, supplemented or otherwise modified from time to time.

[3]	For purposes of this Plan, the BP Trust II Claims shall be deemed to be held by the holders of the BP Trust II Capital Securities in accordance with Section 7.6 of this Plan.

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2.1.40 “BP Trust II Indenture Trustee” means Wilmington Trust Company, a Delaware trust company, as debenture trustee of the BP Trust II Indenture, and any successor trustee appointed in accordance with the terms of the BP Trust II Indenture.

2.1.41 “BP Trust II Junior Subordinated Debentures” means the fixed-to- floating rate junior subordinated debt securities due 2035, outstanding under the BP Trust II Indenture.

2.1.42 “BP Trust II Supplemental Indenture” means that certain First Supplemental Indenture, dated as of July 1, 2021, by and among SVBFG, BPFH and BP Trust II Indenture Trustee.

2.1.43 “BPFH” means Boston Private Financial Holdings, Inc., which merged with and into SVBFG pursuant to the terms of an Agreement and Plan of Merger, dated as of January 4, 2021.

2.1.44 “Business Day” means any day other than a Saturday, a Sunday, a “legal holiday” (as defined in Bankruptcy Rule 9006(a)) or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

2.1.45 “Cash” or “$” means the legal tender of the United States of America or equivalents thereof.

2.1.46 “Causes of Action and Defenses” means any action, claim, cause of action, controversy, proceeding, reimbursement claim, affirmative defense, demand, right, Lien, indemnity, guaranty, suit, obligation, liability, loss, damage, remedy, judgment, account, defense, offset (including setoff or recoupment rights), power, privilege, license and franchise of any kind or character whatsoever, known or unknown, foreseen or unforeseen, Contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, and assertable directly or derivatively, whether arising before, on or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law. For the avoidance of doubt, Causes of Action and Defenses include: (i) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity, (ii) the right to object to or otherwise contest Claims or Interests, (iii) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code, (iv) any Avoidance Action, (v) any claim or defense, including fraud, mistake, duress and usury, and any other defenses set forth in section 558 of the Bankruptcy Code, and (vi) any claim under any state or foreign law, including any fraudulent transfer or similar claim.

2.1.47 “Certificate” means any instrument evidencing a Claim or an Interest.

2.1.48 “Chapter 11 Case” means the chapter 11 case pending for SVBFG under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

2.1.49 “Claim” means a “claim” as defined in section 101(5) of the Bankruptcy Code.

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2.1.50 “Claims Objection Deadline” means the date that is (i) 180 days after the Effective Date, (ii) such other later date the Bankruptcy Court may establish upon a motion by the Debtor or the Liquidating Trust or (iii) such other objection deadline as may be specifically fixed by the Plan, the Confirmation Order, the Bankruptcy Rules or a Final Order.

2.1.51 “Claims Register” means the official register of Claims maintained by the Notice and Claims Agent.

2.1.52 “Class” means a class of Claims or Interests classified by Section 4 hereof pursuant to section 1122(a) of the Bankruptcy Code.

2.1.53 “Class A-1 Trust Unit” has the meaning set forth in Section 5.6 hereof.

2.1.54 “Class A-2 Trust Unit” has the meaning set forth in Section 5.6 hereof.

2.1.55 “Class A-3 Trust Unit” has the meaning set forth in Section 5.6 hereof.

2.1.56 “Class C Trust Unit” has the meaning set forth in Section 5.6 hereof.

2.1.57 “Common Equity Interest” means an Equity Interest represented by the issued and outstanding common stock, $0.001 par value per share, of the Debtor as of the Petition Date or any interest or right to convert into such an Equity Interest or acquire any Equity Interest of SVBFG that was in existence immediately prior to or on the Petition Date.

2.1.58 “Company Entity” means the Debtor or any Affiliate of the Debtor.

2.1.59 “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Case.

2.1.60 “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Case, within the meaning of Bankruptcy Rules 5003 and 9021.

2.1.61 “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider Confirmation of the Plan, as such hearing may be, or may have been, continued from time to time.

2.1.62 “Confirmation Order” means the order of the Bankruptcy Court entered confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

2.1.63 “Consenting Noteholders” means Holders of Senior Notes that are party to (i) the Restructuring Support Agreement or (ii) the Ad Hoc Cross-Holder Group Settlement Agreement.

2.1.64 “Contingent” means, when used in reference to a Claim, any Claim the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event that has not yet occurred as of the date on which such Claim is sought to be estimated or on which an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the Debtor now or hereafter exists or previously existed.

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2.1.65 “Contingent Tax Receivable” means the contingent right to receive all cash refunds of Taxes actually received by NewCo with respect to Taxes of the Debtor or its subsidiaries for taxable periods ending on or before December 31, 2022, reduced by (i) any amounts in respect of tax refunds payable to the FDIC pursuant to the Amended Tax Allocation Agreement, dated as of January 1, 2016, and (ii) any out-of-pocket expenses incurred by NewCo after the Effective Date and solely relating to services performed after the Effective Date with respect to outside legal or other tax advisors that are participating in any proceeding with any Tax Authorities to resolve any issues relating to Taxes of the Debtor or its subsidiaries for taxable periods ending on or before December 31, 2022; provided that, to the extent that any cash refunds of Taxes transferred by NewCo to the Liquidating Trust is subsequently disallowed or required to be returned to the applicable Tax Authority, the Liquidating Trust shall be liable for any amounts payable by NewCo to the applicable Tax Authority as a result of such disallowance or requirement and shall promptly repay, or cause to be repaid, the amount of such refund, together with any interest, penalties or other additional amounts imposed by such Tax Authority, to NewCo.

2.1.66 “Creditor” means any holder of a Claim against the Debtor.

2.1.67 “Cure Cost” means the amounts, including, where applicable, an amount of $0.00, required to cure any and all monetary defaults under an Executory Contract or Unexpired Lease (or such lesser amounts as may be agreed upon by the parties to an Executory Contract or Unexpired Lease) that is to be assumed by the Debtor pursuant to section 365 or 1123 of the Bankruptcy Code.

2.1.68 “Current Directors” means the directors of the board of the Debtor immediately prior to the Effective Date.

2.1.69 “D&O Insurance Policies” means any Insurance Policies for directors’, managers’, officers’ and any other Insured (as defined in such policy) entities’ liability (including employment practices liability and fiduciary liability) issued to or providing coverage to the Debtor or any of its predecessors-in-interest at any time, and all agreements, documents, or instruments relating thereto.

2.1.70 “Debtor” has the meaning set forth in the Introduction hereto.

2.1.71 “Debtor Related Parties” means the Related Parties of the Debtor.

2.1.72 “Debtor Released Parties” means the parties identified on Exhibit A hereto.

2.1.73 “Debtor’s Records” has the meaning in Section 7.14 hereof.

2.1.74 “Definitive Documents” has the meaning set forth in the Restructuring Support Agreement.

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2.1.75 “Delaware Trustee” means the trustee, or its successor, appointed in accordance with the Liquidating Trust Agreement to comply with the requirement of section 3807 of the Delaware Statutory Trust Act.

2.1.76 “Disclosure Statement” means the disclosure statement for the Plan, including all exhibits, appendices and schedules thereto, as amended, supplemented or otherwise modified from time to time, as approved by the Bankruptcy Court.

2.1.77 “Disputed” means, with respect to any Claim or Interest, a Claim or Interest or any portion thereof that is not Allowed but that has not been disallowed by a Final Order.

2.1.78 “Disputed Claims Reserve” means any of the Liquidating Trust Disputed Claims Reserve, Liquidating Trust Disputed GUC Cash-Out Claims Reserve, Liquidating Trust Disputed Interests Reserve and the NewCo Disputed Claims Reserve.

2.1.79 “Disputed Invoiced Fees” has the meaning set forth in Section 3.4 hereof.

2.1.80 “Distribution” means a distribution of property, including Cash, NewCo Common Stock and Liquidating Trust Interests, pursuant to the Plan, to take place as provided for herein, and “Distribute” shall have a correlative meaning.

2.1.81 “Distribution Agent” means any Person or Entity designated or retained by the Debtor (prior to the Effective Date) or the Liquidating Trust (after the Effective Date), without the need for any further order of the Bankruptcy Court, to serve as distribution agent under the Plan.

2.1.82 “DTC” means The Depository Trust Company.

2.1.83 “Effective Date” means the first Business Day on or after the Confirmation Date on which the conditions to the effectiveness of the Plan specified in Section 13.1 hereof have been either satisfied or waived as set forth herein, or such later date as determined by the Debtor, the Required Ad Hoc Senior Noteholder Parties, and the UCC.

2.1.84 “Entity” means an “entity” as defined in section 101(15) of the Bankruptcy Code.

2.1.85 “Equity Interest” means the interest of any holder of one or more equity securities of SVBFG (including voting rights, if any, related to such equity securities) represented by issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in SVBFG, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest, including unvested restricted stock.

2.1.86 “Estate” means the estate created with respect to the Debtor in the Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

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2.1.87 “Exchange Act” means the U.S. Securities Exchange Act of 1934 (as amended).

2.1.88 “Exculpated Parties” means, collectively, and in each case in its capacity as such: (i) the Debtor (solely in its capacity as an estate fiduciary in the Chapter 11 Case); (ii) the UCC (solely in its capacity as an estate fiduciary in the Chapter 11 Case); (iii) the members of the UCC in their capacities as such and solely in their capacities as estate fiduciaries in the Chapter 11 Case; (iv) the Ad Hoc Noteholder Group and its members; (v) the Ad Hoc Cross-Holder Group and its members; (vi) the Indenture Trustees; and (vii) with respect to each of the foregoing Persons or Entities in clauses (i) through (vi), each such Entity’s or Person’s Related Parties, solely in their capacity as such.

2.1.89 “Executory Contract” means a contract to which the Debtor is a party and that is subject to assumption or rejection pursuant to section 365 of the Bankruptcy Code.

2.1.90 “FCB Parent” means First Citizens BancShares, Inc.

2.1.91 “FDIC” means, collectively, the FDIC-C, the FDIC-R1 and the FDIC- R2.

2.1.92 “FDIC Claims” means all Claims and Causes of Action and Defenses against the FDIC, including against each of the FDIC-R1, the FDIC-R2, and the FDIC-C, whether individually or in any combination, including, but not limited to (i) claims asserted in the proofs of claim filed with FDIC-R1 and FDIC-R2, (ii) claims asserted in the complaint filed in that certain adversary proceeding commenced as case number 23-01137 (MG) before the Bankruptcy Court and currently pending before the United States District Court for the Southern District of New York as case number 23 Civ. 7218 (JPC), (iii) claims asserted in the payment demand letter to the FDIC-C dated June 26, 2023 and now pending as case number 23-cv-6543-BLF, (iv) claims asserted in the complaint filed by the Debtor in the United States District Court for the Northern District of California on or about December 19, 2023, and (v) claims asserted in any subsequent complaint filed by the Debtor naming any of the FDIC-R1, the FDIC-R2, and the FDIC-C, in each case including claims for interest, penalties, fees and expenses.

2.1.93 “FDIC-C” means the Federal Deposit Insurance Corporation, in its corporate capacity.

2.1.94 “FDIC-R1” means the Federal Deposit Insurance Corporation, in its capacity as receiver for Silicon Valley Bank.

2.1.95 “FDIC-R2” means the Federal Deposit Insurance Corporation, in its capacity as receiver for Silicon Valley Bridge Bank, N.A.

2.1.96 “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated, stayed, modified or amended, and as to (i) which the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired, and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or

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rehearing is pending or has been timely taken or (ii) if an appeal, writ of certiorari, new trial, reargument or rehearing has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order or judgment, or such appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have otherwise been dismissed with prejudice, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion pursuant to section 502(j) or 1144 of the Bankruptcy Code or under Rule 60 of the Federal Rules of Civil Procedure or Federal Bankruptcy Rule 9024 has been or may be filed with respect to such order or judgment.

2.1.97 “Funded Debt Share” means the percentage represented by a fraction (i) the numerator of which shall be an amount equal to the aggregate amount of the Allowed Senior Note Claims and Allowed Subordinated Note Claims and (ii) the denominator of which shall be the aggregate amount of the Allowed Senior Note Claims, Allowed Subordinated Note Claims and Allowed Other General Unsecured Claims (excluding Other General Unsecured Claims the holder of which elects to receive the GUC Cash-Out); provided, that in reference to the distribution of NewCo Common Stock, Non-Qualified Holders shall be excluded from the numerator and denominator.

2.1.98 “General Unsecured Claim” means any Claim against the Debtor that is not an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, Subordinated Note Claim, Intercompany Claim, Section 510(b) Claim or a Claim for any Cure Cost, or any other Claim that is subordinated or entitled to priority under Bankruptcy Code or any order of the Bankruptcy Court. For the avoidance of doubt, General Unsecured Claims do not include Preferred Equity Interests or Common Equity Interests.

2.1.99 “Governmental Unit” means a “governmental unit” as defined in section 101(27) of the Bankruptcy Code.

2.1.100 “GUC Cash-Out” means, with respect to any Allowed Other General Unsecured Claim, Cash in an amount equal to 45% of the lesser of (a) the Allowed amount of such Claim and (b) the GUC Cash-Out Cap.

2.1.101 “GUC Cash-Out Cap” means $11,000,000.00.

2.1.102 “GUC Cash-Out Claim” means an Other General Unsecured Claim whose Holder has elected to receive the GUC Cash-Out with respect to such Claim.

2.1.103 “Holder” means an Entity holding a Claim or an Interest, as applicable.

2.1.104 “Impaired” means, with respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

2.1.105 “Indenture Trustees” means, collectively, the BP Trust I Indenture Trustee, the BP Trust II Indenture Trustee and the Senior Notes Indenture Trustee.

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2.1.106 “Indentures” means, collectively, the Subordinated Note Indentures, the Senior Notes Indenture and the Senior Notes Supplemental Indenture.

2.1.107 “Insurance Policy” means each insurance policy issued to or providing coverage to the Debtor or any of its predecessors-in-interest at any time and any agreements, documents or instruments related thereto, including the D&O Insurance Policies and any other insurance policy for directors’, managers’ and officers’ liability.

2.1.108 “Insurer” means any company or other entity that issued or entered into an Insurance Policy, any third-party administrator, and any respective predecessors and/or affiliates thereof.

2.1.109 “Intercompany Claim” means any Claim held by the Debtor against any other Company Entity or by a Company Entity against the Debtor.4

2.1.110 “Intercompany Interest” means any Interest held by the Debtor in a Company Entity or by a Company Entity in the Debtor.

2.1.111 “Interest” means any equity security within the meaning of section 101(16) of the Bankruptcy Code or any other equity or ownership interest, including all issued, unissued, authorized or outstanding limited liability company membership interests (including common and preferred) or other equity interests, together with any warrants, options, convertible securities, liquidating preferred securities or contractual rights to purchase or acquire any such equity interests at any time and all rights arising with respect thereto.

2.1.112 “Interim Compensation Order” means the Order Pursuant to Sections 105(a) and 331 of the Bankruptcy Code, Bankruptcy Rule 2016 and Local Rule 2016-1 Establishing Procedures for Monthly Compensation and Reimbursement of Expenses of Professionals [D.I. 134].

2.1.113 “Investment Company Act” means the Investment Company Act of 1940, as amended.

2.1.114 “Invoiced Fees” has the meaning set forth in Section 3.4 hereof.

2.1.115 “IRC” means the Internal Revenue Code of 1986, as amended from time to time.

2.1.116 “IRS” means the Internal Revenue Service.

2.1.117 “Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code.

[4]	For the avoidance of doubt, Intercompany Claims shall not include any Subordinated Note Claims for purposes of this Plan.

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2.1.118 “Liquidating Trust” means a Delaware statutory trust (or other form agreed by the Debtor, the UCC, and Required Ad Hoc Senior Noteholder Parties) to be formed on or prior to the Effective Date in accordance with the provisions of Article 5 hereof.

2.1.119 “Liquidating Trust Agreement” means that certain agreement, substantially in the form contained in the Plan Supplement that shall serve as the governing instrument of the Liquidating Trust.

2.1.120 “Liquidating Trust Assets” means from and after the Effective Date, all assets of the Debtor and the Debtor’s direct and indirect subsidiaries that the Debtor, the UCC and the Required Ad Hoc Senior Noteholder Parties have agreed to be transferred to the Liquidating Trust and that are not Retained Debtor Assets or NewCo Disputed Claims Reserves; provided that, prior to such transfers to the Liquidating Trust and subject to the agreement of the Debtor, the UCC and the Required Ad Hoc Senior Noteholder Parties, any assets previously designated as “Liquidating Trust Assets” may be re-designated as “Retained Debtor Assets” and vice versa; provided further that the Debtor, the UCC and the Required Ad Hoc Senior Noteholder Parties shall determine a revised value for NewCo Common Stock, taking into account any such assets re-designated as “Retained Debtor Assets” or “Liquidating Trust Assets”, which increased (or decreased) value for NewCo Common Stock shall be subtracted from the initial distribution preferences of Class A-1 Trust Units and Class A-2 Trust Units in accordance with Section 5.6 hereof. The Liquidating Trust Assets shall include, without limitation, the following assets of the Debtor and its direct and indirect subsidiaries:

i.	all Retained Causes of Action, including the FDIC Claims;

ii.	all investment securities, including the Debtor’s direct investment and warrant portfolios and its synthetic equity instrument in Leerink Partners LLC;

iii.	100% of equity interests of SVB Investments Holdings, Inc.;[5]

iv.	100% of equity interests in SVB Global Financial, Inc.;[6]

v.

interests in existing SVB Capital entities entitling the interest holder to 46% of payments or other distributions from existing funds’ carried and capital interests (excluding distributions from one SVBFG limited partner interest) and 15.5% of all management fees from existing funds;

vi.

the right to receive up to two $5 million payments within ten years based on future fundraising activity of funds that are either successors of the funds subject to the SVB Capital Sale or that use the investment track record of the funds subject to the SVB Capital Sale;

[5]	SVB Investments Holdings, Inc. holds certain direct investments.
[6]

SVB Global Financial, Inc. holds equity interests in certain foreign subsidiaries of the Debtor that are in the process of being wound down under applicable local law. Any remaining value of these subsidiaries following wind down and liquidation will be distributed to the Liquidating Trust via SVB Global Financial, Inc.

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vii.	capital interests, carried interests and management fee participation interests in certain existing funds that are not subject to the SVB Capital Sale;

viii.

all Cash of the Debtor (other than the cash proceeds of any NewCo Transaction which shall be subject to clause (ix) below) in excess of (a) amounts required for distributions to Holders of Allowed Claims pursuant to the Plan, and payment of fees, expenses, and other amounts required to be paid on the Effective Date pursuant to the Plan, (b) the amount required to fund the businesses to be owned by NewCo, as determined in accordance with a NewCo business plan acceptable to the Required Ad Hoc Senior Noteholder Parties and (c) the amount required to fund the capital call line of credit facility to certain funds of the SVB Capital business until the maturity of such capital call line of credit facility in accordance with the terms of the SVB Capital Sale;

ix.

to the extent applicable, proceeds of any NewCo Transaction; provided that, with the consent of the Required Ad Hoc Senior Noteholder Parties and the UCC, all or a portion of the proceeds of any NewCo Transaction may remain at, or be transferred to, NewCo rather than being transferred to the Liquidating Trust;

x.	Contingent Tax Receivable;

xi.

the Debtor’s rights and entitlements under the Insurance Policies (other than Insurance Policies assumed and/or assigned to NewCo pursuant to Section 9.1 hereof) in accordance with the terms of Section 9.5 hereof;

xii.

a contingent right to receive, upon the maturity of the capital call line of credit facility, all Cash held at the Debtor in order to fund the capital call line of credit facility as well as all loans repaid and interest paid to the Debtor under the capital call line of credit facility after the Effective Date; and

xiii.	100% of membership interests in SVB Employee Holdco LLC.

2.1.121 “Liquidating Trust Beneficiaries” means the holders of Liquidating Trust Interests.

2.1.122 “Liquidating Trust Board” means the board of the Liquidating Trust by whom or under whose direction the business and affairs of the Liquidating Trust shall be managed in accordance with the Liquidating Trust Agreement.

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2.1.123 “Liquidating Trust Disputed Claims Reserve” means any Liquidating Trust Assets allocable to, or retained on account of, Disputed Administrative Expense Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims, Disputed Other Secured Claims and Disputed General Unsecured Claims (other than Disputed GUC Cash-Out Claims), which shall be held in one or more separate accounts from other Liquidating Trust Assets.

2.1.124 “Liquidating Trust Disputed GUC Cash-Out Claims Reserve” means any Liquidating Trust Assets allocable to, or retained on account of, Disputed GUC Cash-Out Claims, which shall be held in a separate account from other Liquidating Trust Assets.

2.1.125 “Liquidating Trust Disputed Interests Reserve” means any Liquidating Trust Interest allocable to, or retained on account of, Disputed General Unsecured Claims (other than Disputed GUC Cash-Out Claims), Disputed Subordinated Note Claims and Disputed Preferred Equity Interests which shall be held in one or more separate accounts from other Liquidating Trust Interests.

2.1.126 “Liquidating Trust Interests” means the Class A-1 Trust Units, the Class A-2 Trust Units, the Class A-3 Trust Units and the Class C Trust Units and any other beneficial interests in the Liquidating Trust that may be issued pursuant to the Plan or the Liquidating Trust Agreement.

2.1.127 “Liquidation Preference” means the stated amount per share specified in the applicable certificate of designation (including, in the case of any series of Preferred Stock that does not use the words “stated amount,” the specified amount of any preference upon liquidation, dissolution or winding up, without regard to any unpaid dividends that may also be included in the liquidation preference with respect to such shares).

2.1.128 “Local Rules” means the Local Bankruptcy Rules for the Southern District of New York.

2.1.129 “NewCo” means, as applicable, (i) in the event that the New Parent Merger or other New Parent Structure is not effectuated, SVBFG as reorganized pursuant to and under the Plan and any successor thereto, by merger, consolidation, or otherwise on or after the Effective Date, (ii) in the event that the New Parent Merger or other New Parent Structure is effectuated, prior to the consummation of the New Parent Merger or other New Parent Structure, SVBFG as reorganized pursuant to and under the Plan and any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date or (iii) in the event that the New Parent Merger or other New Parent Structure is effectuated, after the consummation of the New Parent Merger or other New Parent Structure, New Parent.

2.1.130 “NewCo Board” means the board of directors of NewCo, whose members as of the Effective Date shall be appointed by the Required Ad Hoc Senior Noteholder Parties in a manner reasonably acceptable to the UCC, and thereafter shall be appointed and removed in accordance with NewCo Organizational Documents.

2.1.131 “NewCo Common Stock” means, as applicable, (i) in the event that the New Parent Merger or other New Parent Structure is not effectuated, SVBFG Common Stock, (ii) in the event that the New Parent Merger or other New Parent Structure is effectuated, prior to the consummation of the New Parent Merger or other New Parent Structure, SVBFG Common Stock and (iii) in the event that the New Parent Merger or other New Parent Structure is effectuated, after the consummation of the New Parent Merger or other New Parent Structure, New Parent Common Stock.

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2.1.132 “NewCo Disputed Claims Reserve” means any NewCo Common Stock allocable to, or retained on account of, Disputed General Unsecured Claims (other than Disputed GUC Cash-Out Claims), which shall be held in one or more separate accounts from other assets of NewCo. On or after the Effective Date, any NewCo Disputed Claims Reserve shall be deemed held by the Liquidating Trust and, for the avoidance of doubt, shall not be part of the Liquidating Trust Assets or Retained Debtor Assets.

2.1.133 “NewCo Distribution” has the meaning in Section 7.5.2 hereof.

2.1.134 “NewCo Organizational Documents” means the organizational and governance documents for NewCo, including, as applicable, the certificates or articles of incorporation, certificates of formation, certificates of organization, certificates of limited partnership, certificates of conversion, limited liability company agreements, operating agreements, limited partnership agreements, stockholder or shareholder agreements, bylaws, and indemnification agreements (or equivalent governing documents of any of the foregoing).

2.1.135 “NewCo Transaction” has the meaning in Section 7.3 hereof.

2.1.136 “New Parent” has the meaning in Section 7.5 hereof.

2.1.137 “New Parent Common Stock” shall mean the common stock, shares, membership units or equivalent interest of New Parent, in the event that the New Parent Merger or other New Parent Structure is effectuated.

2.1.138 “New Parent Merger” has the meaning in Section 7.5 hereof.

2.1.139 “New Parent Structure” has the meaning in Section 7.5 hereof.

2.1.140 “Non-Qualified Holder” means a Holder who provides a certification that such Holder is not a “qualified purchaser” as such term is defined in section 2(a)(51) of the Investment Company Act and the rules thereunder or is not an Accredited Investor.

2.1.141 “Notice and Claims Agent” means the Debtor’s notice and claims agent, Kroll Restructuring Administration LLC.

2.1.142 “Other Administrative Claim” means any Administrative Expense Claim that is not a Professional Fee Claim, Ad Hoc Noteholder Group Expense, Ad Hoc Cross-Holder Group Expense, Senior Note Trustee Expense, Subordinated Note Trustee Expense, or Claim for U.S. Trustee Fees.

2.1.143 “Other General Unsecured Claim” means any General Unsecured Claim against the Debtor that is not a Senior Note Claim.

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2.1.144 “Other Priority Claim” means a Claim against the Debtor entitled to priority in right of payment pursuant to section 507(a) of the Bankruptcy Code, other than an Administrative Expense Claim or a Priority Tax Claim.

2.1.145 “Other Secured Claim” means any Secured Claim or portion thereof against the Debtor, other than a Secured Tax Claim.

2.1.146 “Person” means a “person” as defined in section 101(41) of the Bankruptcy Code.

2.1.147 “Petition Date” means March 17, 2023.

2.1.148 “Plan” has the meaning set forth in the Introduction hereto.

2.1.149 “Plan Sponsor Transaction” means a transaction whereby a third party provides financing and acquires all or a portion of NewCo equity.

2.1.150 “Plan Supplement” means one or more compilations of documents and forms of documents, instruments, schedules and exhibits to the Plan, as each such document, agreement, instrument, schedule and exhibit and form thereof may be altered, restated, modified or replaced from time to time, including subsequent to the filing of any such documents. Each such document, agreement, instrument, schedule or exhibit, or form thereof, is referred to herein as a “Plan Supplement.” The Plan Supplement may include the following (including drafts or forms, as applicable), or the material terms of the following, as applicable: (i) the NewCo Organizational Documents, (ii) the Liquidating Trust Agreement, (iii) the Schedule of Assumed Executory Contracts and Unexpired Leases, (iv) the Restructuring Transactions Memorandum, (v) the Shared Services Agreement (if any), and (vi) the Schedule of Retained Causes of Action.

2.1.151 “Post Effective Date UCC Matters” has the meaning in Section 16.7 hereof.

2.1.152 “Preferred Equity Interest” means an Equity Interest represented by an issued and outstanding share of preferred stock of SVBFG prior to or on the Petition Date, including those certain (i) Series A Preferred Stock, (ii) Series B Preferred Stock, (iii) Series C Preferred Stock, (iv) Series D Preferred Stock and (v) Series E Preferred Stock.

2.1.153 “Preferred Stock” means, collectively, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

2.1.154 “Priority Tax Claim” means a Claim (whether secured or unsecured) of a Governmental Unit against the Debtor entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

2.1.155 “Pro Rata” means, as applicable and unless otherwise stated, with respect to an Allowed or estimated Claim or Interest, the percentage represented by a fraction (i) the numerator of which shall be an amount equal to such Allowed or estimated Claim or Interest and (ii) the denominator of which shall be an amount equal to the aggregate amount of Allowed and

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estimated Claims or Interests in the same Class as such Claim or Interest, except in cases where Pro Rata is used in reference to multiple Classes, in which case Pro Rata means the portion that such Holder’s Claim or Interest in a particular class bears to the aggregate amount of all Allowed and estimated Claims or Interests in such multiple Classes.

2.1.156 “Professional” means a Person or Entity: (i) employed in the Chapter 11 Case pursuant to a Bankruptcy Court order in accordance with sections 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to section 327, 328, 329, 330 or 331 of the Bankruptcy Code, or (ii) for which compensation and reimbursement has been awarded by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

2.1.157 “Professional Fee Claim” means any Claim of a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code.

2.1.158 “Professional Fee Escrow Account” means an account to be funded by the Debtor on or prior to the Effective Date and maintained by the Liquidating Trust in an amount equal to the Professional Fee Reserve Amount.

2.1.159 “Professional Fee Reserve Amount” means the estimate, as determined in accordance with Section 3.2.3 hereof, of the aggregate amount of unpaid Professional Claims for all Professionals through the Effective Date.

2.1.160 “Proof of Claim” means a proof of claim against a Debtor filed by a holder of a Claim against the Debtor.

2.1.161 “Qualified Holder” means a Holder who provides a certification that such Holder is a “qualified purchaser” as such term is defined in section 2(a)(51) of the Investment Company Act and the rules thereunder and is an Accredited Investor.

2.1.162 “Qualified Holder Certification Request” has the meaning in Section 7.5.2 hereof.

2.1.163 “Regulation D” has the meaning in Section 7.4 hereof.

2.1.164 “Reinstated” means, with respect to any Claim or Interest, that such Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code, and “Reinstatement” shall have a correlative meaning.

2.1.165 “Related Parties” means with respect to a Person or Entity, and in each case solely in its capacity as such, each such Person or Entity’s predecessors, successors, assigns, subsidiaries, affiliates, managed accounts or funds, current and former officers, board members, directors, principals, agents, members, partners (general or limited), managers, employees, advisory board members, financial advisors, attorneys and legal representatives, accountants, investment bankers, consultants, trustees, investment committee members, affiliated investment funds or investment vehicles, management companies, direct or indirect owners and/or equityholders, investment or fund advisors, representatives, and other professionals and advisors and any such Person or Entity’s respective heirs, executors, estates and nominees.

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2.1.166 “Released Parties” means (i) the Debtor, (ii) NewCo (solely with respect to any Claims or Causes of Action and Defenses asserted against it as a purported successor to the Debtor), (iii) the Liquidating Trust (solely with respect to any Claims or Causes of Action and Defenses asserted against it as a purported successor to the Debtor), (iv) the UCC and its members, (v) the Ad Hoc Noteholder Group, (vi) the Consenting Noteholders, (vii) the Indenture Trustees, (viii) each such Entity’s or Person’s Related Parties; provided that no Person or Entity shall be a Released Party if it files with the Bankruptcy Court an objection to the Plan (including the releases) that is not consensually resolved before Confirmation or supports any such objection or objector; provided further that, no current or former director, officer or other Related Parties of the Debtor is a Released Party in respect of any prepetition conduct, transactions, or events, unless such Person is listed on Exhibit A hereof.

2.1.167 “Releasing Parties” means (i) the Released Parties listed in clauses (i)– (vii) in the definition thereof, (ii) all holders of Claims or Interests who affirmatively opt in to the releases provided by the Plan by checking the box on the applicable Ballot or Third-Party Release Election Form indicating that they opt in to grant the releases provided in the Plan to the Released Parties and (iii) each Related Party of each Person or Entity in clauses (i) and (ii) for which such Person or Entity is legally entitled to bind.

2.1.168 “Required Ad Hoc Senior Noteholder Parties” means at any time, Consenting Noteholders that are members of the Ad Hoc Noteholder Group holding greater than 50% in amount of Senior Notes held by all Consenting Noteholders that are members of the Ad Hoc Noteholder Group at such time.

2.1.169 “Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of January 9, 2024 [D.I. 798], by and among the Debtor and the Supporting Parties (as defined therein) party thereto, as amended, supplemented or otherwise modified from time to time, including all exhibits and annexes thereto.

2.1.170 “Restructuring Transactions” has the meaning set forth in Section 7.9 hereof.

2.1.171 “Restructuring Transactions Memorandum” shall mean a memorandum included in the Plan Supplement describing the Restructuring Transactions.

2.1.172 “Retained Causes of Action” means all of the Debtor’s claims or Causes of Action and Defenses, other than those settled, released or exculpated under this Plan; provided, that, notwithstanding anything herein to the contrary, NewCo or the Liquidating Trust shall retain the Debtor’s right to commence and pursue (a) the FDIC Claims, (b) Claims against any Debtor Related Party to the extent not released under the Plan and (c) any Claims or Causes of Action and Defenses the Debtor may have against First Citizens Bank & Trust Company.

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2.1.173 “Retained Debtor Assets” means all of the Debtor’s assets to be retained by NewCo and its subsidiaries after the Effective Date that include the following assets:

i.	all equity interests in SVB Securities Holdings LLC;

ii.	all equity interests in MoffettNathanson LLC;

iii.

Cash sufficient to fund (a) the businesses to be owned by NewCo, as determined in accordance with a NewCo business plan acceptable to the Required Ad Hoc Senior Noteholder Parties and (b) the capital call line of credit facility to certain funds of the SVB Capital business until the maturity of such capital call line of credit facility in accordance with the terms of the SVB Capital Sale;

iv.	Insurance Policies;

v.	Cash refunds of Taxes received by NewCo with respect to Taxes of the Debtor or its subsidiaries; and

vi.	Debtor’s Tax attributes.

2.1.174 “Review Period” has the meaning set forth in Section 3.4 hereof.

2.1.175 “Schedule of Assumed Executory Contracts and Unexpired Leases” means the schedule of certain Executory Contracts and Unexpired Leases to be assumed or assumed and assigned by the Debtor pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time by the Debtor.

2.1.176 “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action and Defenses of the Debtor that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time.

2.1.177 “SEC” means the United States Securities and Exchange Commission.

2.1.178 “Section 510(b) Claim” means a Claim subject to subordination under section 510(b) of the Bankruptcy Code.

2.1.179 “Secured Claim” means a Claim that is (i) secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or (ii) Allowed pursuant to the Plan as a Secured Claim.

2.1.180 “Secured Tax Claim” means any Secured Claim against the Debtor that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

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2.1.181 “Securities Act” means the Securities Act of 1933, as now in effect or hereafter amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

2.1.182 “security” means a security as defined in section 2(a)(1) of the Securities Act.

2.1.183 “Senior Note Claim” means any Claim arising out of or related to the Senior Notes Indenture.

2.1.184 “Senior Note Trustee Expenses” means the reasonable and documented compensation, fees, expenses, disbursements, and claims for indemnity, subrogation, and contribution incurred or owed to the Senior Notes Indenture Trustee and its professionals, recoverable in accordance with the Senior Notes Indenture Trustee’s charging lien, whether prior to or after the Petition Date and whether prior to or after the Effective Date, and reasonable fees and expenses incurred in connection with distributions made pursuant to the Plan or the cancellation and discharge of the Senior Notes Indenture and/or the Senior Notes Supplemental Indenture, in each case to the extent payable or reimbursable under the Senior Notes Indenture and/or the Senior Notes Supplemental Indenture, as applicable, including the reasonable and documented fees and expenses of Davis Polk & Wardwell LLP and Seward & Kissel LLP, as counsel to the Senior Notes Indenture Trustee and PJT Partners LP, as investment banker to the Senior Notes Indenture Trustee; provided that Davis Polk & Wardwell LLP and PJT Partners LP shall provide summary copies of applicable invoices to counsel to the Debtor and counsel to the UCC, and copies of the invoices, together with time records and other documents as may be requested, to the U.S. Trustee, subject to the procedures applicable to the Invoiced Fees in Section 3.4 hereof.

2.1.185 “Senior Notes” means the 2025 Senior Notes, 2026 Senior Notes, 2028 Senior Notes, 2030 Senior Notes, 2031 Senior Notes, 2028 Senior Fixed-to-Floating Rate Notes, and the 2033 Senior Fixed-to-Floating Rate Notes.

2.1.186 “Senior Notes Indenture” means that certain Indenture, dated as of September 10, 2010, between SVBFG and the Senior Notes Indenture Trustee, pursuant to which the Senior Notes were issued, as may be amended, supplemented or otherwise modified from time to time.

2.1.187 “Senior Notes Indenture Trustee” means U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as indenture trustee of the Senior Notes Indenture, and any successor trustee appointed in accordance with the terms of the Senior Notes Indenture.

2.1.188 “Senior Notes Supplemental Indenture” means that certain First Supplemental Indenture, dated as of April 28, 2022, between SVBFG and the Senior Notes Indenture Trustee, supplementing and amending the terms of the Senior Notes Indenture with respect to the 2028 Senior Fixed-to-Floating Rate Notes and the 2033 Senior Fixed-to-Floating Rate Notes.

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2.1.189 “Series A Preferred Stock” means the 5.250% fixed-rate series A non-cumulative perpetual preferred stock of SVBFG having the terms set forth in the Series A Certificate of Designation dated December 6, 2019.

2.1.190 “Series B Preferred Stock” means the 4.100% Fixed-to-Reset series B non-cumulative perpetual preferred stock of SVBFG having the terms set forth in the Series B Certificate of Designation dated February 2, 2021.

2.1.191 “Series C Preferred Stock” means the 4.000% Fixed-to-Reset series C non-cumulative perpetual preferred stock of SVBFG having the terms set forth in the Series C Certificate of Designation dated May 13, 2021.

2.1.192 “Series D Preferred Stock” means the 4.250% Fixed-to-Reset series D non-cumulative perpetual preferred stock of SVBFG having the terms set forth in the Series D Certificate of Designation dated October 28, 2021.

2.1.193 “Series E Preferred Stock” means the 4.7000% Fixed-to-Reset series D non-cumulative perpetual preferred stock of SVBFG having the terms set forth in the Series E Certificate of Designation dated October 28, 2021.

2.1.194 “Shared Services Agreement” means a shared services agreement or similar arrangement or understanding which governs the provision of operating services and general and administrative services, including but not limited to legal, accounting and treasury between NewCo and the Liquidating Trust.

2.1.195 “Solicitation Procedures Order” means the Order (I) Approving the Disclosure Statement; (II) Establishing a Voting Record Date; (III) Approving Solicitation Packages and Solicitation Procedures; (IV) Approving the Forms of Ballots; (V) Establishing Voting and Tabulation Procedures; and (VI) Establishing Notice and Objection Procedures for the Confirmation of the Plan [D.I. 1172].

2.1.196 “Specified Governmental Unit” means a “governmental unit” as defined in section 101(27) of the Bankruptcy Code but excluding for sake of clarity the FDIC, including in its corporate capacity and in its capacities as receiver for either Silicon Valley Bank of Santa Clara, California or Silicon Valley Bridge Bank, N.A.

2.1.197 “Stock Register” means the ownership register of SVBFG Common Stock maintained by, or behalf of, the Debtor.

2.1.198 “Subordinated Note Claims” means the BP Trust I Claims and the BP Trust II Claims.

2.1.199 “Subordinated Note Indenture Trustees” means BP Trust I Indenture Trustee and BP Trust II Indenture Trustee.

2.1.200 “Subordinated Note Indentures” means BP Trust I Indenture, BP Trust I Supplemental Indenture, BP Trust II Indenture and BP Trust II Supplemental Indenture.

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2.1.201 “Subordinated Note Trustee Expenses” means the reasonable and documented compensation, fees, expenses, disbursements, and claims for indemnity, subrogation, and contribution incurred or owed to the Subordinated Note Indenture Trustees and their professionals, recoverable in accordance with the Subordinated Note Indenture Trustees’ charging liens, whether prior to or after the Petition Date and whether prior to or after the Effective Date, and reasonable fees and expenses incurred in connection with distributions made pursuant to the Plan or the cancellation and discharge of the Subordinated Note Indentures, in each case to the extent payable or reimbursable under the Subordinated Note Indentures, including the reasonable and documented fees and expenses of Pryor Cashman LLP, as counsel to the Subordinated Note Indenture Trustees.

2.1.202 “Subordinated Notes” means the BP Trust I Preferred Securities and the BP Trust II Capital Securities.

2.1.203 “SVB Capital Sale” means the sale of the SVB Capital business, subject to the terms and conditions provided in the Interest Purchase Agreement, dated as of May 2, 2024, by and between the Debtor and Pinegrove Sierra HoldCo LLC.

2.1.204 “SVBFG” has the meaning set forth in the Introduction hereto.

2.1.205 “SVBFG Common Stock” means the common stock of SVBFG.

2.1.206 “Tax Authority” means a federal, state, local or foreign government, or agency, instrumentality, or employee thereof, court, or other body (if any) charged with the administration of any law relating to Taxes.

2.1.207 “Tax Return” means a return, declaration, form, election letter, report, statement, estimate, information return, or other information filed or required to be filed with respect to any Taxes, including any schedule or attachment thereto or amendment thereof.

2.1.208 “Taxes” means all (i) federal, state, local, or foreign taxes, including all net income, net worth or gross receipts, capital, value added, franchise, profits, employment, estimated, excise, severance, stamp, occupation, premium, windfall profits, environmental, custom duties, property, sales, use, license, transfer, registration, payroll, withholding, social security, unemployment, disability, alternative or add-on minimum or other taxes, and (ii) interest, penalties, fines, additions to tax or additional amounts imposed by any Tax Authority or paid in connection with any item described in clause (i) hereof.

2.1.209 “Third-Party Release” means the third-party release contained in Section 12.9 hereof.

2.1.210 “Third-Party Release Election Form” means an election form annexed to the non-voting notices to Holders of Claims and Interests in Classes 1, 2, 6, 7 and 8 to permit such Holders to opt in to the Third-Party Release.

2.1.211 “Treasury Regulations” means the United States Department of Treasury regulations promulgated under the IRC.

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2.1.212 “U.S. Trustee” means William K. Harrington, the United States Trustee for Region 2, U.S. Department of Justice, Office of the U.S. Trustee.

2.1.213 “U.S. Trustee Fees” mean fees arising under 28 U.S.C. § 1930(a)(6), together with interest, if any pursuant to 31 U.S.C. § 3717.

2.1.214 “UCC” means the official committee of unsecured creditors of the Debtor appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code, as may be reconstituted from time to time.

2.1.215 “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim or Interest to a Holder that has not: (i) accepted a particular distribution or, in the case of a distribution made by check, negotiated such check, (ii) given written notice to the Distribution Agent of an intent to accept a particular distribution, (iii) responded in writing to the request of the Distribution Agent for information necessary to facilitate a particular distribution, (iv) taken such actions in respect of DTC designation as are required under Sections 10.3.8 and 10.3.9 hereof, or (v) taken any other action necessary to facilitate such distribution (including, with respect to any NewCo Distribution, certification that it is a Qualified Holder or a Non-Qualified Holder).

2.1.216 “Unexpired Lease” means a lease to which the Debtor is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

2.1.217 “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not impaired within the meaning of such term in section 1124 of the Bankruptcy Code.

2.1.218 “United States of America,” “United States” or “U.S.” means the United States of America and its federal agencies.

2.1.219 “Voting Record Date” means the record date for voting on the Plan, which shall be May 14, 2024.

2.2 Rules of Interpretation

For the purposes of this Plan: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender, (ii) any reference herein to the word “including” or any word of similar import shall be read to mean “including without limitation,” (iii) unless otherwise specified, all references herein to “Sections” are references to Sections hereof or hereto, (iv) unless otherwise specified, the words “herein,” “hereof” and “hereto” refer to the Plan in its entirety rather than a particular portion of the Plan, (v) captions and headings to Sections are inserted for the convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, (vi) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply, (vii) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement, (viii) all references to docket numbers of documents filed in the Chapter 11 Case are references to the docket numbers under the

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Bankruptcy Court’s Case Management/Electronic Case Files system, (ix) all references to statutes, regulations, orders, rules of courts and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Case, unless otherwise stated, (x) unless otherwise specified, any reference herein to a contract, agreement, lease, plan, policy, document or instrument being in a particular form or on particular terms and conditions means that the same shall be substantially in that form or substantially on those terms and conditions, (xi) unless otherwise specified, any reference herein to a contract, agreement, lease, plan, policy, document or instrument or schedule or exhibit thereto, whether or not filed, shall mean the same as amended, restated, modified or supplemented from time to time in accordance with the terms hereof or thereof, (xii) any effectuating provisions may be interpreted by the Debtor, NewCo or the Liquidating Trust, as applicable, with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties (not to be unreasonably withheld, conditioned or delayed and to the extent provided in the Restructuring Support Agreement), in a manner consistent with the overall purpose and intent of this Plan or the Confirmation Order, all without further notice to or action, Order, or approval of the Bankruptcy Court or any other Entity, (xiii) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and permitted assigns, (xiv) references to “shareholders,” “directors” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company laws, (xv) except as otherwise expressly provided in this Plan, where this Plan contemplates that the Debtor, NewCo or the Liquidating Trust, as applicable, shall take any action, incur any obligation, issue any security or adopt, assume, execute or deliver any contract, agreement, lease, plan, policy, document or instrument on or prior to the Effective Date, the same shall be duly and validly authorized by the Plan and effective against and binding upon the Debtor, NewCo or the Liquidating Trust, as applicable, on and after the Effective Date without further notice to, order of or other approval by the Bankruptcy Court, action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of the board of directors of the Debtor or any other Entity, (xvi) except as otherwise provided in the Plan, anything required to be done by the Debtor, NewCo or the Liquidating Trust, as applicable, on the Effective Date may be done on the Effective Date or as soon as reasonably practicable thereafter and (xvii) all references herein to the NewCo Transaction shall be deemed to be followed by “if any” whether or not stated.

2.3 Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein (including in the Plan Supplement), the laws of the State of New York, without giving effect to the principles of conflicts of laws, shall govern the construction and implementation of the Plan and any agreement, document or instrument executed or entered into in connection with the Plan; provided, however, that corporate or limited liability company governance matters relating to the Debtor, NewCo, and the Liquidating Trust, as applicable, shall be governed by the laws of the state of incorporation or formation (as applicable).

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2.4 Computation of Time

In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply. If any payment, distribution, act or deadline under the Plan is required to be made or performed or occurs on a day that is not a Business Day, then the making of such payment or distribution, the performance of such act or the occurrence of such deadline shall be deemed to be on the next succeeding Business Day, but shall be deemed to have been completed or to have occurred as of the required date.

2.5 References to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America.

2.6 Consent Rights

Notwithstanding anything herein to the contrary, (i) any and all consent and consultation rights of all parties to the Restructuring Support Agreement under such agreement with respect to the Plan, all exhibits to the Plan, the Plan Supplement, the proposed form of Confirmation Order, and any other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, as more fully set forth in the Restructuring Support Agreement, are incorporated herein by this reference and shall be fully enforceable as if stated in full herein, and (ii) any action or inaction that may be taken by the Debtor or any of its subsidiaries shall be subject to the covenants of the Debtor set forth in the Restructuring Support Agreement. Failure to reference herein any right, privilege or obligation provided for by the Restructuring Support Agreement shall not impair any such right, privilege or obligation.

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3.	OTHER ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE CLAIMS, PRIORITY TAX CLAIMS AND STATUTORY FEES

3.1 Other Administrative Claims

3.1.1 Treatment of Other Administrative Claims

Subject to Section 11.4 hereof, except to the extent that the applicable Holder of an Allowed Other Administrative Claim agrees to less favorable treatment with the Debtor (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed) or, after the Effective Date, the Liquidating Trust, each Holder of an Allowed Other Administrative Claim shall receive, on account of such Allowed Other Administrative Claim to the extent any portion of such Allowed Other Administrative Claim has not been paid in full during the course of the Chapter 11 Case, payment in full in Cash (i) on or as soon as reasonably practicable after the later of the Effective Date and the date such Claim is Allowed, (ii) if such Allowed Other Administrative Claim is for goods and services provided to the Debtor in the ordinary course of business, in accordance with the terms and conditions of the applicable transaction documentation or course of business dealings with the Debtor, (iii) as otherwise may be agreed upon by such Holder and the Debtor (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed) or, after the Effective Date, the Liquidating Trust or (iv) as otherwise ordered by the Bankruptcy Court.

3.1.2 Filing Other Administrative Claims

Absent order of the Bankruptcy Court to the contrary, all requests for payment of Other Administrative Claims that accrued on or before the Effective Date must be filed with the Notice and Claims Agent or the Bankruptcy Court and served on counsel for the Debtor by the Administrative Expense Claim Bar Date. Any Holder of an Other Administrative Claim who is required to, but does not, file and serve a request for payment of such Other Administrative Claim pursuant to the procedures specified in the Confirmation Order on or prior to the Administrative Expense Claim Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Expense Claim against the Debtor, the Liquidating Trust or NewCo or its respective property, and such general Other Administrative Claim shall be deemed discharged as of the Effective Date.

Following the Effective Date, the Liquidating Trust shall have exclusive authority to settle Other Administrative Claims without further Bankruptcy Court approval.

Unless the Debtor or the Liquidating Trust or any other Entity object to a timely filed and properly served Other Administrative Claim by the 90th calendar day after the Effective Date, subject to further extensions and/or exceptions as may be ordered by the Bankruptcy Court upon motion on notice to all parties filing a notice of appearance and request for service pursuant to Bankruptcy Rule 2002 in the Chapter 11 Case, such Other Administrative Claim shall be deemed Allowed in the amount requested. If the Debtor or the Liquidating Trust or any other Entity object to an Other Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Other

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Administrative Claim should be Allowed and, if so, in what amount. Notwithstanding the foregoing, requests for payment of Other Administrative Claim need not be filed for Other Administrative Claims that (i) are undisputed Claims for unpaid invoices for goods or services provided to the Debtor in the ordinary course of business, (ii) previously have been Allowed by Final Order of the Bankruptcy Court, (iii) are for Cure Costs or (iv) the Debtor (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed) or, after the Effective Date, the Liquidating Trust, have otherwise agreed in writing to not require such a filing.

3.2 Professional Fee Claims

3.2.1 Final Fee Applications

All final requests for payment of Professional Fee Claims shall be filed and served no later than 60 days after the Effective Date, in accordance with the procedures established under the Interim Compensation Order. In accordance with the procedures established under the Interim Compensation Order, the Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims.

Except to the extent that the applicable Holder of an Allowed Professional Fee Claim agrees to less favorable treatment with the Debtor (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed) or, after the Effective Date, the Liquidating Trust, each Holder of a Professional Fee Claim that has been approved by the Bankruptcy Court shall be paid in full in Cash.

3.2.2 Professional Fee Escrow Account

On or prior to the Effective Date, the Debtor shall fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Professionals. The Professional Fee Escrow Account shall be maintained in trust for the Professionals. Such funds in the Professional Fee Escrow Account shall not constitute property of the Debtor’s Estate, except as otherwise expressly set forth in the last sentence of this paragraph. The amount of Professional Fee Claims owing to the Professionals on and after the Effective Date shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow Account, without interest or other earnings therefrom, as soon as reasonably practicable after such Claims are Allowed by a Bankruptcy Court order; provided that the Debtor’s obligation with respect to Professional Fee Claims will not be limited nor be deemed to be limited in any way to the balance of funds held in the Professional Fee Escrow Account. When all Allowed Professional Fee Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall promptly be transferred to the Liquidating Trust, without any further notice to, action, order, or approval of the Bankruptcy Court or by any other Entity.

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3.2.3 Professional Fee Reserve Amount

To receive payment for unbilled fees and expenses incurred through and including the Effective Date, the Professionals shall estimate their accrued Professional Fee Claims prior to and as of the Confirmation Date, along with an estimate of fees and expenses to be incurred through and including the Effective Date, and shall deliver such good-faith estimates to the Debtor by no later than seven days before the Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to the fees and expenses of such Professional. If a Professional does not provide such estimate, the Debtor may estimate the unbilled fees and expenses of such Professional. The total amount so estimated shall comprise the Professional Fee Reserve Amount. To the extent the Professional Fee Reserve Amount is not sufficient to pay all Allowed Professional Fee Claims in full, the remaining aggregate amount of the Allowed Professional Fee Claims shall be paid by the Liquidating Trust.

3.2.4 Post-Effective Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Effective Date, NewCo and the Liquidating Trust, as applicable, may, in the ordinary course of business and without any further notice to or action, order or approval of the Bankruptcy Court, pay in Cash the legal, professional or other fees and expenses related to the implementation and consummation of the Plan incurred by NewCo, the Liquidating Trust or any Professional following the Effective Date. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and NewCo and the Liquidating Trust may employ and pay any Professional for services rendered or expenses incurred after the Effective Date in the ordinary course of business without any further notice to or action, order or approval of the Bankruptcy Court.

3.3 Treatment of Priority Tax Claims

Subject to Section 11.4 hereof, except to the extent that the applicable Holder of an Allowed Priority Tax Claim has been paid by the Debtor before the Effective Date, or such Holder agrees to less favorable treatment, each Holder of an Allowed Priority Tax Claim shall receive, on account of such Allowed Priority Tax Claim, at the option of the Debtor (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed) or, after the Effective Date, the Liquidating Trust, (i) payment in full in Cash made (a) on or as soon as reasonably practicable after the Effective Date or (b) on the date such payment is due in the ordinary course of business, (ii) regular installment payments in accordance with section 1129(a)(9)(C) of the Bankruptcy Code or (iii) such other amounts and in such other manner as may be determined by the Bankruptcy Court to provide the Holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

The Liquidating Trust shall have the right, in its sole discretion, to pay any Allowed Priority Tax Claim or any remaining balance of an Allowed Priority Tax Claim (together with accrued but unpaid interest) in full at any time after the Effective Date without premium or penalty.

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3.4 Ad Hoc Noteholder Group Expenses

From and after the Confirmation Date, any outstanding and unpaid Ad Hoc Noteholder Group Expenses shall be paid in full in Cash subject and pursuant to the procedures set forth in the following paragraph.

Each professional or party shall provide summary copies of applicable invoices (the fees thereunder, the “Invoiced Fees”) to counsel to the Debtor, counsel to the UCC and the U.S. Trustee.7 Any objections raised by the Debtor, the U.S. Trustee or the UCC challenging the reasonableness of any portion of the Invoiced Fees (such portion, the “Disputed Invoiced Fees”) must be in writing and state with particularity the grounds therefor and must be submitted to the applicable professional or party within 10 Business Days of receipt (the “Review Period”) and, if after the Review Period an objection remains unresolved, such objection will be subject to resolution by the Court. After the Review Period, the undisputed portion of Invoiced Fees will be paid promptly by the Debtor, without the necessity of filing formal fee applications, regardless of whether such amounts arose or were incurred before or after the Petition Date. The Debtor or the Liquidating Trust shall pay any Disputed Invoiced Fees promptly upon resolution of the objection, including to the extent resolved through approval by the Court, to the extent of such approval. In no event shall any invoice or other statement submitted by any professional of the Ad Hoc Noteholder Group to any Debtor, the UCC, the U.S. Trustee or any other interested person (or any of their respective professionals) with respect to fees or expenses incurred by any professional retained by the Ad Hoc Noteholder Group operate to waive the attorney/client privilege, the work-product doctrine or any other evidentiary privilege or protection recognized under applicable law.

All Ad Hoc Noteholder Group Expenses to be paid on or after the Effective Date shall be estimated, as necessary, prior to or as of the Effective Date and such estimate shall be delivered to the Debtor; provided that such estimate shall not be considered an admission or limitation with respect to such Ad Hoc Noteholder Group Expenses. In addition, the Liquidating Trust is authorized to pay the Ad Hoc Noteholder Group Expenses, as necessary, after the Effective Date when due and payable in the ordinary course solely to the extent incurred on or after the Confirmation Order is entered, without any requirement for review or approval by the Bankruptcy Court or any Entity.

[7]

For the avoidance of doubt, the fees provided for must be reasonable. Although the U.S. Trustee fee guidelines do not apply, professionals shall submit time and expense detail entries to the U.S. Trustee, as well as any further information or back up documentation requested by the U.S. Trustee to determine the reasonableness of the invoiced amount. Invoices for such fees and expenses provided to any party other than the U.S. Trustee shall not be required to include any information subject to the attorney-client privilege, joint defense privilege, bank examiner privilege, or any information constituting attorney work product, and time and expense detail entries and other information provided solely to the U.S. Trustee shall be returned or destroyed after the U.S. Trustee has reviewed such material and any objections to the applicable fees and expenses have been resolved upon request of the applicable professional. Furthermore, the provision of invoices, time entries or other information pursuant to the terms hereof shall in no event constitute a waiver of the attorney-client privilege or of any benefits of the attorney work product doctrine.

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For the avoidance of doubt, any Ad Hoc Noteholder Group Expenses paid in accordance with this Section 3.4 shall not be paid as Senior Note Trustee Expenses as part of the treatment of Class 3(a) under the Plan.

3.5 Statutory Fees Payable Pursuant to 28 U.S.C. § 1930

All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code, together with interest, pursuant to section 3717 of Title 31, United States Code due and owing prior to the Effective Date shall be paid by the Debtor on or before the Effective Date. The Debtor shall file all quarterly reports due prior to the Effective Date when they become due, in a form reasonably acceptable to the U.S. Trustee. On and after the Effective Date, the Liquidating Trust shall pay these fees when due and owing and prepare and file all necessary quarterly reports and other reports required by the Bankruptcy Court.

3.6 Settlement of Ad Hoc Cross-Holder Group Expenses

The Debtor and the Ad Hoc Cross-Holder Group have agreed that, from and after the Confirmation Date, Ad Hoc Cross-Holder Group Expenses in an aggregate amount not to exceed $17,000,000 (the “Cross-Holder Fee Cap”) shall be paid by the Debtor in full in Cash subject and pursuant to the procedures set forth in this Section 3.6 (such payment, the “Cross-Holder Fees Settlement”).

Each professional or party shall provide Invoiced Fees to the Debtor, counsel to the UCC and the U.S. Trustee.8 Any objections raised by the Debtor, the U.S. Trustee or the UCC challenging the reasonableness of any portion of the Invoiced Fees must be in writing and state with particularity the grounds therefor and must be submitted to the applicable professional or party within 10 Business Days of receipt and, if after the Review Period an objection remains unresolved, such objection will be subject to resolution by the Court. After the Review Period, the undisputed portion of Invoiced Fees will be paid promptly by the Debtor, without the necessity of filing formal fee applications, regardless of whether such amounts arose or were incurred before or after the Petition Date. The Debtor or the Liquidating Trust shall pay any Disputed Invoiced Fees promptly upon resolution of the objection, including to the extent resolved through approval by the Court, to the extent of such approval. In no event shall any invoice or other statement submitted by any professional of the Ad Hoc Cross-Holder Group to any Debtor, the UCC, the U.S. Trustee or any other interested person (or any of their respective professionals) with respect to fees or expenses incurred by any professional retained by the Ad Hoc Cross-Holder Group operate to waive the attorney/client privilege, the work-product doctrine or any other evidentiary privilege or protection recognized under applicable law.

[8]

For the avoidance of doubt, the fees provided for must be reasonable. Although the U.S. Trustee fee guidelines do not apply, professionals shall submit time and expense detail entries to the U.S. Trustee, as well as any further information or back up documentation requested by the U.S. Trustee to determine the reasonableness of the invoiced amount. Invoices for such fees and expenses provided to any party other than the U.S. Trustee shall not be required to include any information subject to the attorney-client privilege, joint defense privilege, bank examiner privilege, or any information constituting attorney work product, and time and expense detail entries and other information provided solely to the U.S. Trustee shall be returned or destroyed after the U.S. Trustee has reviewed such material and any objections to the applicable fees and expenses have been resolved upon request of the applicable professional. Furthermore, the provision of invoices, time entries or other information pursuant to the terms hereof shall in no event constitute a waiver of the attorney-client privilege or of any benefits of the attorney work product doctrine.

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All Ad Hoc Cross-Holder Group Expenses to be paid on or after the Effective Date shall be estimated, as necessary, prior to or as of the Effective Date and such estimate shall be delivered to the Debtor; provided that such estimate shall not be considered an admission or limitation with respect to such Ad Hoc Cross-Holder Group Expenses but shall be subject to the Cross-Holder Fee Cap in all respects. In addition, the Liquidating Trust is authorized to pay the Ad Hoc Cross-Holder Group Expenses, as necessary, after the Effective Date when due and payable in the ordinary course solely to the extent incurred on or after the Confirmation Order is entered, without any requirement for review or approval by the Bankruptcy Court or any Entity but subject to the Cross-Holder Fee Cap in all respects.

Confirmation of the Plan shall constitute approval of the Cross-Holder Fees Settlement under section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, subject to the occurrence of the Effective Date. The Cross-Holder Fees Settlement is inseverable from the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Cross-Holder Fees Settlement under section 1123(b)(3) of the Bankruptcy Code in connection with the Plan and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that, taking into consideration and in the context of the participation in and support of the Plan by the Ad Hoc Cross-Holder Group, the resolution of the potential Plan objection by the Ad Hoc Cross-Holder Group, the value saved in litigation costs and delay as a result of the objection resolutions, and the value of the Plan to the Debtor and its Estate, taken as a whole, the Cross-Holder Fees Settlement is fair, equitable, reasonable, and in the best interests of the Debtor and its Estate.

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4.	CLASSIFICATION AND TREATMENT OF OTHER CLAIMS AND INTERESTS

Pursuant to sections 1122 and 1123 of the Bankruptcy Code, all Claims and Interests, except for Claims addressed in Section 3 hereof, are classified for all purposes as set forth in this Section 4. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date. For any Claim or Interest where a Proof of Claim has been filed, upon payment or satisfaction of such Claim or Interest and notice of such payment or satisfaction to the Holder of such Claim or Interest, such Claim or Interest may be adjusted or expunged on the Claims Register without a claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

Except as otherwise specifically provided for in the Plan, the Confirmation Order or other order of the Bankruptcy Court, or required by applicable non-bankruptcy law, in no event shall any Holder of an Allowed Claim be entitled to receive (x) payments that in the aggregate exceed the Allowed amount of such Holder’s Claim or (y) distributions that in the aggregate exceed the amount permitted by Section 11.4 hereof.

4.1	Summary of Classes and Treatment of Claims Against and Interests in the Debtor

The following table designates the Classes of Claims against and Interests in the Debtor, as applicable, and specifies which of those Classes are (i) Impaired or Unimpaired by the Plan and (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code or presumed to accept or deemed to reject the Plan.9 All of the potential Classes for the Debtor are set forth herein.

Class	Designation	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

3(a)	Senior Note Claims	Impaired	Entitled to Vote

3(b)	Other General Unsecured Claims	Impaired	Entitled to Vote

4	Subordinated Note Claims	Impaired	Entitled to Vote

5	Preferred Equity Interests	Impaired	Entitled to Vote

6	Common Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

7	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

8	Intercompany Claims and Intercompany Interests	Impaired or Unimpaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)

[9]	The information in the table is provided in summary form, and is qualified in its entirety by Section 4.2 hereof.

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4.2	Treatment of Claims and Interests

4.2.1	Class 1 – Other Secured Claims

i.	Classification: Class 1 consists of all Other Secured Claims.

ii.

Treatment: Except to the extent that a Holder of an Allowed Other Seemed Claim agrees to less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for its Allowed Other Secured Claim, each Holder of an Allowed Other Seemed Claim shall receive, at the Debtor’s option (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed): (a) payment in full in Cash; (b) delivery of the collateral seeming its Allowed Other Seemed Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (c) Reinstatement of its Allowed Other Seemed Claim; or (d) such other treatment rendering its Allowed Other Seemed Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

iii.

Voting: Claims in Class 1 are Unimpaired. Each Holder of an Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. No Holder of Other Secured Claims is entitled to vote to accept or reject the Plan.

4.2.2	Class 2 – Other Priority Claims

i.	Classification: Class 2 consists of all Other Priority Claims.

ii.

Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for its Allowed Other Priority Claim, each Holder of an Allowed Other Priority Claim shall receive treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code.

iii.

Voting: Claims in Class 2 are Unimpaired. Each Holder of an Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. No Holder of an Other Priority Claim is entitled to vote to accept or reject the Plan.

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4.2.3	Class 3(a) – Senior Note Claims

i.	Classification: Class 3(a) consists of all Senior Note Claims.

ii.

Allowance: Senior Note Claims shall be Allowed in the aggregate outstanding principal amount of $3,300,000,000.00, plus accrued and unpaid interest to and including the Petition Date at the non-default contract rate.

iii.

Treatment: Except to the extent that a Holder of an Allowed Senior Note Claim agrees to a less favorable treatment (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed), in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed Senior Note Claim, each Holder of an Allowed Senior Note Claim shall receive (a)(i) if and solely to the extent such Holder is a Qualified Holder, its Pro Rata Share of the Funded Debt Share of the NewCo Common Stock subject to dilution by any NewCo Transaction or (ii) if and solely to the extent such Holder is a Non-Qualified Holder, Cash in an amount equal to the value of the NewCo Common Stock it would be entitled to receive if it and all holders of Senior Notes Claims and Other General Unsecured Claims were Qualified Holders, (b) its Pro Rata share of the Class A-1 Trust Units and (c) Cash in an amount equal to the Senior Note Trustee Expenses that will be satisfied through application of the Senior Notes Indenture Trustee’s charging lien included in the applicable Indenture.

iv.	Voting: Claims in Class 3(a) are Impaired. Each Holder of an Allowed Senior Note Claim is entitled to vote to accept or reject the Plan.

4.2.4	Class 3(b) – Other General Unsecured Claims

i.	Classification: Class 3(b) consists of all Other General Unsecured Claims.

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ii.

Treatment: Except to the extent that a Holder of an Allowed Other General Unsecured Claim agrees to a less favorable treatment (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed), in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed Other General Unsecured Claim, each Holder of an Allowed Other General Unsecured Claim shall receive:

(a) (i)(A) if and solely to the extent such Holder is a Qualified Holder, its Pro Rata share (together with all Holders receiving Distributions in NewCo Common Stock) of the NewCo Common Stock subject to dilution by any NewCo Transaction or (B) if and solely to the extent such Holder is a Non-Qualified Holder, Cash in an amount equal to the value of the NewCo Common Stock it would be entitled to receive if it and all holders of Senior Notes Claims and Other General Unsecured Claims were Qualified Holders, and (ii) its Pro Rata share of the Class A-2 Trust Units; or

(b) if such Holder elects on the applicable ballot, the GUC Cash-Out with respect to such Claim.

iii.	Voting: Claims in Class 3(b) are Impaired. Each Holder of an Allowed Other General Unsecured Claim is entitled to vote to accept or reject the Plan.

4.2.5	Class 4 – Subordinated Note Claims

i.	Classification: Class 4 consists of all Subordinated Note Claims.

ii.

Allowance: Subordinated Note Claims shall be Allowed in the aggregate outstanding principal amount of $100,000,445.00, plus accrued and unpaid interest to and including the Petition Date at the non-default contract rate.

iii.

Treatment: Except to the extent that a Holder of an Allowed Subordinated Note Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed Subordinated Note Claim, each Holder of an Allowed Subordinated Note Claim shall receive (a) its Pro Rata share of the Class A-3 Trust Units in an aggregate amount equal to such Holder’s Allowed Subordinated Note Claim and (b) Cash in an amount equal to the Subordinated Note Trustee Expenses that will be satisfied through application of the Subordinated Note Indenture Trustees’ charging liens included in the applicable Indentures.

iv.	Voting: Claims in Class 4 are Impaired. Each Holder of an Allowed Subordinated Note Claim is entitled to vote to accept or reject the Plan.

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4.2.6	Class 5 – Preferred Equity Interests

i.	Classification: Class 5 consists of all Preferred Equity Interests.

ii.

Allowance: Preferred Equity Interests shall be Allowed in an amount equal to the Liquidation Preference per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of distributions (but without regard to any undeclared dividends).

iii.

Treatment: Except to the extent that a Holder of an Allowed Preferred Equity Interest agrees to a less favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed Preferred Equity Interest, each Holder of an Allowed Preferred Equity Interest shall receive its Pro Rata share of the Class C Trust Units.

iv.	Voting: Claims in Class 5 are Impaired. Each Holder of an Allowed Preferred Equity Interest is entitled to vote to accept or reject the Plan.

4.2.7	Class 6 – Common Equity Interests

i.	Classification: Class 6 consists of all Common Equity Interests.

ii.

Treatment: No Holder of a Common Equity Interest shall receive any Distributions on account of its Common Equity Interest. On and after the Effective Date, all Common Equity Interests shall be canceled, released, discharged, and extinguished and will be of no further force or effect, and Holders of such Interests shall not receive or retain any distribution, property, or other value on account of such Interests.

iii.

Voting: Interests in Class 6 are Impaired. Each Holder of a Common Equity Interest is conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. No Holder of a Common Equity Interest is entitled to vote to accept or reject the Plan.

4.2.8	Class 7 – Section 510(b) Claims

i.	Classification: Class 7 consists of all Section 510(b) Claims.

ii.

Treatment: No Holder of a Section 510(b) Claim shall receive any Distributions on account of its Section 510(b) Claim. On and after the Effective Date, all Section 510(b) Claims shall be canceled, released, discharged, and extinguished and will be of no further force or effect, and Holders of Section 510(b) Claims shall not receive or retain any distribution, property, or other value on account of such Claims.

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iii.

Voting: Claims in Class 7 are Impaired. Each Holder of a Section 510(b) Claim is conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. No Holder of a Section 510(b) Claim is entitled to vote to accept or reject the Plan.

4.2.9	Class 8 – Intercompany Claims and Intercompany Interests

i.	Classification: Class 8 consists of all Intercompany Claims and Intercompany Interests.

ii.

Treatment: On and after the Effective Date, each Intercompany Claim and each Intercompany Interest shall be (a) canceled, released, and discharged, (b) Reinstated, (c) converted to equity, or (d) otherwise set off, settled, or distributed, in each case at the option of the Debtor with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed.

iii.

Voting: Claims and Interests in Class 8 are Impaired or Unimpaired. Each Holder of an Intercompany Claim or an Intercompany Interest is conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or 1126(g) of the Bankruptcy Code. No Holder of an Intercompany Claim or an Intercompany Interest is entitled to vote to accept or reject the Plan.

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5.	THE LIQUIDATING TRUST

5.1	The Liquidating Trust Agreement

On or prior to the Effective Date, the Liquidating Trust will be established pursuant to the Liquidating Trust Agreement. The Liquidating Trust Agreement may provide powers, duties, and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties and authorities do not affect the status of the Liquidating Trust as a “liquidating trust” for United States federal income tax purposes. Notwithstanding anything in the Liquidating Trust Agreement to the contrary, the Liquidating Trust will be structured and operate in a manner that does not require registration of the Liquidating Trust under the Investment Company Act.

5.2	Purpose of the Liquidating Trust

The Liquidating Trust shall be established for the sole purpose of liquidating and distributing the Liquidating Trust Assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. The Liquidating Trust shall be deemed a successor-in-interest of the Debtor to the maximum extent necessary for the Liquidating Trust to execute its purpose, and shall not otherwise be deemed a successor-in-interest to the Debtor for any purpose other than as specifically set forth in the Plan or in the Liquidating Trust Agreement.

5.3	Liquidating Trust Assets

On the Effective Date, the Liquidating Trust Assets shall be deemed irrevocably transferred to the Liquidating Trust or entities to be formed by the Liquidating Trust, in each case in accordance with the Restructuring Transactions Memorandum and without any further action of NewCo, the Debtor or its subsidiaries or any of their respective managers, employees, officers, directors, members, partners, shareholders, agents, advisors, or representatives. The Liquidating Trust Assets shall vest in the Liquidating Trust, free and clear of all Liens, Claims, charges, rights, or other encumbrances subject to and in accordance with the Plan and the Liquidating Trust Agreement. For purposes of section 553 of the Bankruptcy Code, the transfer of the Liquidating Trust Assets to the Liquidating Trust shall not affect the mutuality of obligations that otherwise may have existed prior to the effectuation of such transfer. Such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar Tax, pursuant to section 1146(a) of the Bankruptcy Code. Upon delivery of the Liquidating Trust Assets to the Liquidating Trust, the Debtor and its predecessors, successors and assigns, and each other Entity released pursuant to Section 12.9 herein shall be discharged and released from all liability with respect to the delivery of such distributions. Upon the transfer of the Liquidating Trust Assets and pursuant to the Liquidating Trust Agreement, the Debtor will have no reversionary or further interest in or with respect to the Liquidating Trust Assets.

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After the Effective Date, the Liquidating Trust may, in its reasonable discretion, contribute all or a portion of the Liquidating Trust Assets to one or more Blocker Corporations; provided that, the Liquidating Trust shall evaluate any such transfer based on the relative tax costs and other tax consequences to the Liquidating Trust Beneficiaries of contributing such assets as compared to if such assets were not contributed to a Blocker Corporation.

To the extent that any cash refunds of Taxes transferred by NewCo to the Liquidating Trust is subsequently disallowed or required to be returned to the applicable Tax Authority, the Liquidating Trust shall be liable for any amounts payable by NewCo to the applicable Tax Authority as a result of such disallowance or requirement and shall promptly repay, or cause to be repaid, the amount of such refund, together with any interest, penalties or other additional amounts imposed by such Tax Authority, to NewCo.

5.4	Administration of the Liquidating Trust

The business and affairs of the Liquidating Trust shall be managed by or under the direction of the Liquidating Trust Board. On the Effective Date, the Liquidating Trust Board shall be appointed by the Required Ad Hoc Senior Noteholder Parties in a manner reasonably acceptable to the UCC, and the Ad Hoc Cross-Holder Group shall be entitled to participate in the appointment process. In furtherance of the participation rights of the Ad Hoc Cross-Holder Group as provided in the foregoing sentence, members of the Ad Hoc Cross-Holder Group or a steering committee thereof shall be provided with a reasonable opportunity to vet any candidates, to propose candidates and participate in the deliberation process with respect to the appointment of the Liquidating Trust Board members, and the Required Ad Hoc Senior Noteholder Parties shall consider, in good faith (without prejudice to the fact that the members of the Ad Hoc Cross-Holder Group are in a separate ad hoc group), the views and proposals of the Ad Hoc Cross-Holder Group or a steering committee thereof. The Court shall consider on an emergency basis any dispute regarding the Ad Hoc Cross-Holder Group participation rights set forth in this Section 5.4. Following the Effective Date, the appointment and removal of the members of the Liquidating Trust Board shall be governed by the Liquidating Trust Agreement.

The Liquidating Trust shall have all the rights, powers and duties necessary to carry out its responsibilities under this Plan and the Confirmation Order. For the avoidance of doubt, these powers shall include, to the extent applicable, the power to assert, enforce, release, or waive any privilege or any defense (including as to any privilege that the Debtor held prior to the Effective Date). The Liquidating Trust shall be the exclusive representative of the Debtor’s estate for the purposes of 31 U.S.C. § 3713(b) and section 1123(b)(3)(B) of the Bankruptcy Code and receiver, trustee or assignee of all or substantially all the property or business pursuant to 26 U.S.C. § 6012(b)(3).

In furtherance of and consistent with the purpose of the Liquidating Trust and the Plan, and subject to the terms of the Confirmation Order, the Plan and the Liquidating Trust Agreement, the Liquidating Trust shall, among other things, have the following rights and powers: (i) to hold, manage, convert to Cash, and distribute the Liquidating Trust Assets to holders of Liquidating Trust Interests, including (x) prosecuting and resolving the claims and Retained Causes of Action belonging to the Liquidating Trust and (y) reducing, from time to time, the amount of Liquidating Trust Assets held in the Disputed Claims Reserves and returning such amounts to the Liquidating Trust, provided, for the avoidance of doubt, that any investment powers of the Liquidating Trust, other than those reasonably necessary to maintain the value of

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the assets and to further the liquidating purpose of the trust, must be limited to powers to invest in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary, liquid investments, such as Treasury bills, (ii) to sell, transfer, lease, encumber, or otherwise dispose of the Liquidating Trust Assets, (iii) to investigate, prosecute, settle and/or abandon rights, causes of action, or litigation of the Liquidating Trust, including Avoidance Actions, (iv) to disburse funds in the Professional Fee Reserve, the Liquidating Trust Disputed Claims Reserve, and the Liquidating Trust Disputed GUC Cash-Out Claims Reserve in accordance with the Liquidating Trust Agreement, which shall be consistent with the Plan, (v) to distribute Liquidating Trust Interest from the Liquidating Trust Disputed Interests Reserve in accordance with the Liquidating Trust Agreement, which shall be consistent with the Plan, (vi) to distribute NewCo Common Stock from the NewCo Disputed Claims Reserve in accordance with the Shared Services Agreement and the Liquidating Trust Agreement, as applicable, which shall be consistent with the Plan, (vii) to file all Tax Returns and tax and regulatory forms, returns, reports, and other documents required with respect to the Liquidating Trust and any Disputed Claims Reserve, (viii) to object to Claims, and manage, control, prosecute, and/or settle on behalf of the Liquidating Trust, objections to Claims on account of which the Distribution Agent will be responsible (if Allowed) for making distributions under the Plan, (ix) to take all actions necessary and create any document necessary to implement the Plan, (x) to act as a signatory to the Debtor for all purposes, including those associated with the novation of contracts or other obligations arising out of the sales of the Debtor’s assets, and (xi) to take all necessary actions and file all appropriate motions to obtain an order closing the Chapter 11 Case. Under no circumstance may any person on the Liquidating Trust Board serve on the board of directors of any Affiliate of the Liquidating Trust.

5.5	Substitution in Pending Legal Actions

On the Effective Date, the Liquidating Trust shall be deemed to be substituted as the party to any pending litigation of a Retained Cause of Action in which the Debtor is a party and shall be authorized, but not required, to file notices or other pleadings in such actions to effectuate its substitution for the Debtor. Such substitution shall not result in holders of Claims, including litigation Claims, against the Debtor receiving greater rights in or against the Liquidating Trust than they are otherwise entitled to under the Plan and Liquidating Trust Agreement on account of such Claims.

5.6	Distribution of Liquidating Trust Assets

i.

From time to time (but no less frequently than annually), the Liquidating Trust shall distribute to the Liquidating Trust Beneficiaries on account of their Liquidating Trust Interests in accordance with this Section 5.6 all unrestricted Cash on hand; provided, that in no event shall the Liquidating Trust be required to distribute amounts reasonably necessary to (A) meet contingent liabilities and to maintain the value of the Liquidating Trust Assets during liquidation, (B) pay reasonable incurred or anticipated expenses (including, but not limited to, any Taxes imposed on or payable by the Liquidating Trust or in respect of the Liquidating Trust Assets), or (C) satisfy other liabilities incurred or anticipated by the Liquidating Trust in accordance with the Plan or the Liquidating Trust Agreement.

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ii.

The Liquidating Trust shall issue class A-1 trust units (the “Class A-1 Trust Units”), class A-2 trust units (the “Class A-2 Trust Units”), class A-3 trust units (the “Class A-3 Trust Units”) and class C trust units (the “Class C Trust Units”) to holders of Claims and Interests in accordance with Sections 4.2 and 11.8.

iii.

The Class A-1 Trust Units shall be issued to Holders of Allowed Senior Note Claims with an initial distribution preference,[10] which shall accrete at an annual rate of 11%. The Class A-1 Trust Units shall be entitled to the Funded Debt Share of distributions from the Liquidating Trust until the distribution preference (including, for the avoidance of doubt, any accretion thereto) of the Class A-1 Trust Units has been satisfied in full.

iv.

The Class A-2 Trust Units shall be issued to Holders of Allowed Other General Unsecured Claims (other than Holders of Allowed Other General Unsecured Claims that elect to receive the GUC Cash-Out) with an initial distribution preference,[11] which shall accrete at an annual rate of 11%. The Class A-2 Trust Units shall be entitled to all distributions from the Liquidating Trust other than those to be received by the Class A-1 Trust Units and Class A-3 Trust Units until the distribution preference (including, for the avoidance of doubt, any accretion thereto) of the Class A-2 Trust Units has been satisfied in full.

v.

The Class A-3 Trust Units shall be issued to Holders of Allowed Subordinated Note Claims with an initial distribution preference,[12] which shall accrete at an annual rate of 11%. The Class A-3 Trust Units shall receive no distributions until the distribution preference (including, for the avoidance of doubt, any accretion thereto) of the Class A-1 Trust Units has been satisfied in full, after which the Class A-3 Trust Units shall receive the Funded Debt Share of distributions from the Liquidating Trust until the distribution preference (including, for the avoidance of doubt, any accretion thereto) of the Class A-3 Trust Units has been satisfied in full.

[10]

The initial distribution preference of the Class A-1 Trust Units shall equal the face amount (including accrued and unpaid interest on the Senior Notes as of the Petition Date) of all Allowed Senior Note Claims minus the value of NewCo Common Stock distributable to Class 3(a) under the Plan (taking into the effect of any NewCo Transactions); provided that the determination of such value shall be acceptable to the Debtor, the UCC, and the Required Ad Hoc Senior Noteholder Parties and shall take into account any NewCo Transactions to be consummated on or prior to the Effective Date.

[11]

The initial distribution preference of the Class A-2 Trust Units shall equal the face amount of all Allowed Other General Unsecured Claims minus amount of the Allowed Other General Unsecured Claims satisfied by the GUC Cash-Out and minus the value of NewCo Common Stock distributable to Class 3(b) under the Plan (taking into the effect of any NewCo Transactions); provided that the determination of such value shall be acceptable to the Debtor, the UCC, and the Required Ad Hoc Senior Noteholder Parties and shall take into account any NewCo Transactions to be consummated on or prior to the Effective Date.

[12]

The initial distribution preference of the Class A-3 Trust Units shall equal the face amount (including accrued and unpaid interest on the Subordinated Notes as of the Petition Date) of all Allowed Subordinated Note Claims.

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vi.

The Class C Trust Units shall be issued to Holders of Allowed Preferred Equity Interests. The Class C Trust Units shall receive no distributions until the distribution preferences (including, for the avoidance of doubt, any accretion thereto) of the Class A-1 Trust Units, the Class A-2 Trust Units and the Class A-3 Trust Units have been satisfied in full.

vii.	After satisfaction of the Class A-1 Trust Units, Class A-2 Trust Units and Class A-3 Trust Units in full, the Class C Trust Units shall be entitled to 100% of Liquidating Trust distributions.

5.7	Costs and Expenses of the Liquidating Trust

The individuals serving as or comprising the Liquidating Trust Board shall be entitled to reasonable compensation in an amount consistent with that of similar functionaries in similar roles and paid out of the Liquidating Trust Assets. The fees and expenses incurred by the Liquidating Trust Board on or after the Effective Date and any reasonable compensation and expense reimbursement claims (including attorney fees and expenses) made by the Liquidating Trust Board in connection with such Liquidating Trust Board’s duties shall be paid without any further notice to, or action, order, or approval of, the Bankruptcy Court in Cash from the Liquidating Trust Assets. Fees and expenses incurred in connection with the prosecution and settlement of any Claims shall be considered costs and expenses of the Liquidating Trust.

The Debtor, NewCo, the Delaware Trustee and the Liquidating Trust Board, as applicable, shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. In the event that the Delaware Trustee or the Liquidating Trust Board is so ordered after the Effective Date, all costs and expenses of procuring any such bond or surety shall be paid for with Cash from the Liquidating Trust Assets.

5.8	Retention of Professionals/Employees by the Liquidating Trust Board

The Liquidating Trust Board may appoint officers or other representative agents of the Liquidating Trust, including a Liquidating Trust manager and a secretary, to serve as agents to the Liquidating Trust and carry out the purpose of the Liquidating Trust. The Liquidating Trust Board shall have the right to hire employees and retain the services of attorneys, accountants, and other professionals, subject to any limitations imposed by the Liquidating Trust Board, that are necessary to assist the Liquidating Trust Board in the performance of their duties without Bankruptcy Court approval. Without limiting the foregoing, the Liquidating Trust Board may retain any professional that represented parties in interest in the Chapter 11 Case.

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5.9	Liquidating Trust Disputed Claims Reserve

On or after the Effective Date, the Liquidating Trust shall be authorized, but not directed, to establish one or more Liquidating Trust Disputed Claims Reserves. After the Effective Date, the Liquidating Trust may, in its sole discretion, hold any property to be distributed pursuant to the Plan, in the same proportions and amounts as provided for in the Plan, in the Liquidating Trust Disputed Claims Reserve in trust for the benefit of the Holders of Disputed Administrative Expense Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims, Disputed Other Secured Claims and Disputed General Unsecured Claims (other than Disputed GUC Cash-Out Claims) ultimately determined to be Allowed after the Effective Date; provided that the Liquidating Trust shall use reasonable effort to allocate sufficient property for the Liquidating Trust Disputed Claims Reserves. The Liquidating Trust shall distribute such amounts (net of any expenses, including any Taxes relating thereto or otherwise payable by the Liquidating Trust Disputed Claims Reserve), as provided herein, as such Claims are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims as such amounts would have been distributable had such Claims been Allowed Claims as of the Effective Date. Amounts remaining in the Liquidating Trust Disputed Claims Reserve, if any, after the resolution of all applicable Disputed Claims and the satisfaction of all applicable Allowed Disputed Claims shall promptly be transferred to the Liquidating Trust, without any further notice to, action, order, or approval of the Bankruptcy Court or by any other Entity.

5.10	Liquidating Trust Disputed GUC Cash-Out Claims Reserve

On or after the Effective Date, the Liquidating Trust shall establish the Liquidating Trust Disputed GUC Cash-Out Claims Reserve. On or after the Effective Date, the Liquidating Trust shall place Cash in the Liquidating Trust Disputed GUC Cash-Out Claims Reserve in trust for the benefit of the Holders of Disputed GUC Cash-Out Claims ultimately determined to be Allowed after the Effective Date, in an amount, as reasonably determined by the Liquidating Trust (and with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties), sufficient to satisfy the GUC Cash-Out for such GUC Cash-Out Claims to the extent such Claims are Allowed after the Effective Date. The Liquidating Trust shall distribute such amounts (net of any expenses, including any Taxes relating thereto or otherwise payable by the Liquidating Trust Disputed GUC Cash-Out Claims Reserve), as provided herein, as such Claims are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims as such amounts would have been distributable had such Claims been Allowed Claims as of the Effective Date; provided that, to the extent the Cash held in such Liquidating Trust Disputed GUC Cash-Out Claims Reserve is insufficient to fund the GUC Cash-Out for any GUC Cash-Out Claim when Allowed, such GUC Cash-Out Claim shall receive its Distribution in accordance with Section 4.2.4(ii)(a) hereof as though it had not elected the GUC Cash-Out; provided further that Cash remaining in the Liquidating Trust Disputed GUC Cash-Out Claims Reserve, if any, after the resolution of all applicable Disputed GUC Cash-Out Claims and the satisfaction of all applicable Allowed Disputed GUC Cash-Out Claims shall promptly be transferred to the Liquidating Trust, without any further notice to, action, order, or approval of the Bankruptcy Court or by any other Entity.

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5.11	Liquidating Trust Disputed Interests Reserve

On or after the Effective Date, the Liquidating Trust shall be authorized, but not directed, to establish one or more Liquidating Trust Disputed Interests Reserves. After the Effective Date, the Liquidating Trust may, in its sole discretion, hold any property to be distributed pursuant to the Plan (other than NewCo Common Stock), in the same proportions and amounts as provided for in the Plan, in the Liquidating Trust Disputed Interests Reserve in trust for the benefit of the Holders of Disputed General Unsecured Claims (other than Disputed GUC Cash-Out Claims), Disputed Subordinated Note Claims and Disputed Preferred Equity Interests ultimately determined to be Allowed after the Effective Date; provided that the Liquidating Trust shall use reasonable effort to allocate sufficient property for the Liquidating Trust Disputed Interests Reserves. The Liquidating Trust shall distribute such amounts (net of any expenses, including any Taxes relating thereto or otherwise payable by the Liquidating Trust Disputed Interests Reserve), as provided herein, as such Claims or Interests are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims or Interests as such amounts would have been distributable had such Claims or Interests been Allowed Claims or Interests as of the Effective Date. Amounts remaining in the Liquidating Trust Disputed Interests Reserve, if any, after the resolution of all applicable Disputed Claims or Interests and the satisfaction of all applicable Allowed Disputed Claims and Interests, if any, shall promptly be transferred to the Liquidating Trust, without any further notice to, action, order, or approval of the Bankruptcy Court or by any other Entity.

5.12	NewCo Disputed Claims Reserve

On or after the Effective Date, the Liquidating Trust shall be authorized, but not directed, to establish one or more NewCo Disputed Claims Reserves, and such NewCo Disputed Claims Reserves shall be deemed transferred to the Liquidating Trust or entities to be formed by the Liquidating Trust, in each case in accordance with the Restructuring Transactions Memorandum and without any further action of NewCo, the Debtor or its subsidiaries or any of their respective managers, employees, officers, directors, members, partners, shareholders, agents, advisors, or representatives. After the Effective Date, the Liquidating Trust may, in its sole discretion, hold any NewCo Common Stock to be distributed pursuant to the Plan, in the same proportions and amounts as provided for in the Plan, in the NewCo Disputed Claims Reserve in trust for the benefit of the Holders of Disputed General Unsecured Claims (other than Disputed GUC Cash-Out Claims) ultimately determined to be Allowed after the Effective Date; provided that the Liquidating Trust shall use reasonable effort to allocate sufficient property for the NewCo Disputed Claims Reserves. The Liquidating Trust shall distribute such amounts (net of any expenses, including any Taxes relating thereto or otherwise payable by the NewCo Disputed Claims Reserve), as provided herein, as such Claims are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims as such amounts would have been distributable had such Claims been Allowed Claims or Interest as of the Effective Date. Amounts remaining in the NewCo Disputed Claims Reserve, if any, after the resolution of all applicable Disputed Claims and the satisfaction of all applicable Allowed Disputed Claims, if any, shall promptly be transferred to NewCo, without any further notice to, action, order, or approval of the Bankruptcy Court or by any other Entity.

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5.13	Federal Income Tax Treatment of the Liquidating Trust

5.13.1	Liquidating Trust Assets Treated as Owned by Creditors

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trust Board), for all United States federal income tax purposes, all parties (including the Debtor, the Liquidating Trust Board and the Liquidating Trust Beneficiaries) shall treat the transfer of the Liquidating Trust Assets to the Liquidating Trust as (i) a transfer of the Liquidating Trust Assets (subject to any obligations relating to those assets) directly to the Liquidating Trust Beneficiaries (other than to the extent Liquidating Trust Assets are allocable to Disputed Claims or Interests, which shall be treated as transferred to the applicable Disputed Claims Reserve), followed by (ii) the transfer by such beneficiaries to the Liquidating Trust of the Liquidating Trust Assets (other than to the extent Liquidating Trust Assets are allocable to any Disputed Claims Reserve) in exchange for Liquidating Trust Interests. Accordingly, the Liquidating Trust Beneficiaries shall be treated for United States federal income tax purposes as the grantors and owners of their respective share of the Liquidating Trust Assets (other than such Liquidating Trust Assets as are allocable to any Disputed Claims Reserve, discussed below). The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

5.13.2	Tax Reporting

i.

The Liquidating Trust Board shall file Tax Returns for the Liquidating Trust treating the Liquidating Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) (excluding any Disputed Claims Reserve, which shall be reported in accordance with Section 5.13.2.iv below) and in accordance with this Section 5.13. The Liquidating Trust Board also will annually send to each holder of a Liquidating Trust Interest a separate statement regarding the receipts and expenditures of the Liquidating Trust as relevant for U.S. federal income tax purposes and will instruct all such holders to use such information in preparing their U.S. federal income Tax Returns or to forward the appropriate information to such holder’s underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income Tax Returns. The Liquidating Trust Board shall also file (or cause to be filed) any other statement, return or disclosure relating to the Liquidating Trust or any Disputed Claims Reserve that is required by any Governmental Unit.

ii.

As soon as reasonably practicable after Liquidating Trust Assets are transferred to the Liquidating Trust, the Liquidating Trust Board shall make a good faith valuation of Liquidating Trust Assets, and shall make all such values available from time to time, to the extent relevant, and such values shall be used consistently by all parties to the Liquidating Trust (including the Debtor, the Liquidating Trust Board and Liquidating Trust Beneficiaries) for all United States federal income tax purposes.

iii.

Allocations of Liquidating Trust taxable income among the Liquidating Trust Beneficiaries (other than to the extent such taxable income is allocable to any Disputed Claims Reserve) shall be determined by reference to the manner in which an amount of cash representing such taxable income would be distributed (were such cash permitted to be distributed at such time) if, immediately prior to such deemed distribution,

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the Liquidating Trust had distributed all its assets (valued at their tax book value, other than assets allocable to any Disputed Claims Reserve) to the holders of the Liquidating Trust Interests, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Liquidating Trust. Similarly, taxable loss of the Liquidating Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Liquidating Trust Assets (other than the assets allocable to any Disputed Claims Reserve). The tax book value of the Liquidating Trust Assets for purpose of this paragraph shall equal their fair market value on the Effective Date, adjusted in accordance with tax accounting principles prescribed by the IRC, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

iv.

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Trust Board of a private letter ruling if the Liquidating Trust Board so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trust Board), the Liquidating Trust Board shall (A) timely elect to treat any Disputed Claims Reserve as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9, and (B) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. All parties (including the Liquidating Trust Board, the Debtor, and the Liquidating Trust Beneficiaries) shall report for United States federal, state and local income tax purposes consistently with the foregoing.

v.

The Liquidating Trust Board shall be responsible for payment, out of the Liquidating Trust Assets, of any Taxes imposed on the trust or its assets, including any Disputed Claims Reserve; provided that, any Disputed Claims Reserve shall bear all Taxes allocable to such Disputed Claims Reserve. In the event, and to the extent, any Cash retained on account of Disputed Claims or Interests in any Disputed Claims Reserve is insufficient to pay the portion of any such Taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims or Interests (including any income that may arise upon the distribution of the assets of any Disputed Claims Reserve), such Taxes may be (i) reimbursed from any subsequent Cash amounts retained on account of such Disputed Claims or Interests, (ii) paid with the proceeds from a sale of the assets of the applicable Disputed Claims Reserve or (iii) to the extent such Disputed Claims or Interests have subsequently been resolved, deducted from any amounts otherwise distributable by the Liquidating Trust Board as a result of the resolution of such Disputed Claims or Interests.

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vi.

The Liquidating Trust Board may request an expedited determination of Taxes of the Liquidating Trust, any Disputed Claims Reserve, or the Debtor under section 505(b) of the Bankruptcy Code for all Tax Returns filed for, or on behalf of, the Liquidating Trust or any Disputed Claims Reserve for all taxable periods through the dissolution of the Liquidating Trust.

5.13.3	Tax Withholdings by Liquidating Trust Board

The Liquidating Trust Board may withhold and pay to the appropriate Tax Authority all amounts required to be withheld pursuant to the IRC or any provision of any foreign, state or local tax law with respect to any payment or distribution to the holders of Liquidating Trust Interests. All such amounts withheld and paid to the appropriate Tax Authority (or placed in escrow pending resolution of the need to withhold) shall be treated as amounts distributed to such holders of Liquidating Trust Interests for all purposes of the Liquidating Trust Agreement; provided that any amount placed in escrow pending resolution of the need to withhold that is deemed to exceed the amount required to be withheld shall be distributed to the applicable holders of Liquidating Trust Interests as soon as reasonably practicable following the determination of the withholding requirement. The Liquidating Trust Board shall be authorized to collect such tax information from the holders of Liquidating Trust Interests (including social security numbers or other tax identification numbers) as in its sole discretion the Liquidating Trust Board deems necessary to effectuate the Plan, the Confirmation Order, and the Liquidating Trust Agreement. In order to receive distributions under the Plan, all holders of Liquidating Trust Interests (including holders of Allowed Senior Note Claims, Allowed Other General Unsecured Claims, Allowed Subordinated Note Claims and Allowed Preferred Equity Interests, who, in each case, deliver a release in accordance with the provisions of Section 12.9 hereof) shall be required to identify themselves to the Liquidating Trust Board and provide tax information and the specifics of their holdings, to the extent the Liquidating Trust Board deems appropriate in the manner and in accordance with the procedures from time to time established by the Liquidating Trust Board for these purposes. This identification requirement generally applies to all holders, including those who hold their securities in street name. The Liquidating Trust Board may refuse to make a distribution to any holder of a Liquidating Trust Interest that fails to furnish such information in a timely fashion, and until such information is delivered, and may treat such holder’s Liquidating Trust Interests as disputed; provided, however, that, if such information is not furnished to the Liquidating Trust Board within six (6) months of the original request to furnish such information, no further distributions shall be made to the holder of such Liquidating Trust Interest; and, provided, further, that, upon the delivery of such information by a holder of a Liquidating Trust Interest, the Liquidating Trust Board shall make such distribution to which the holder of the Liquidating Trust Interest is entitled, without additional interest occasioned by such holder’s delay in providing tax information; and, provided, further, that if the Liquidating Trust Board fails to withhold in respect of amounts received or distributable with respect to any such holder and the Liquidating Trust Board is later held liable for the amount of such withholding, such holder shall reimburse the Liquidating Trust Board for such liability (to the extent such amounts were actually distributed to such holder).

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5.13.4	Dissolution

The Liquidating Trust Board and the Liquidating Trust shall be discharged or dissolved, as the case may be, upon the earlier to occur of (i) all of the Liquidating Trust Assets have been distributed pursuant to the Plan and the Liquidating Trust Agreement, (ii) the Liquidating Trust Board determines that the administration of any remaining Liquidating Trust Assets is not likely to yield sufficient additional Liquidating Trust proceeds to justify further pursuit and (iii) all distributions required to be made by the Liquidating Trust Board under the Plan and the Liquidating Trust Agreement have been made; provided, however, in no event shall the Liquidating Trust be dissolved later than five (5) years from the Effective Date unless the Bankruptcy Court, upon motion within the six-month period prior to the fifth (5th) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the Liquidating Trust Board that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets. If at any time the Liquidating Trust Board determines, in reliance upon such professionals as the Liquidating Trust Board may retain, that the expense of administering the Liquidating Trust (and any Disputed Claims Reserve) so as to make a final distribution to its beneficiaries is likely to exceed the value of the assets remaining in the Liquidating Trust, the Liquidating Trust Board may apply to the Bankruptcy Court for authority to (a) reserve any amount necessary to dissolve the Liquidating Trust (and any Disputed Claims Reserve), (b) donate any balance to a charitable organization (A) described in section 501(c)(3) of the IRC, (B) exempt from United States federal income tax under section 501(a) of the IRC, (C) not a “private foundation”, as defined in section 509(a) of the IRC, and (D) that is unrelated to the Debtor, NewCo, the Liquidating Trust and any insider of the foregoing and (c) dissolve the Liquidating Trust (and any Disputed Claims Reserve).

5.14	Books and Records.

The Liquidating Trust shall have reasonable access to the Debtor’s books and records for the purpose of investigating and pursuing the Retained Causes of Action.

5.15	Indemnification of Liquidating Trust Board

The Liquidating Trust Agreement shall provide for the indemnification of the Liquidating Trust Board, the individual(s) comprising the Liquidating Trust Board, the Delaware Trustee and certain other individuals as may be set forth therein. Any indemnification claim of the Liquidating Trust Board (and the other parties entitled to indemnification under this subsection) shall be satisfied solely from the Liquidating Trust Assets. The Liquidating Trust may obtain, at the expense of the Liquidating Trust and with funds from the Liquidating Trust Assets, commercially reasonable liability or other appropriate insurance with respect to the indemnification obligations of the Liquidating Trust Board or any employees of the Liquidating Trust.

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5.16	Exculpation Relating to the Liquidating Trust

No Holder of a Claim or Interest or any other party in interest will have, or otherwise pursue, any claim or Cause of Action and Defense against the Liquidating Trust Board, the Liquidating Trust, or the consultants or professionals thereof (for each of the foregoing, solely in the performance of their duties) for making payments and distributions in accordance with the Plan and the Liquidating Trust Agreement or for fulfilling any functions incidental to implementing the provisions of the Plan or the Liquidating Trust Agreement, except for any acts or omissions that are the result of fraud, gross negligence or willful misconduct.

5.17	Abandonment of Liquidating Trust Assets

Subject to the Liquidating Trust Agreement, after the Effective Date, the Liquidating Trust Board may abandon any Liquidating Trust Assets which the Liquidating Trust Board determines in its reasonable discretion to be of de minimis value or burdensome to the Liquidating Trust.

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6.	ACCEPTANCE OR REJECTION OF THE PLAN

6.1	Voting of Claims or Interests

Each Holder of a Claim or Interest in an Impaired Class that is entitled to vote on the Plan as of the Voting Record Date pursuant to Section 4 hereof shall be entitled to vote to accept or reject the Plan.

6.2	Acceptance by Impaired Classes

Pursuant to sections 1126(c) and (d) of the Bankruptcy Code, and except as otherwise provided in section 1126(e) of the Bankruptcy Code, (i) an Impaired Class of Claims shall have accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Claims of such Class entitled to vote that actually vote on the Plan have voted to accept the Plan and (ii) an Impaired Class of Interests shall have accepted the Plan if the Holders of at least two-thirds in dollar amount of such Class entitled to vote that actually vote on the Plan have voted to accept the Plan.

Other Secured Claims (Class 1) and Other Priority Claims (Class 2) are Unimpaired and presumed to accept the Plan, and the votes of Holders of Claims in such Classes will not be solicited. Senior Note Claims (Class 3(a)), Other General Unsecured Claims (Class 3(b)), Subordinated Note Claims (Class 4) and Preferred Equity Interests (Class 5) are Impaired, and the votes of Holders of Claims or Interests, as applicable, in such Classes will be solicited. Common Equity Interests (Class 6) and Section 510(b) Claims (Class 7) are Impaired and deemed to reject the Plan, and the votes of Holders of Claims or Interests in such Classes will not be solicited. Intercompany Claims and Intercompany Interests (Class 8) are either Impaired and presumed to accept the Plan or Unimpaired and deemed to reject the Plan, and the votes of Holders of Claims or Interests in such Classes will not be solicited.

6.3	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court solely for voting purposes as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan solely for purposes of (i) voting to accept or reject the Plan and (ii) determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

6.4	Special Provisions Regarding Unimpaired Claims

Except as otherwise specifically provided in the Plan, nothing herein shall be deemed to affect, diminish, or impair the Debtor’s, the Liquidating Trust’s or NewCo’s rights and defenses, both legal and equitable, with respect to any Reinstated Claim or Unimpaired Claim, including legal and equitable defenses to setoffs or recoupment against Reinstated Claims or Unimpaired Claims; and, except as otherwise specifically provided in the Plan, nothing herein shall be deemed to be a waiver or relinquishment of any claim, Cause of Action and Defense, right of setoff, or other legal or equitable defense which the Debtor now has or had immediately

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prior to the Petition Date, against or with respect to any Claim that is Unimpaired by the Plan. Except as otherwise specifically provided in the Plan, the Liquidating Trust shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action and Defenses, rights of setoff, and other legal or equitable defenses which the Debtor now has or had immediately prior to the Petition Date as if the Chapter 11 Case had not been commenced, and all of the Liquidating Trust’s legal and equitable rights with respect to any Reinstated Claim or Claim that is Unimpaired by this Plan may be asserted after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Case had not been commenced. Unless Allowed, Claims that are Unimpaired shall remain as Disputed Claims under this Plan.

6.5	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

If there is one or more rejecting Class of Claims or Interests, the Debtor shall seek Confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to any such rejecting Class or Classes. Subject to Sections 14 and 16.4 hereof, the Debtor reserves the right to amend the Plan to the extent that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

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7.	IMPLEMENTATION OF THE PLAN

7.1	Operations Between the Confirmation Date and Effective Date

During the period from the Confirmation Date through and until the Effective Date the Debtor may continue to operate its businesses as debtor-in-possession in the ordinary course in a manner consistent with past practice in all material respects, and as otherwise necessary to consummate the Plan, subject to the terms and conditions of the Restructuring Support Agreement and all applicable orders of the Bankruptcy Court and the consent rights set forth in the Restructuring Support Agreement, this Plan and any other Definitive Documents.

7.2	Sources of Cash for Plan Distributions

Cash payments or cash distributions to be made hereunder on or after the Effective Date shall be funded from the existing Cash of the Debtor and the Cash proceeds of a NewCo Transaction, as applicable.

7.3	NewCo Transaction

If at any time prior to the Effective Date, the Debtor determines in good faith and consistent with its fiduciary duties (and with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties) that a sale, private placement or rights offering of some or all of the assets or equity of NewCo to one or more third parties, including through a Plan Sponsor Transaction, pursuant to sections 1129 and 363 of the Bankruptcy Code (any such transaction, a “NewCo Transaction”), will maximize the value of NewCo and is in the best interests of the Estate, such NewCo Transaction shall be consummated pursuant to the Plan subject to approval by the Bankruptcy Court pursuant to the Confirmation Order or another order of the Bankruptcy Court; provided that the Debtor may only enter into a NewCo Transaction that results in the Debtor receiving proceeds from such NewCo Transaction with a value no less than the value attributed by the Plan to the NewCo equity or assets that are subject to such NewCo Transaction.

Following Confirmation, without further order or approval of the Bankruptcy Court and subject to any applicable consent rights set forth in the Restructuring Support Agreement, the Debtor may in good faith make modifications to the Plan to maximize the value of all or some of the assets or equity of NewCo in connection with a NewCo Transaction (if any); provided that such modifications do not materially and adversely affect the treatment of Holders of Claims or Interests and are otherwise permitted under section 1127(b) of the Bankruptcy Code.

7.4	Exemption from Registration

The Debtor believes that, subject to certain exceptions described below, various provisions of the Securities Act, the Bankruptcy Code and applicable state securities laws (“Blue Sky Laws”) exempt from federal and state securities registration requirements (i) the offering, issuance, exchange, distribution or sale of securities pursuant to the Definitive Documents and (ii) subsequent transfers of such securities.

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The Liquidating Trust Interests to be distributed to the Liquidating Trust Beneficiaries pursuant to this Plan shall be transferrable as set forth in the Liquidating Trust Agreement. The Liquidating Trust Interests shall not be listed on any national exchange and shall have the consent and voting rights provided in the Liquidating Trust Agreement. The Liquidating Trust and the Liquidating Trust Board shall not take any steps to facilitate the development of a trading market in the Liquidating Trust Interests.

Section 1145

Except with respect to any Person that is an underwriter as defined in section 1145(b) of the Bankruptcy Code or otherwise issued in reliance on section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) as elected by the Debtor, the issuance of the Liquidating Trust Interests to Liquidating Trust Beneficiaries under the Plan (to the extent the Liquidating Trust Interests are considered “securities” under applicable law) and the issuance of NewCo Common Stock to Holders of Allowed General Unsecured Claims under the Plan shall be exempt from registration under Section 5 of the Securities Act (and any applicable Blue Sky Laws) under section 1145(a)(1) of the Bankruptcy Code.

Section 1145(a)(1) of the Bankruptcy Code exempts the issuance, offer, sale, and distribution of securities under a plan of reorganization from registration under section 5 of the Securities Act and state or local securities laws if the following three principal requirements are satisfied: (a) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (b) the recipients of the securities must hold prepetition or administrative expense claims against the debtor or interests in the debtor; and (c) the securities must be issued entirely in exchange for the recipient’s claim against or interest in the debtor, or principally in exchange for such claim or interest and partly for cash or property.

To the extent the issuance and distribution of the NewCo Common Stock (and, to the extent deemed securities under applicable law, the Liquidating Trust Interests) are made under the requirements of section 1145 of the Bankruptcy Code, such issuance and distribution are exempt from registration under the Securities Act and any state or local law requiring registration. To the extent any “offer or sale” of NewCo Common Stock may be deemed to have occurred, such offer or sale is made under the Plan and in exchange for Claims against the Debtor, or principally in exchange for such Claims and partly for cash or property, within the meaning of section 1145(a)(1) of the Bankruptcy Code or under Section 4(a)(2). The availability of the exemptions under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to occurrence of the Effective Date of the Plan. To the extent section 1145 of the Bankruptcy Code is applicable, the securities to be issued under the Plan (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (b) in general are freely tradable and transferable by any initial recipient thereof that (i) is not an “affiliate” of the Debtor as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within 90 days of such transfer, and (iii) is not an entity that is an “underwriter” as defined in section 1145(b) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act. In addition, securities governed by section 1145 of the Bankruptcy Code generally may be able to be resold without registration under applicable Blue Sky Laws pursuant to various exemptions provided by the respective Blue

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Sky Laws of the various states; however, the availability of such exemptions cannot be known unless individual states’ Blue Sky Laws are examined, and recipients of securities are advised to consult with their own legal advisors as to the availability of any such exemption from registration in any given instance. Notwithstanding the foregoing, any securities or instruments issued under the Plan in reliance on section 1145(a) of the Bankruptcy Code remain subject to: (x) compliance with any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities or instruments; (y) the restrictions, if any, in the applicable NewCo Organizational Documents and the Liquidating Trust Agreement, as applicable, on the transferability of such securities and instruments and (z) any other applicable regulatory approval.

Section 4(a)(2)

To the extent securities are issued pursuant to the Plan or the other Definitive Documents in reliance on Section 4(a)(2), the offering, issuance, exchange, or distribution of such securities pursuant to the Plan or the other Definitive Documents shall be conducted in a manner that is exempt from, among other things, the registration requirements of section 5 of the Securities Act. Section 4(a)(2) exempts from section 5’s registration requirements transactions not involving a public offering, and Regulation D under the Securities Act (“Regulation D”) provides a safe harbor under Section 4(a)(2) for transactions that meet certain requirements, including that the investors participating therein qualify as “accredited investors” within the meaning of Rule 501 under Regulation D (“Accredited Investors”). Such offering, issuance, exchange or distribution shall be structured to be available only to Holders who certify that they are Accredited Investors and who submit documentation allowing verification of their status as

Accredited Investors. Any such securities shall be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and shall only be transferable if registered under the Securities Act or if transferred pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws.

DTC

Should NewCo and/or the Liquidating Trust elect on or after the Effective Date to reflect any ownership of the NewCo Common Stock or the Liquidating Trust Interests, as applicable, through the facilities of DTC, such Entity need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of transfers, exercise, removal of restrictions, or conversion of NewCo Common Stock or the Liquidating Trust Interests, as applicable, under applicable U.S. federal, state or local securities laws.

DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the NewCo Common Stock or the Liquidating Trust Interests, as applicable, are exempt from registration and/or eligible for DTC book-entry delivery, settlement and depository services.

Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the NewCo Common Stock or the Liquidating Trust Interests, as applicable, are exempt from registration and/or eligible for DTC book-entry delivery, settlement and depository services.

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7.5 NewCo Common Stock and New Parent Merger

On the Effective Date, SVBFG shall issue 100% of the SVBFG Common Stock to Holders of Allowed General Unsecured Claims that are Qualified Holders (other than Holders of GUC Cash-Out Claims) and the NewCo Disputed Claims Reserve, subject to dilution by any NewCo Transaction (the recipients of SVBFG Common Stock, together with holders of any SVBFG Common Stock issued pursuant to any NewCo Transaction, the “New Equityholders”). Subject to agreement of the Debtor, the UCC and the Required Ad Hoc Senior Noteholder Parties, the additional steps may occur if provided for under the Restructuring Transactions Memorandum that result in the formation of a new corporation, limited liability company, partnership or other entity (in a form agreed by the Debtor, the UCC and the Required Ad Hoc Senior Noteholder Parties) (“New Parent”) that will, following the Effective Date, directly or indirectly own 100% of the SVBFG Common Stock (a “New Parent Structure”) and the New Equityholders will receive 100% of New Parent Common Stock as a result of such New Parent Structure. The steps to effectuate a New Parent Structure have not yet been determined, and if effectuated, the steps will be provided in the Restructuring Transactions Memorandum. The following steps are one possible way that the New Parent Structure may be effectuated.

(i)	One or more nominees on behalf of the Holders of Allowed General Unsecured Claims forms New Parent;

(ii)	New Parent forms a new corporation, limited liability company, partnership or other entity (“Merger Sub”);

(iii)

On or after the Effective Date, after the issuance of 100% of SVBFG Common Stock to the New Equityholders, Merger Sub merges with and into SVBFG, with SVBFG surviving as a wholly-owned subsidiary of New Parent (the “New Parent Merger”), and pursuant to such New Parent Merger, all of the SVBFG Common Stock held by the New Equityholders are exchanged for New Parent Common Stock; and

(iv)	Any equity issued in clause (i) hereof is cancelled for no consideration.

All of the NewCo Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance of NewCo Common Stock under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the NewCo Organizational Documents and other instruments evidencing or relating to such distribution or issuance, as applicable, which terms and conditions shall bind each Entity receiving such distribution or issuance. For the avoidance of doubt, the acceptance of NewCo Common Stock by any Holder of any Claim or Interest shall be deemed as such Holder’s agreement to the NewCo Organizational Documents, as may be amended or modified from time to time following the Effective Date in accordance with their terms.

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To the extent practicable, as determined in good faith by the Debtor and the Required Ad Hoc Senior Noteholder Parties, NewCo shall: (a) emerge from this Chapter 11 Case as a non-publicly reporting company on the Effective Date and not be subject to SEC reporting requirements under Sections 12 or 15 of the Exchange Act, or otherwise; (b) not be voluntarily subjected to any reporting requirements promulgated by the SEC; except, in each case, as otherwise may be required pursuant to the applicable organizational documents or applicable law; (c) not be required to list the NewCo Common Stock on a U.S. stock exchange; (d) timely file or otherwise provide all required filings and documentation to allow for the termination and/or suspension of registration with respect to SEC reporting requirements under the Exchange Act prior to the Effective Date; and (e) to the extent requested by the Required Ad Hoc Senior Noteholder Parties, make good faith efforts to ensure DTC eligibility of securities issued by NewCo in connection with the Plan (other than any securities required by the terms of any agreement to be held on the books of an agent and not in DTC or not otherwise DTC eligible).

7.5.1 NewCo Common Stock Cash-Out

Certain Holders of Senior Note Claims and Other General Unsecured Claims that are Non-Qualified Holders shall be entitled to receive, in lieu of NewCo Common Stock, Cash Distributions in an amount equal to the value of the NewCo Common Stock such Holders would be entitled to if such Holder were a Qualified Holder; provided that any such Non-Qualified Holder must provide a certification of its status as a Non-Qualified Holder in order to receive any such Distribution.

7.5.2 NewCo Common Stock Cash-Out Certification

Prior to the Distribution to any Holder of a Senior Note Claim or Other General Unsecured Claim of, as applicable, (a) NewCo Common Stock or (b) Cash (not including any Cash Distribution in connection with the GUC Cash-Out) in an amount equal to the value of the NewCo Common Stock it would be entitled to if it were a Qualified Holder (such Distributions described in the preceding clause (a) or (b), as applicable, a “NewCo Distribution”), such Holder shall be required to deliver to the Distribution Agent, within 60 days following the Distribution Agent’s request (or such longer period as the Distribution Agent may determine in its reasonable discretion (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed)), a certification that such Holder (x) is a Qualified Holder or (y) is a Non-Qualified Holder (such request, the “Qualified Holder Certification Request”). If a Holder entitled to receive a NewCo Distribution fails to provide such certification within 60 days of receiving the Qualified Holder Certification Request, such Holder’s NewCo Distribution shall be deemed to be an Unclaimed Distribution and such Holder’s Claim may be canceled, discharged and forever barred in accordance with Section 10.5 hereof, notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary.

To the extent that, during the six (6) month period following the designation of any NewCo Distribution as an Unclaimed Distribution, the Holder entitled to receive such NewCo Distribution provides a certification to the Distribution Agent that such Holder (x) is a Qualified Holder or (y) is a Non-Qualified Holder, such Holder may thereafter receive its distribution pursuant to the terms of the Plan.

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7.6 Deemed Holders of Subordinated Note Claims

The BP Trust I Declaration of Trust provides that BP Trust I will automatically terminate upon the bankruptcy of SVBFG, as successor by merger to BPFH.13 Upon such termination of BP Trust I, the terms of the BP Trust I Preferred Securities require the administrative trustee of the trust to distribute to holders of the BP Trust I Preferred Securities the BP Trust I Junior Subordinated Debentures having a principal amount equal to the liquidation amount per security plus accumulated and unpaid distributions thereon to the date of payment, after satisfaction of liabilities to creditors of BP Trust I as provided by applicable law.14 For purposes of this Plan, holders of the BP Trust I Preferred Securities shall be deemed to hold the BP Trust I Junior Subordinated Debentures and thus such holders shall be deemed to hold the BP Trust I Claims.

The BP Trust II Declaration of Trust provides that BP Trust II will dissolve upon the bankruptcy of SVBFG, as successor by merger to BPFH.15 Upon such dissolution of BP Trust II, the terms of the BP Trust II Capital Securities require the institutional trustee of the trust to distribute to holders of the BP Trust II Capital Securities the BP Trust II Junior Subordinated Debentures on a pro rata basis, after satisfaction of liabilities to creditors of BP Trust II as provided by applicable law.16 For purposes of this Plan, holders of the BP Trust II Capital Securities shall be deemed to hold the BP Trust II Junior Subordinated Debentures and thus such holders shall be deemed to hold the BP Trust II Claims.

7.7 Organizational Existence

Except as otherwise provided in the Plan and the Restructuring Transactions Memorandum, the Debtor shall, as a subsidiary of NewCo or as NewCo, as applicable, continue to exist after the Effective Date as a separate legal Entity, with all the powers of a corporation or other form of organization, as applicable, under the laws of its jurisdiction of organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under the law of the applicable state or other jurisdiction.

7.8 Cancellation of Existing Interests, Existing Indebtedness and Related Agreements

On the Effective Date, except as otherwise specifically provided for in this Plan, all rights of any Holder of Interests in the Debtor, including options or warrants to purchase Interests, or obligating the Debtor to issue, transfer or sell Interests of the Debtor, shall be canceled.

[13]	See Section 8.1(a)(i) of the BP Trust I Declaration of Trust.
[14]	See Annex I, Section 3 of the BP Trust I Declaration of Trust.
[15]	See Section 7.1(a)(ii) of the BP Trust II Declaration of Trust.
[16]	See Annex I, Section 3 of the BP Trust II Declaration of Trust.

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Upon the indefeasible payment in full in Cash of all Allowed Other Secured Claims, or promptly thereafter, Holders of such Allowed Claims shall deliver to the Debtor or, after the Effective Date, the Liquidating Trust, any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Allowed Claim that may reasonably be required in order to terminate any related financing statements, mortgages, mechanic’s liens, or lis pendens, and take any and all other steps reasonably requested by the Debtor or, after the Effective Date, the Liquidating Trust, that are necessary to cancel and/or extinguish any Liens or security interests securing such Holder’s Claim; provided, however, that the Debtor or the Liquidating Trust, as applicable, shall be solely responsible for all costs and expenses associated with any of the foregoing actions or requests.

On the Effective Date, except as otherwise provided in the Plan, the obligations of the Debtor under the respective Indentures, and any certificate, share, bond, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of the Debtor giving rise to any Claim or Interest shall be canceled, without any need for a Holder to take further action with respect thereto, and the Debtor and the Liquidating Trust shall not have any continuing obligations thereunder; provided, that notwithstanding Confirmation or the occurrence of the Effective Date, any such agreement that governs the rights of the Holder of an Allowed Claim or Interest shall continue in effect solely for (i) purposes of enabling such Holder to receive distributions under the Plan on account of such Allowed Claim or Interest as provided herein; and (ii) permit the Indenture Trustees to make or assist in making, as applicable, distributions pursuant to the Plan and deduct therefrom such reasonable compensation, fees and expenses (a) due to the Indenture Trustees, or (b) incurred by the Indenture Trustees in making such distributions. Except as provided in the Plan, on the Effective Date, the Indenture Trustees and their respective agents, successors and assigns shall be automatically and fully discharged of their duties and obligations associated with the respective Indentures. The commitments and obligations of the Holders of the Senior Note Claims and Subordinated Note Claims to extend any further or future credit or financial accommodations to the Debtor, its subsidiaries or assigns under the Indentures, respectively, shall fully terminate and be of no further force or effect on the Effective Date.

7.9 Additional Implementing Transactions

On or prior to the Effective Date, the Debtor and the Liquidating Trust shall, subject to the Debtor’s agreement to give consent rights under the Restructuring Support Agreement, enter into any transaction and shall take any actions as may be necessary or appropriate to effect the transactions described herein, including, as applicable, the issuance of all securities, notes, instruments, certificates and other documents required to be issued pursuant to the Plan, one or more intercompany mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dispositions, dissolutions, entity formations, transfers, liquidations, spinoffs, intercompany sales, purchases, or other corporate transactions, including any restructuring transaction contemplated by the Restructuring Support Agreement, including any NewCo Transaction (collectively, the “Restructuring Transactions”).

The Confirmation Order shall, and shall be deemed to, pursuant to sections 105, 363, 1123 and 1141 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, contemplated by, or necessary to effectuate this Plan, including any NewCo Transaction.

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7.10 Section 1146 Exemption from Certain Transfer Taxes and Recording Fees

Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, any transfers from the Debtor to NewCo, the Liquidating Trust or to any other Entity, pursuant to, in contemplation of, or in connection with the Plan (including any transfer pursuant to: (i) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtor, the Liquidating Trust, NewCo or Affiliates of NewCo, including, without limitation, the NewCo Common Stock and the Liquidating Trust Interests; (ii) the creation, modification, consolidation, assumption, termination, refinancing and/or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (iii) the making, assignment or recording of any lease or sublease; or (iv) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan) shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, sales or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local government officials or agents shall, and shall be directed to, forgo the collection of any such tax, recordation fee or government assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee or government assessment. The Bankruptcy Court shall retain specific jurisdiction with respect to these matters.

7.11 Effectuating Documents and Further Transactions

The Debtor or, after the Effective Date, the Liquidating Trust and NewCo, as applicable, may take all actions to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan. The secretary and any assistant secretary of each Debtor, NewCo or the Liquidating Trust shall be authorized to certify or attest to any of the foregoing actions.

Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to the Plan that would otherwise require approval of the shareholders, directors or members of the Debtor shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as appropriate), pursuant to applicable law, and without any requirement of further action by the shareholders, directors, managers or partners of the Debtor, or the need for any approvals, authorizations, actions or consents.

On the Effective Date, the Liquidating Trust Agreement, any other organizational document of the Liquidating Trust and the NewCo Organizational Documents shall become effective and deemed binding without further action from any Person or Entity (other than the relevant consents required by under the Restructuring Support Agreement) and shall be binding and enforceable upon each of the parties thereto.

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7.12 Abandonment of SVB Stock

Unless otherwise agreed in writing by the UCC and the Required Ad Hoc Senior Noteholder Parties, at least one day prior to the Effective Date, the Debtor shall abandon all of its equity interests in, including all of the common stock of, Silicon Valley Bank (and all entities and arrangements that are treated as a single entity with successor(s) to Silicon Valley Bank for U.S. federal income tax purposes) (such equity interests, “SVB Stock”) and take a corresponding worthless stock deduction for U.S. federal, and any and all applicable state and local tax purposes.

Upon the Debtor and the Estate’s abandonment of the SVB Stock, the Debtor and the Estate shall automatically be deemed to have surrendered and relinquished all of their right, title and interest to the SVB Stock, including any recovery rights and/or litigation claims with respect thereto; provided, however, that such abandonment shall not constitute a withdrawal or release of any claims asserted by the Debtor as a creditor of Silicon Valley Bank against the FDIC, in its capacity as receiver for Silicon Valley Bank or Silicon Valley Bridge Bank, N.A. or in its corporate capacity on account of the Debtor’s status as a creditor.

7.13 Preservation of Retained Causes of Action

Except as provided in the Plan, the Confirmation Order, or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Liquidating Trust or NewCo, as applicable, will retain and may enforce any Retained Causes of Action that the Estate may hold against any Entity. The Liquidating Trust or NewCo, as applicable, may pursue any such Retained Causes of Action in accordance with the Plan and the Liquidating Trust Agreement, as applicable. The Debtor’s inclusion or failure to include or describe with sufficient specificity any Retained Causes of Action herein or in the Plan Supplement shall not be deemed an admission, denial or waiver of any Retained Causes of Action that the Debtor or the Estate may hold. The Debtor intends to preserve all Retained Causes of Action. No preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches will apply to the Retained Causes of Action upon or after entry of the Confirmation Order on the Effective Date of the Plan based on the Plan or the Confirmation Order, including any argument of waiver on account of the failure to include or describe with sufficient specificity any Retained Causes of Action herein or in the Plan Supplement.

7.14 Document Preservation

The Debtor and the Liquidating Trust, as applicable, shall preserve and maintain the Debtor’s books, records, documents, files, electronic data (in whatever format, including native format) and tangible objects, wherever stored (the “Debtor’s Records”), and shall not destroy, abandon, or otherwise render them unavailable without providing at least sixty (60) days’ advance written notice filed on the Bankruptcy Court’s docket and served in accordance with the Case Management Order [D.I. 131]. In the event of any objection to such destruction or abandonment, the applicable Debtor’s Records shall be preserved until entry of an order of the Bankruptcy Court or other court of competent jurisdiction permitting the destruction,

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abandonment, or transfer thereof. For the avoidance of doubt, the Debtor, the Liquidating Trust and any other transferee of the Debtor’s Records shall not have any liability or obligation to preserve and maintain records that remain solely in the possession of FCB Parent or its subsidiaries, the FDIC or any other former custodian of the Debtor’s Records.

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8.	PROVISIONS REGARDING GOVERNANCE OF NEWCO

8.1 Organizational Action

On and after the Effective Date, the adoption, filing, approval, and ratification, as necessary, of all corporate, or related actions contemplated hereby for NewCo shall be deemed authorized and approved in all respects. Without limiting the foregoing, such actions may include: (i) the adoption of the NewCo Organizational Documents, (ii) the nomination, election, or appointment, as the case may be, of officers, directors and managers for NewCo, (iii) the issuance of the securities contemplated by the Plan or other Definitive Documents and (iv) the Restructuring Transactions to be effectuated pursuant to the Plan and the Restructuring Support Agreement.

Upon the occurrence of the Effective Date, all matters provided for herein involving the organizational structure of the Debtor or NewCo, or any corporate action required by the Debtor or NewCo in connection with the Plan, shall be deemed to have occurred in accordance with the Restructuring Transactions Memorandum and shall be in effect, without any requirement of further action by the security holders or directors of the Debtor or NewCo or by any other stakeholder or any other corporate action.

On and after the Effective Date, the appropriate officers of NewCo and members of the board of directors of NewCo are authorized and directed to issue, execute, deliver, file, and record any and all agreements, documents, securities, deeds, bills of sale, conveyances, releases, and instruments contemplated by the Plan in the name of and on behalf of NewCo and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

8.2 NewCo Organizational Documents

On the Effective Date, the NewCo Organizational Documents shall be adopted automatically by NewCo and its subsidiaries. On or promptly after the Effective Date, NewCo and its subsidiaries may file their respective NewCo Organizational Documents and other applicable agreements with the applicable Secretaries of State or other applicable authorities in their respective states, provinces, or countries of incorporation or formation in accordance with the corporate laws of the respective states, provinces, or countries of incorporation or formation.

After the Effective Date, NewCo and each of its subsidiaries may amend and restate its limited liability company agreement, certificate of incorporation, limited partnership agreement, and other formation and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of the NewCo Organizational Documents, as applicable.

8.3 Shared Services Agreement

Upon the Effective Date, NewCo and the Liquidating Trust may enter into a Shared Services Agreement. The terms of the Shared Services Agreement (if any) shall be acceptable to each of the Debtor, the Required Ad Hoc Senior Noteholder Parties and the UCC.

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Confirmation of the Plan shall be deemed (a) approval of the Shared Services Agreement (if any), and (b) authorization for NewCo and the Liquidating Trust to enter into and perform under the Shared Services Agreement (if any).

8.4 Directors and Officers of NewCo

On the Effective Date, the management, control and operation of NewCo shall become the general responsibility of the board of directors of NewCo or other governing body as provided in the NewCo Organizational Documents.

On the Effective Date, the term of the Current Directors shall expire and the members of any other governing bodies of the Debtor shall be deemed to have resigned, such Current Directors shall cease to hold office or have any authority from or after such time, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization, or approval of any Person or Entity, and such Current Directors shall be replaced by the NewCo Board (or, if the reorganized Debtor is not governed by a board, shall be governed and managed as set forth in its applicable NewCo Organizational Documents).

The classification and composition of the NewCo Board shall be consistent with applicable non-bankruptcy law and the terms of the NewCo Organizational Documents. In the Plan Supplement, to the extent known, the Debtor will disclose, pursuant to section 1129(a)(5) of the Bankruptcy Code, the identity and affiliations of the Persons proposed to serve on the NewCo Board. The NewCo Board members shall serve from and after the Effective Date in accordance with applicable non-bankruptcy law and the terms of the NewCo Organizational Documents.

Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair or otherwise modify any advancement, indemnity or other obligations arising under the D&O Insurance Policies. In addition, after the Effective Date, none of the Debtor, the Liquidating Trust or NewCo shall terminate all or any portion of the coverage under the D&O Insurance Policies with respect to conduct occurring prior to the Effective Date, and, subject to and in accordance in all respects with the terms of the D&O Insurance Policies, all directors and officers of the Debtor who served in such capacity at any time prior to the Effective Date shall be entitled from the insurers to the full benefits of any such D&O Insurance Policy, if any, including any prepaid extended reporting period, regardless of whether such directors and officers remain in such positions after the Effective Date.

As of the Effective Date, NewCo shall be authorized to procure and maintain directors’ and officers’ liability insurance policies for the benefit of its directors, officers, members, trustees and managers in the ordinary course of business.

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9.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES

9.1 Assumption and Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, all Executory Contracts and Unexpired Leases will be deemed automatically rejected as of the Effective Date in accordance with sections 365 and 1123 of the Bankruptcy Code, other than (a) Executory Contracts or Unexpired Leases that, as of the Effective Date, are the subject of a pending motion to assume, motion to assume and assign, or for which a notice of assumption has been filed pursuant to the assumption and assignment procedures approved by the Bankruptcy Court, (b) Executory Contracts or Unexpired Leases listed in the Schedule of Assumed Executory Contracts and Unexpired Leases, (c) Executory Contracts or Unexpired Leases that have been previously assumed, assumed and assigned or rejected by the Debtor, (d) Executory Contracts related to investment securities held by the Debtor, including the Debtor’s direct investment and warrant portfolios and its synthetic equity instrument in Leerink Partners LLC or (e) any Insurance Policy that is an Executory Contract, including, for the avoidance of doubt, the Insurance Policies listed in the Schedule of Assumed Executory Contracts and Unexpired Leases.

Entry of the Confirmation Order by the Bankruptcy Court shall constitute an order approving the assumptions, assumption and assignment, or rejections, as applicable, of such Executory Contracts and Unexpired Leases as set forth in the Plan, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code and effective on the occurrence of the Effective Date.

Executory Contracts and Unexpired Leases assumed pursuant to the Plan or by Bankruptcy Court order shall revest in and be fully enforceable by NewCo or the Liquidating Trust in accordance with their terms, except as such terms may have been modified by the Debtor and the applicable counterparty, or by order of the Bankruptcy Court. To the maximum extent permitted by Law, the transactions contemplated by this Plan shall not constitute a “change of control” or “assignment” (or terms with similar effect) under any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to this Plan, or any other transaction, event, or matter that would (a) result in a violation, breach or default under such Executory Contract or Unexpired Lease, (b) increase, accelerate or otherwise alter any obligations, rights or liabilities of the Debtor, the Liquidating Trust or NewCo, as applicable, under such Executory Contract or Unexpired Lease, or (c) result in the creation or imposition of a Lien upon any property or asset of the Debtor, the Liquidating Trust or NewCo, as applicable, pursuant to the applicable Executory Contract or Unexpired Lease. Any consent or advance notice required under such Executory Contract or Unexpired Lease in connection with assumption or assumption and assignment thereof shall be deemed satisfied by Confirmation. Any provision of any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to this Plan that requires (i) the consent or approval of one or more lessors or other parties, or (ii) the payment of any fees or obligations, in order for the Debtor to pledge, grant, sell, assign, or otherwise transfer any such Executory Contract or Unexpired Lease, or the proceeds thereof, or other collateral related thereto, shall be deemed to be inconsistent with the applicable provisions of the Bankruptcy Code. Any such provisions of any such Executory Contracts or Unexpired Leases shall have no force and effect with respect to the pledge, grant, sale, assignment, or other transfer thereof, or the proceeds thereof, or other collateral related thereto, in accordance with the terms of this Plan.

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In connection with the transfer and vesting of any Debtor’s investments assets in the Liquidating Trust or NewCo, any related investment agreements, including shareholder and lockup agreements, shall be deemed assumed and assigned to the applicable transferee and deemed listed as an Executory Contract on the Schedule of Assumed Executory Contracts and Unexpired Leases.

The Debtor or the Liquidating Trust, as applicable, reserves the right to alter, amend, modify, or supplement the Schedule of Assumed Executory Contracts and Unexpired Leases, including to add or remove any Executory Contracts and Unexpired Leases, at any time up to and including forty-five (45) days after the Effective Date upon notice to the affected counterparty.

9.2 Objections to and Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

To the extent a monetary default exists under an Executory Contract or Unexpired Lease proposed to be assumed or assumed and assigned pursuant to the Plan, such monetary default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the applicable Cure Cost by the Debtor, NewCo or the Liquidating Trust, as applicable, on the Effective Date or promptly thereafter, in the ordinary course of business, or on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree.

Objections to the assumption of any Executory Contract or Unexpired Lease or any applicable Cure Cost shall be made in accordance with the Solicitation Procedures Order.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims held by the non-Debtor Entity party thereto against, or defaults, including bankruptcy-related defaults, by, the Debtor arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of the assumption; provided, however, that the counterparty to such Executory Contract or Unexpired Lease may seek additional amount(s) on account of any defaults occurring between the filing of the notice of assumption and the occurrence of the Effective Date of the Plan.

Any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

9.3 Modifications, Amendments, Supplements, Restatements or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed, assumed and assigned, or rejected shall include all modifications, amendments, supplements, restatements or other agreements that in any manner affect such Executory Contract or Unexpired Lease, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

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Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtor during the Chapter 11 Case shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority or amount of any Claims or Interests that may arise in connection therewith.

9.4 Reservation of Rights

Nothing contained in the Plan, or the Debtor’s delivery of a notice of proposed assumption of a contract or lease to the applicable contract and lease counterparties, shall constitute an admission by the Debtor that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Debtor, NewCo or the Liquidating Trust would have any liability thereunder.

Notwithstanding any non-bankruptcy law to the contrary, the Debtor, NewCo or the Liquidating Trust expressly reserves and does not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased, or services previously received, by the Debtor from counterparties to rejected Executory Contracts or Unexpired Leases.

9.5 Insurance Policies

Notwithstanding anything to the contrary in the Definitive Documents, any bar date notice, any claim objection, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction, discharge or release, confers Bankruptcy Court jurisdiction, or requires a party to opt out of any releases):

(a) except as expressly set forth in Section 9.5(b), (c), (f) and (h) hereof, on and after the Effective Date, all Insurance Policies which identify the Debtor as first named insured or as a counterparty thereto shall continue with the Debtor unaltered (which, as to any Insurance Policies that are assumed by the Debtor, shall be effective upon such assumption); and, for the avoidance of doubt, NewCo (to the extent NewCo is not the Debtor) and the Liquidating Trust shall not be an insured under any Insurance Policies (unless, in the case of NewCo (to the extent NewCo is not the Debtor), such terms are agreed as part of any renewal or written amendment of such Insurance Policy after the Effective Date);

(b) separate and apart from the terms of any Insurance Policies, the Debtor shall turn over recovery of amounts payable and paid to the Debtor or its subsidiaries (other than MoffettNathanson LLC) to the Liquidating Trust with respect to (i) any Insurance Policy as a result of actions or losses that occurred prior to the Effective Date or (ii) any Insurance Policy that is not listed in the Schedule of Assumed Executory Contracts and Unexpired Leases; provided, that solely with respect to such payments stated above, the Liquidating Trust (except with respect to D&O Insurance Policies) shall be obligated to reimburse the Debtor for any reasonable expense that the Debtor incurs in order to comply with the terms of the applicable Insurance Policy; provided, further, that Insurers shall be authorized but shall not have any duty to turn over or pay any amounts to the Liquidating Trust and shall not have any liability to the Liquidating Trust related to any amounts, except as provided by applicable law;

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(c) except as expressly provided under Section 9.5(b), (f) and (h) hereof, nothing shall alter, modify, amend, affect, impair or prejudice the legal, equitable or contractual rights, obligations, and defenses of the Insurers, the Debtor or any other individual or Entity, as applicable, under any of the Insurance Policies; provided that any such rights, obligations, and defenses shall be determined under the Insurance Policies and applicable law;

(d) to the extent the insured (as defined or described in the Insurance Policies) seeks coverage or payment under any Insurance Policies, the Insurers shall be entitled to payment or reimbursement in full, to the extent required under the applicable Insurance Policies and applicable law, in the ordinary course and without the need for the Insurers to file or serve any objection to a proposed Cure Cost or a request, application, Claim, Proof of Claim, cure claim, or motion for payment or allowance of any Administrative Expense Claim; provided that any and all rights of the Debtor, NewCo and the Liquidating Trust under the terms of the Insurance Policies and applicable law to dispute such payments or reimbursements are expressly reserved;

(e) except as expressly set forth in Section 9.5(b), (f) and (h) hereof, nothing shall permit or otherwise effectuate a sale, assignment or other transfer of the Insurance Policies and/or any rights, benefits, claims, proceeds, rights to payment, or recoveries under and/or relating to the Insurance Policies without the express written consent of the applicable Insurers to the extent required under the terms of the applicable Insurance Policies and/or applicable law;

(f) the Liquidating Trust shall be responsible on behalf of the Debtor for monitoring and preserving the ability to maintain claims that relate to (i) actions or losses that occurred prior to the Effective Date asserted under the Insurance Policies, including, for the avoidance of doubt, all claims under the D&O Insurance Policies and (ii) any Insurance Policy that is not listed in the Schedule of Assumed Executory Contracts and Unexpired Leases;

(g) nothing shall constitute a rejection of any Insurance Policy, all Insurance Policies shall remain in full force and effect, and any and all rights of the Debtor and Insurers under any Insurance Policy shall remain in full force and effect and subject to applicable law;

(h) for the avoidance of doubt, nothing in this Section 9.5 shall in any way impair (i) the Liquidating Trust’s ability on and after the Effective Date to assert on behalf of the Debtor, as applicable, all Retained Causes of Action, including the FDIC Claims, or (ii) the Liquidating Trust’s rights, if any, to recover in accordance with applicable law any proceeds of any applicable Insurance Policies in connection with any Retained Causes of Action;

(i) the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in Section 12.10 of the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Bankruptcy Court, solely to permit: (I) claimants with valid workers’ compensation claims or direct action claims against Insurers under applicable non-bankruptcy law to proceed with their claims; (II) Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy

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Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against Insurers under applicable non-bankruptcy law, or an order has been entered by this Bankruptcy Court granting a claimant relief from the automatic stay or the injunctions set forth in Section 12.10 of the Plan to proceed with its claim, and (C) all costs in relation to each of the foregoing; and (III) Insurers to cancel any of the Insurance Policies and take any other actions relating to the Insurance Policies (including effectuating a setoff) subject to applicable law and the terms of such Insurance Policies; and

(j) the Insurers, the Debtor and the Liquidating Trust reserve all rights with respect to the application of applicable law to the terms and conditions of and/or rights and obligations under the Insurance Policies including, without limitation, all rights with respect to what constitutes applicable law.

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10.	PROVISIONS GOVERNING DISTRIBUTIONS

10.1 Distribution Agents

The Debtor, in its reasonable discretion (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed), or, after the Effective Date, the Liquidating Trust (and, with respect to the distribution of NewCo Common Stock, NewCo), in their respective sole discretion, shall have the authority, to enter into agreements with one or more Distribution Agents to facilitate the distributions required hereunder. To the extent the Debtor or the Liquidating Trust, as applicable, determines to utilize a Distribution Agent to facilitate any distributions, such Distribution Agent would first be required to: (i) affirm its obligation to facilitate the prompt distribution of any documents, (ii) affirm its obligation to facilitate the prompt distribution of any recoveries or distributions required under the Plan and (iii) waive any right or ability to set off, deduct from or assert any Lien or other encumbrance against the distributions required under the Plan to be distributed by such Distribution Agent.

Notwithstanding any provision in the Plan to the contrary, distributions to the Holders of Senior Note Claims and Subordinated Note Claims shall be made to or at the direction of the respective Indenture Trustees, which shall act as Distribution Agent (or direct the Distribution Agent) for distributions to the Holders of Senior Note Claims and Subordinated Note Claims, respectively, in accordance with the Plan and the applicable Indentures.

The Debtor (if prior to the Effective Date) or the Liquidating Trust (if on or after the Effective Date) may pay to the Distribution Agents all of their reasonable and documented fees and expenses without the need for any approvals, authorizations, actions or consents of the Bankruptcy Court or otherwise. At the request of counsel to the Debtor or the Liquidating Trust, as applicable, Distribution Agents shall submit detailed invoices to counsel to the Debtor or the Liquidating Trust for all fees and expenses for which the Distribution Agents seek reimbursement, and the Debtor or the Liquidating Trust, as applicable, shall pay those amounts that it, in its sole discretion, deems reasonable, and shall object in writing to those fees and expenses, if any, that the Debtor or the Liquidating Trust, as applicable, deem to be unreasonable. In the event that the Debtor or the Liquidating Trust, as applicable, object to all or any portion of the amounts requested to be reimbursed in a Distribution Agent’s invoice, the Debtor or the Liquidating Trust, as applicable, and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses. In the event that the Debtor or the Liquidating Trust, as applicable, and a Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

10.1.1 Powers of the Distribution Agent

The Distribution Agent shall be empowered to: (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities and (iv) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

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10.2 Timing and Delivery of Distributions

10.2.1 Timing

Except as otherwise expressly provided herein, distributions to be made under the Plan shall be made on (i) the later of (a) the Effective Date or (b) the date that a Claim or Interest becomes an Allowed Claim or Interest, or (ii) such other date that is determined by the Debtor (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed) or, after the Effective Date, the Liquidating Trust, in accordance with the Plan. The Liquidating Trust may commence distributions to beneficiaries of the Estate at any time after the Effective Date, subject to the terms of the Plan, the Liquidating Trust Agreement and the Confirmation Order.

10.2.2 De Minimis Distributions

Notwithstanding any other provision of the Plan, none of the Debtor, the Liquidating Trust or any Distribution Agent shall have any obligation to make any distributions under the Plan with a value of less than $50, unless a written request therefor is received by the Distribution Agent from the relevant recipient within 120 days after the later of (i) the Effective Date and (ii) the date such Claim or Interest becomes an Allowed Claim or Interest. Such undistributed amounts shall revert to the Debtor or the Liquidating Trust, as applicable. Upon such reversion, the relevant Allowed Claim or Interest of less than $50 (and any Claim or Interest on account of such de minimis distributions) shall be automatically deemed satisfied, discharged, and forever barred, notwithstanding any federal or state escheat laws to the contrary. For the avoidance of doubt, this Section 10.2.2 shall not apply to Distributions to any Holder of an Allowed General Unsecured Claim who timely elects to receive the GUC Cash-Out.

10.2.3 Record Date and Delivery of Distributions

Distributions shall only be made to the record holders of Allowed Claims and Interests as of the Confirmation Date (the “Distribution Record Date”). On the Confirmation Date, the Claims Register and Stock Register shall be closed and the Distribution Agent shall be authorized and entitled to recognize only those Holders of Claims and Interests listed on the Claims Register and Stock Register as of the close of business on the Confirmation Date. Notwithstanding the foregoing, if a Claim or Interest is transferred twenty (20) or fewer days before the Confirmation Date, the Distribution Agent, at the direction of the Debtor or, after the Effective Date, the Liquidating Trust, shall make distributions to the transferee (rather than the transferor) only to the extent practical, and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor. The Distribution Record Date shall not apply to publicly held securities deposited with DTC and, in connection with any Distribution under the Plan to be effected through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise), the Debtor, NewCo or the Liquidating Trust, as applicable, shall be entitled to recognize and deal for all purposes under the Plan with Holders of Claims and Interests in each Class to the extent consistent with the customary practices of DTC used in connection with such distributions.

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If any dispute arises as to the identity of a Holder of an Allowed Claim or Interest that is entitled to receive a distribution pursuant to the Plan, the Distribution Agent may, in lieu of making such distribution to such Entity, make the distribution into an escrow account until the disposition thereof is determined by Final Order or by written agreement among the interested parties to such dispute. Distributions made after the Confirmation Date to Holders of Disputed Claims or Interests that are not Allowed Claims or Interests as of the Confirmation Date, but which later become Allowed Claims or Interests, shall be deemed to have been made on the Confirmation Date.

Except as otherwise provided herein, the Distribution Agent, at the direction of the Debtor or the Liquidating Trust, as applicable, shall make all Distributions required under the Plan to Holders of Allowed Claims or Interests. Except as otherwise provided herein, and notwithstanding any authority to the contrary, Distributions to Holders of Allowed Claims or Interests shall be made to Holders of record as of the Confirmation Date by the Distribution Agent, as appropriate: (i) to the signatory set forth on any Proof of Claim filed by such Holder or other representative identified therein (or at the last known address of such Holder if no Proof of Claim is filed or if the Debtor, the Liquidating Trust or the Distribution Agent have been notified in writing of a change of address) or (ii) at the address set forth in any written notice of change of address delivered to the Notice and Claims Agent. The Distribution Agent and the Notice and Claims Agent shall not incur any liability whatsoever on account of the delivery of any Distributions under the Plan.

10.3 Manner of Payment Under Plan

10.3.1 Cash Payments

At the Distribution Agent’s option, any Cash payment may be made by check, wire transfer or any other customary payment method.

10.3.2 Notes Distribution

As applicable, the Indenture Trustees may transfer or direct the transfer of such Distributions directly through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise) and will be entitled to recognize and deal for all purposes under the Plan with the respective Holders of such Claims to the extent consistent with the customary practices of DTC.

For the avoidance of doubt, DTC shall be considered a single Holder with respect to Distributions made on account of the Senior Note Claims and Subordinated Note Claims. The Indenture Trustees shall have no duties, responsibilities, or liability relating to any form of Distribution that is not DTC eligible, provided that the Indenture Trustees shall use commercially reasonable efforts to cooperate with the Debtor, the Liquidating Trust, or NewCo, as applicable, to the extent that a Distribution is not DTC eligible.

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Notwithstanding anything to the contrary herein, such Distributions shall be subject in all respect to any rights of the Indenture Trustees to assert a charging lien against such Distributions. All Distributions to be made to Holders of Senior Note Claims and Subordinated Note Claims through DTC shall be made eligible for Distributions through the facilities of DTC and, for the avoidance of doubt, under no circumstances will the Indenture Trustees be responsible for making or required to make any Distribution under the Plan to Holders of Senior Note Claims and Subordinated Note Claims if such Distribution is not eligible to be distributed through the facilities of DTC.

Upon the final distribution on account of the Senior Note Claims or Subordinated Note Claims, (i) the Senior Notes or Subordinated Notes, as applicable, shall thereafter be deemed to be worthless, and (ii) at the request of the respective Indenture Trustee, DTC shall take down the relevant position relating to the Senior Notes or Subordinated Notes, as applicable, without any requirement of indemnification or security on the part of the Debtor, the Liquidating Trust, NewCo, or the Indenture Trustees.

10.3.3 Allocation of Plan Distributions Between Principal and Interest

To the extent that any Claim entitled to a distribution under the Plan is based upon any obligation or instrument that is treated for U.S. federal income tax purposes as indebtedness of the Debtor and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

10.3.4 Compliance Matters

In connection with the Plan, to the extent applicable, the Debtor, NewCo, the Liquidating Trust and the Distribution Agent shall comply with all Tax withholding and reporting requirements imposed on them by any federal, state, local or foreign Tax law, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Debtor, NewCo, the Liquidating Trust and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including withholding in kind, liquidating a portion of the distributions to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. For purposes of the Plan, any withheld amount (or property) paid to the applicable Tax Authority shall be treated as if paid to the applicable claimant. The Liquidating Trust reserves the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and encumbrances. Distributions in full or partial satisfaction of Allowed Claims shall be allocated first to trust fund-type taxes, then to other taxes, and then to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that has accrued on such Claims. Notwithstanding the foregoing, each holder of an Allowed Claim or any other Entity that receives a Distribution pursuant to the Plan shall have responsibility for any Taxes imposed by any Governmental Unit, including income, withholding, and other Taxes, on account of such

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Distribution. Any party issuing any instrument or making any Distribution pursuant to the Plan has the right, but not the obligation, not to make a Distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such Tax obligations and, if any party issuing any instrument or making any distribution under the Plan fails to withhold with respect to any such holder’s distribution, and is later held liable for the amount of such withholding, the holder shall reimburse such party. The Distribution Agent may require, as a condition to the receipt of a distribution, that the holder complete the appropriate Form W-8 or Form W-9, as applicable to each holder. If the holder fails to comply with such a request within one hundred and eighty (180) days after the request is made, the amount of such Distribution shall irrevocably revert to the Debtor or the Liquidating Trust and any Claim in respect of such Distribution shall be discharged and forever barred from assertion against the Debtor, the Liquidating Trust or its respective property.

10.3.5 Foreign Currency Exchange Rate

Except as otherwise provided herein or in an order of the Bankruptcy Court, or as agreed to by any Holder and either the Debtor (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed) or, after the Effective Date, the Liquidating Trust, any Claim or Interest asserted in a currency other than U.S. dollars shall be automatically deemed converted, as of the Effective Date, to the equivalent U.S. dollar value using the exchange rate on the first Business Day prior to the Petition Date, as quoted at 4:00 p.m. (New York time), at the mid-range spot rate of exchange for the applicable foreign currency as published in The Wall Street Journal, National Edition, on the first Business Day after the Petition Date; provided that instead of such automatic conversion, the Debtor may instead elect, subject to the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties (not to be unreasonably withheld, conditioned or delayed) to make payments on account of any such Claim or Interest pursuant to the Plan in the applicable foreign currency.

10.3.6 Fractional Payments and Distributions

Whenever the Plan would otherwise call for, with respect to a particular Entity, payment of a fraction of a dollar, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down. To the extent that Cash to be distributed under the Plan remain undistributed as a result of the aforementioned rounding, such Cash shall be treated as an Unclaimed Distribution.

10.3.7 Fractional Shares or Units

No fractional shares of NewCo Common Stock or fractional units of Liquidating Trust Interest shall be distributed under the Plan. When any distribution pursuant to the Plan on account of an Allowed Claim or Interest would otherwise result in the issuance or delivery of a number of shares of NewCo Common Stock or a number of units of Liquidating Trust Interest that is not a whole number, the actual distribution of shares of NewCo Common Stock or units of Liquidating Trust Interest shall be rounded to the next lower whole number with no further payment or other distribution therefor (i.e., no consideration will be provided in lieu of fractional shares of NewCo Common Stock or fractional units of Liquidating Trust Interests that are rounded down). The total number of shares of NewCo Common Stock or units of Liquidating Trust Interest to be distributed to holders of Allowed Claims and Interests shall be adjusted downward as necessary to account for the rounding provided in this Section 10.3.7. For distribution purposes, including rounding, DTC will be treated as a single Holder.

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10.3.8 DTC Delivery of Class C Trust Units

Prior to the Distribution to any Holder of Preferred Equity Interests of Class C Trust Units, such Holder shall be required to designate a direct or indirect participant in DTC with whom such Holder has a securities account, provide the Distribution Agent with instructions as to DTC delivery, including the name and DTC participant number of its custodian for the Trust Units and its account name and number of the custodian, and take such other ministerial actions as the Distribution Agent shall from time to time reasonably require by written communication by the Distribution Agent in connection with the DTC delivery of the Class C Trust Units to such Holder. If such Holder fails to comply with the provisions of this Section 10.3.8 within six months following the Effective Date, such Holder’s Distribution of Class C Trust Units shall be deemed to be an Unclaimed Distribution and such Holder’s entitlement to such Class C Trust Units shall be canceled, discharged and forever barred in accordance with Section 10.5 hereof, notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary. The Distribution Agent shall send a notice to each such Holder on or prior to the Effective Date informing such Holder of the requirements of this Section 10.3.8.

10.3.9 DTC Delivery of NewCo Common Stock

To the extent required by the NewCo Organizational Documents, prior to the Distribution to any Holder of Other General Unsecured Claims of NewCo Common Stock, such Holder shall be required to designate a direct or indirect participant in DTC with whom such Holder has a securities account, provide the Distribution Agent with instructions as to DTC delivery, including the name and DTC participant number of its custodian for the applicable Trust Units and its account name and number of the custodian, and take such other ministerial actions as the Distribution Agent shall from time to time reasonably require by written communication by the Distribution Agent in connection with the DTC delivery of NewCo Common Stock to such Holder. If such Holder fails to comply with the provisions of this Section 10.3.9 within six months following the Effective Date, such Holder’s Distribution of NewCo Common Stock shall be deemed to be an Unclaimed Distribution and such Holder’s entitlement to such NewCo Common Stock shall be canceled, discharged and forever barred in accordance with Section 10.5 hereof, notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary. The Distribution Agent shall send a notice to each such Holder on or prior to the Effective Date informing such Holder of the requirements of this Section 10.3.9. For the avoidance of doubt, if a Holder is not required by the NewCo Organizational Documents to hold NewCo Common Stock through DTC, the provisions of this Section 10.3.9 shall not apply to such Holder.

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10.4 Undeliverable Distributions

If any distribution is returned as undeliverable, (i) the Debtor or the Liquidating Trust, as applicable, may, but shall not be required to, make reasonable efforts to determine the address for such Holder and (ii) no further distribution to such Holder shall be made unless and until the Liquidating Trust or the Distribution Agent is notified in writing of the then-current address of such Holder, at which time such distribution shall be made to such Holder not less than 30 days thereafter. Undeliverable distributions shall remain in the possession of the Liquidating Trust or the Distribution Agent until such time as such distribution becomes deliverable or such distribution reverts to the Liquidating Trust, or is canceled pursuant to Section 10.5 herein, and shall not be supplemented with any interest, dividends or other accruals of any kind.

10.5 Reversion

Any distribution under the Plan that is an Unclaimed Distribution for a period of six months thereafter, shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code, and such Unclaimed Distribution shall revest in the Liquidating Trust; provided, however, that any Unclaimed Distributions consisting of NewCo Common Stock shall, after such six month period, promptly be transferred to NewCo, without any further notice to, action, order, or approval of the Bankruptcy Court or by any other Entity. Upon such revesting or such transfer, the Claim or Interest of any Holder or its successors and assigns with respect to such property shall be canceled, discharged and forever barred, notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary. The provisions of the Plan regarding undeliverable distributions and Unclaimed Distributions shall apply with equal force to distributions that are issued by the Liquidating Trust, NewCo or the Distribution Agent made pursuant to any indenture or Certificate, notwithstanding any provision in such indenture or Certificate to the contrary and notwithstanding any otherwise applicable federal or state escheat, abandoned or unclaimed property law.

10.6 Claims or Interests Paid by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable under one of the Debtor’s Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy.

Except as otherwise provided in the Plan, payments to Holders of Claims covered by an Insurance Policy and otherwise payable under the Plan shall be made from the proceeds of such Insurance Policy in accordance with the provisions of any such applicable Insurance Policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action and Defense that the Debtor or any Entity may hold against any other Entity, including Insurers, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any rights or defenses, including coverage defenses, held by Insurers.

To the extent a Creditor receives a payment on account of a Claim from a party that is not the Debtor, the Liquidating Trust, NewCo or a Distribution Agent on account of such Claim, the Debtor or the Liquidating Trust, as applicable, shall be authorized to reduce, for the purposes of Distribution, the Allowed amount of such Claim by the amount of the third-party payment, and such Claim shall be disallowed or deemed satisfied, as applicable, to the extent of such third-party payment without an objection having to be filed, but subject to the filing of a notice with the Bankruptcy Court and service of such notice on any affected Creditor. Any

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Creditor that receives full or partial payment on account of such Claim from an Entity that is not the Debtor, the Liquidating Trust, NewCo or a Distribution Agent shall provide notice of the date and amount of such payment to the Debtor or, after the Effective Date, the Liquidating Trust and NewCo within five (5) Business Days of receipt of such payment. Such Creditor shall repay and/or return to the Debtor or, after the Effective Date, the Liquidating Trust or NewCo any Distribution received on account of the portion of its Claim that was satisfied by such third-party payment within thirty (30) days.

10.7 Setoffs

Except as otherwise provided herein, a Final Order of the Bankruptcy Court, or as agreed to by the Holder and the Liquidating Trust or NewCo, each as applicable, pursuant to the Bankruptcy Code (including section 553 thereof), applicable non-bankruptcy law, or such terms as may be agreed to by the Holder and the Liquidating Trust or NewCo, as applicable, the Liquidating Trust or NewCo, as applicable, may, without any further notice to, or action, order or approval of the Bankruptcy Court, set off against any Allowed Claim or Interest and the distributions to be made on account of such Allowed Claim or Interest (before any distribution is made on account of such Allowed Claim or Interest), any claim, right and Cause of Action and Defense of any nature that the Liquidating Trust or NewCo, as applicable, may hold against the Holder of such Allowed Claim or Interest, to the extent such claim, right or Cause of Action and Defense against such Holder has not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided that neither the failure to effect such a setoff nor the allowance of any Claim or Interest pursuant to the Plan shall constitute a waiver or release by the Debtor, the Liquidating Trust or NewCo, as applicable, of any such Claims or Interests, rights and Causes of Action and Defenses that the Debtor or the Liquidating Trust may possess against or in such Holder. In no event will any Person or Entity be entitled to set off any Claim or Interest against any Claim or Interest, right, or Cause of Action and Defense of the Debtor, the Liquidating Trust or NewCo, as applicable, in any judicial or administrative proceeding, unless such Person or Entity has filed a Proof of Claim in this Chapter 11 Case preserving such setoff and a Final Order of the Bankruptcy Court has been entered, authorizing and approving such setoff.

10.9 No Postpetition Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order, required by applicable law, or agreed to by the Debtor or, after the Effective Date, the Liquidating Trust or NewCo, as applicable, no Holder of a Claim or Interest against the Debtor shall be entitled to interest accruing on or after the Petition Date with respect to such Claim or Interest, notwithstanding any dispute or other delay with respect to any distribution. For the avoidance of doubt, the foregoing does not apply to any interest accretion on the Liquidating Trust Interests provided under the Plan.

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10.9 No Payment Over the Full Amount; Single Satisfaction

In no event shall a Holder of a Claim or Interest receive more than the full payment of such Claim or Interest. To the extent any Holder has received payment in full with respect to a Claim or Interest, such Claim or Interest shall be expunged without an objection to such Claim or Interest having been filed and without any further notice to or action, order or approval of the Bankruptcy Court.

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11.	CLAIMS ADMINISTRATION PROCEDURES

11.1 Allowance of Claims

After the Effective Date, the Liquidating Trust shall have any and all rights and defenses that the Debtor had with respect to any Claim immediately before the Effective Date, except with respect to any Claim deemed Allowed or satisfied, settled, released and discharged under this Plan. All settled Claims approved prior to the Effective Date pursuant to a Final Order of the Bankruptcy Court pursuant to Bankruptcy Rule 9019 or otherwise shall be binding on all parties.

Any Claim that has been listed in the Schedules as disputed, contingent or unliquidated, and for which no Proof of Claim has been timely filed by the applicable Claims Bar Date, is not considered Allowed and shall be expunged without further action and without any further notice to or action, order or approval of the Bankruptcy Court.

11.2 Administration Responsibilities

Except as otherwise specifically provided in the Plan, the Debtor in consultation with the Required Ad Hoc Senior Noteholder Parties and the UCC, before the Effective Date, and Liquidating Trust, after the Effective Date, subject to the Liquidating Trust Agreement, shall have the sole authority to (i) file, withdraw or litigate to judgment objections to Claims or Interests, (ii) settle or compromise any Disputed Claim or Interest without any further notice to or action, order or approval of the Bankruptcy Court, and (iii) administer and adjust, or cause to be administered and adjusted, the Claims Register to reflect any such settlements or compromises without any further notice to or action, order or approval of the Bankruptcy Court. Nothing in this Section 11.2 shall limit the ability under the Bankruptcy Code of any party-in-interest to object to any Claim or Interest unless otherwise ordered by the Bankruptcy Court.

Objections to Claims and Interests must be filed and served by no later than the Claims Objection Deadline. For the avoidance of doubt, the Claims Objection Deadline may be extended on multiple occasions.

11.3 Estimation of Claims

Before the Effective Date, the Debtor (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed), or after the Effective Date, the Liquidating Trust, may, within its reasonable discretion, at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection.

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Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions) and may be used as evidence in any supplemental proceedings, and the Debtor, NewCo or the Liquidating Trust, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has filed a motion requesting the right to seek such reconsideration on or before seven (7) days after the date on which such Claim is estimated. Each of the foregoing Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court or under the Plan.

11.4 Expungement and Disallowance of Paid, Satisfied, Amended, Duplicated, or Superseded Claims or Interests

Any Claim or Interest that has been paid, satisfied, amended, duplicated or superseded may be adjusted or expunged on the Claims Register by the Liquidating Trust on or after 14 calendar days after the date on which notice of such adjustment or expungement has been filed with the Bankruptcy Court, without an objection to such Claim or Interest having to be filed, and without any further action, order or approval of the Bankruptcy Court.

11.5 Amendments to Proofs of Claim

On or after the Effective Date, a Proof of Claim may not be amended (other than solely to update or correct the name or address of the Holder of such Claim) without the prior authorization of the Bankruptcy Court or the Liquidating Trust, and any such amended Proof of Claim filed without such prior authorization shall be deemed disallowed in full and expunged without any further notice to or action, order or approval of the Bankruptcy Court. Nothing in the paragraph shall remove any claimant’s ability to seek leave from the Bankruptcy Court to amend a Claim or Proof of Claim.

11.6 Pending Objections

To the extent the Debtor has filed objections to Claims that remain pending as of the Effective Date, the Liquidating Trust shall be substituted as the objecting party without further action of the parties or order of the Bankruptcy Court.

11.7 No Distributions Pending Allowance

Subject to an objection to the amount, validity, priority, or classification of a Claim or Interest or a portion thereof is filed or is intended to be filed as set forth herein or a Claim or Interest otherwise remains a Disputed Claim or Interest, except as otherwise provided in a Final Order of the Bankruptcy Court, no payment or distribution provided under the Plan shall be made on account of such Claim or Interest or portion thereof, as applicable, unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest.

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11.8 Distributions After Allowance

To the extent that a Disputed Claim or Interest ultimately becomes a finally Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the applicable provisions of the Plan, including Section 11.3 hereof. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court Allowing any Disputed Claim or Disputed Interest becomes a Final Order, the Liquidating Trust, Distribution Agent or NewCo, as applicable, shall provide to the Holder of such Claim or Interest the Distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, less any previous Distribution (if any) that was made on account of the undisputed portion of such Claim or Interest, without any interest, dividends, or accruals to be paid on account of such Claim or Interest unless required under applicable bankruptcy law or as otherwise provided in this Plan.

11.9 Disallowance of Claims and Interests

Except as provided herein or otherwise agreed, any and all Proofs of Claim filed after the applicable Claims Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any Distributions on account of such Claims, unless such late filed Claim has been deemed timely filed by a Final Order at or before the Confirmation Hearing.

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12.	EFFECT OF CONFIRMATION

12.1 Vesting of Assets

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created pursuant to the Plan or in the Confirmation Order, upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtor shall vest in NewCo or its subsidiaries or the Liquidating Trust (or entities to be formed by the Liquidating Trust), as applicable, in accordance with this Plan and the Restructuring Transactions Memorandum, free and clear of all Claims, Liens, encumbrances, charges and Interests. All Liens, Claims, encumbrances, charges and Interests shall be deemed fully released and discharged as of the Effective Date, except as otherwise provided in the Plan or the Confirmation Order. Except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, each of NewCo and the Liquidating Trust may, as applicable, operate its businesses and may use, acquire, and dispose of property and the Liquidating Trust may settle and compromise Claims and Interests, in each case without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code with respect to the Debtor.

The transfer of information to the Liquidating Trust shall not result in the destruction or waiver of any applicable work product, attorney-client, or other applicable privilege (the “Privileges”). Further, with respect to any Privileges: (i) Privileges are transferred to the Liquidating Trust to the extent necessary to enable the Liquidating Trust Board to perform its duties to administer the Liquidating Trust and for no other reason, (ii) such Privileges shall be preserved and not waived (except as the Liquidating Trust Board may affirmatively elect to waive such Privileges), and (iii) no information subject to a Privilege shall be publicly disclosed by the Liquidating Trust or communicated to any Person not entitled to receive such information or in a manner that would diminish the protected status of any such information, except following a waiver of such Privilege pursuant to (ii) above or pursuant to the specific terms of the Plan and the Confirmation Order and the Liquidating Trust Agreement.

12.2 Compromise and Settlement of Claims and Controversies

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions, releases and other benefits provided pursuant to the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise of all Claims, Interests, Causes of Action and Defenses and controversies relating to the contractual, legal and subordination rights that a Holder of an Allowed Claim or Interest may have against the Debtor, or any distribution to be made on account of such an Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtor and its Estate and is fair, equitable and reasonable. In accordance with the provisions of the Plan, pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice or action, order or approval of the Bankruptcy Court, after the Effective Date, the Liquidating Trust may compromise and settle Claims against it and Causes of Action and Defenses against other entities.

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12.3 Subordinated Claims

The allowance, classification and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account, conform to, and satisfy the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto; provided, however, that the Debtor and the Liquidating Trust reserve the right to reclassify or modify the treatment of any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto, unless otherwise provided in a settlement agreement concerning such Allowed Claim or Interest. For the avoidance of doubt, the Distributions to the Holders of Subordinated Note Claims under the Plan are in settlement and compromise of any contractual, legal and equitable subordination rights relating to such Subordinated Note Claims, and all claims to turnover, release or payment of such Distributions are expressly waived hereby.

12.4 Release of Liens

Except as otherwise provided in the Plan, or in any contract, instrument, release or other agreement or document created pursuant to the Plan or the Confirmation Order, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, indefeasible payment and satisfaction in full in cash of the portion of the Secured Claim that is Allowed as of the Effective Date in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estate shall be fully released, settled, discharged and compromised, and all rights, titles and interests of any holder of such mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estate shall revert to the Debtor and its successors and assigns, in each case, without any further approval of the Bankruptcy Court and without any action or filing being required to be made by the Debtor. The Debtor, or after the Effective Date, the Liquidating Trust shall be authorized to file any necessary or desirable documents to evidence such release in the name of the party secured by such pre-Effective Date mortgages, deeds of trust, Liens, pledges or other security interests. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

12.5 Discharge

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in this Plan or the Restructuring Transactions Memorandum, the Confirmation Order or in any contract, instrument, or other agreement or document created pursuant to this Plan or the Confirmation Order, the distributions, rights, and treatments that are provided in this Plan or the Confirmation Order shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims against, Interests in, and Causes of Action and Defenses against the Debtor, NewCo and the Liquidating Trust of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether

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known or unknown, against Liabilities of, Liens on, obligations of, rights against, and interests in, the Debtor or any of its assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan and the Confirmation Order on account of such Claims or Interests, including demands, Liabilities and Causes of Action and Defenses that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case, whether or not (1) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the bankruptcy Code, (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code, or (3) the Holder of such a Claim or Interest has accepted this Plan. Any default or “event of default” by the Debtor or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the filing of the chapter 11 cases shall be deemed cured (and no longer continuing) as of the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims against, Causes of Action and Defenses against, and Interests in the Debtor, NewCo or the Liquidating Trust, subject to the occurrence of the Effective Date.

12.6 Term of Injunction or Stays

Unless otherwise provided herein, any injunction or stay arising under or entered during the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code or otherwise that is in existence on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order) shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

12.7 Release by the Debtor

For good and valuable consideration, the adequacy of which is hereby confirmed, including the service of the Released Parties to facilitate the administration of the Chapter 11 Case and the implementation of the transactions contemplated by the Plan, on and after the Effective Date, each of the Released Parties including the Debtor Released Parties but excluding each other Related Party of the Debtor shall be conclusively, absolutely, unconditionally, irrevocably, fully, finally, forever, and permanently released and discharged by the Debtor, NewCo (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor), the Liquidating Trust (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor) and the Debtor’s Estate, including any successor and assign to the Debtor, NewCo (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor), the Liquidating Trust (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor) or any estate representative, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claim or Cause of Action and Defense, directly or derivatively, by, through, for, or because of the foregoing Entities, from all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims, in

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each case asserted or assertable on behalf of the Debtor, NewCo (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor) or the Liquidating Trust (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor), and their respective successors, assigns, and representatives, or that any Entity or party claiming under or through the Debtor or its Estate, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, existing in law, at equity or otherwise, whether for indemnification, tort, contract, violations of federal or state securities laws or otherwise, including those that any of the Debtor, NewCo (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor), the Liquidating Trust (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor) or the Debtor’s Estate would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or any other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtor, NewCo (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor), the Liquidating Trust (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor), the Estate, the conduct of the businesses of the Debtor, the Chapter 11 Case, the purchase, sale or rescission of the purchase or sale of any security of the Debtor, NewCo (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor) or the Liquidating Trust (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor), the release or discharge of any mortgage, lien or security interest, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the administration of Claims and Interests prior to or during the Chapter 11 Case, the negotiation, formulation, preparation, dissemination, implementation, administration, confirmation and/or effectuation of the Restructuring Support Agreement (and each prior version thereof), the Plan, any plan supplement, any disclosure statement or, in each case, related agreements, instruments or other documents, any action or omission with respect to intercompany claims and intercompany settlements, any action or omission as an officer, director, agent, representative, fiduciary, controlling Person, member, manager, affiliate or responsible party, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, other than claims or liabilities arising out of or relating to any act or omission of such Released Party to the extent such act or omission is determined by a final order in a court of competent jurisdiction to have constituted gross negligence, willful misconduct, fraud, or a criminal act. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any obligations arising on or after the Effective Date of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release in Section 12.7, which includes by reference each of the related provisions and definitions contained in this Plan and, further, shall constitute the Bankruptcy Court’s finding that the Debtor Release in Section 12.7 is: (a) given in exchange for good and valuable consideration provided by the

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applicable Released Parties, including the applicable Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good-faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtor and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; (f) a bar to the assertion by the Debtor, NewCo (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor), the Liquidating Trust (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor), or the Debtor’s estate of any claim or Cause of Action and Defense of any kind whatsoever released pursuant to the Debtor Release; (g) essential to the Confirmation of the Plan; and (h) a prudent exercise of the Debtor’s business judgment.

Notwithstanding the foregoing, nothing contained in this Section 12.7 shall be deemed to release any Retained Causes of Action, including any Claims and Causes of Action and Defenses against any Debtor Related Parties other than those Debtor Related Parties identified on Exhibit A hereof.

12.8 Exculpation

As of the Effective Date, without affecting, expanding or limiting the releases contained in this Article 12, and except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby exculpated from, any Claims or Causes of Action and Defenses related to any act or omission occurring between the Petition Date and the Effective Date in connection with, relating to, or arising out of, directly or indirectly resulting from, in consequence of, or in any way attributable to, the Chapter 11 Case, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the Restructuring Support Agreement, the Plan (including, for the avoidance of doubt, any plan supplement), or any aspect of the restructuring of the Debtor, including any related contract, instrument, release, or other agreement or document created or entered into during the Chapter 11 Case, the pursuit of confirmation of the Plan (including the solicitation of votes for the Plan), the pursuit of consummation of the Plan, the administration and implementation of the Plan (including the issuance of any securities under or in connection with the Plan to the extent permitted by section 1125(e) of the Bankruptcy Code), or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place from the Petition Date through and including the Effective Date, except for Claims related to an act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted fraud, willful misconduct, gross negligence or a criminal act, or claims for legal malpractice, release of which is prohibited by Rule 1.8(h) of the New York Rules of Professional Conduct (22 N.Y.C.R.R. § 1200).

Notwithstanding anything to the contrary in the foregoing, nothing contained in this Section 12.8 shall be deemed to exculpate any party from liability with respect to any Retained Causes of Action or other Claims or Causes of Action and Defenses related to actions or inactions occurring prior to the Petition Date, including any Claims and Causes of Action and Defenses against any Debtor Related Parties other than those Debtor Related Parties identified on Exhibit A hereof.

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12.9 Third-Party Release by Holders of Claims and Interests

For good and valuable consideration, the adequacy of which is hereby confirmed, including the service of the Released Parties to facilitate the administration of the Chapter 11 Case, the implementation of the reorganization contemplated by the Plan, the release of mortgages, liens and security interests on property of the Estate, and distributions made pursuant to the Plan, on and after the Effective Date, to the fullest extent permitted by applicable law, the Releasing Parties (regardless of whether a Releasing Party is a Released Party), in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claim or Cause of Action and Defense, directly or derivatively, by, through, for, or because of the foregoing Entities, shall be deemed to conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge the Released Parties of any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted or assertable on behalf of the Debtor, NewCo (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor) or the Liquidating Trust (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor) and any of its or their successors, assigns, and representatives, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, existing in law, at equity or otherwise, whether for indemnification, tort, contract, violations of federal or state securities laws or otherwise, including, those that any of the Debtor, NewCo (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor), the Liquidating Trust (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor) or the Estate would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or any other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtor, NewCo (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor), the Liquidating Trust (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor), the Estate, the conduct of the businesses of the Debtor, this Chapter 11 Case, the purchase, sale or rescission of the purchase or sale of any security of the Debtor, NewCo (solely with respect to any Claims or Causes of Action and Defenses asserted against it as a purported successor to the Debtor) or the Liquidating Trust (solely with respect to any Claims or Causes of Action and Defenses assertable by it as a successor to the Debtor), the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the administration of Claims and Interests prior to or during this Chapter 11 Case, the negotiation, formulation, preparation, dissemination, implementation, administration, confirmation and/or effectuation of the Restructuring Support Agreement (and each prior version thereof), the Plan, any plan supplement, any disclosure statement or, in each case, related agreements, instruments or other documents, any action or omission with respect to intercompany claims or intercompany settlements, any action or omission as an officer, director, agent, representative, fiduciary, controlling Person,

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member, manager, affiliate or responsible party, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, other than claims or liabilities arising out of or relating to any act or omission of a Released Party to the extent such act or omission is determined by a final order in a court of competent jurisdiction to have constituted gross negligence, willful misconduct, fraud, or a criminal act.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not constitute a release by the Debtor of any of its Related Parties other than the Debtor Released Parties nor shall they release any obligations arising on or after the Effective Date of any party or Entity under this Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement this Plan as set forth in this Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases set forth in this Section 12.9, which includes by reference each of the related provisions and definitions contained in this Plan, and, further, shall constitute the Bankruptcy Court’s finding that the releases set forth in this Section 12.9 is: (a) consensual; (b) essential to the Confirmation of this Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing this Plan; (d) a good faith settlement and compromise of the Claims released pursuant to this Section 12.9; (e) in the best interests of the Debtor and its Estate; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action and Defense of any kind whatsoever released pursuant to this Section 12.9.

For the avoidance of doubt, notwithstanding anything to the contrary in this Section 12.9, the releases set forth above shall not release the rights of Holders of Allowed Claims to receive the treatment of their Claims as provided in the Plan and otherwise to enforce the terms of the Plan, all of which rights are fully preserved.

12.10 Injunction

Except as otherwise specifically provided in the Plan or the Confirmation Order, all Persons or Entities who have held, hold or may hold (i) Claims or Interests that arose prior to the Effective Date, (ii) claims, obligations, rights, suits, damages, causes of action, remedies and liabilities that have been released pursuant to Sections 12.7 and 12.9 hereof or are subject to exculpation pursuant to Section 12.8 hereof (but only to the extent of the exculpation provided in Section 12.8 of the Plan), or (iii) Claims, Interests or other claims, obligations, rights, suits, damages, causes of action, remedies and liabilities that are otherwise discharged, satisfied, stayed, or terminated pursuant to the terms of the Plan and all other parties-in-interest seeking to enforce such Claims, Interests or other claims, obligations, rights, suits, damages, causes of action, remedies and liabilities are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any

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such Claim (including a Section 510(b) Claim) against or such Interest in the Debtor, NewCo or the Liquidating Trust, or property of the Debtor, NewCo or the Liquidating Trust, other than to enforce any right to a distribution pursuant to the Plan, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtor, NewCo or the Liquidating Trust or property of the Debtor, NewCo or the Liquidating Trust with respect to any such Claim or Interest, other than to enforce any right to a distribution pursuant to the Plan, (c) creating, perfecting or enforcing any Lien or encumbrance of any kind against the Debtor, NewCo or the Liquidating Trust, or against the property or interests in property of the Debtor, NewCo or the Liquidating Trust with respect to any such Claim or Interest, other than to enforce any right to a distribution pursuant to the Plan, or (d) asserting any right of setoff (except for setoffs validly exercised prepetition) or subrogation of any kind against any obligation due from the Debtor, NewCo or the Liquidating Trust, or against the property or interests in property of the Debtor, NewCo or the Liquidating Trust, with respect to any such Claim or Interest. Such injunction shall extend to any successors or assignees of the Debtor, NewCo or the Liquidating Trust and their respective properties and interests in properties.

12.11 Scope of Releases

Each Person providing releases under the Plan, including the Debtor, NewCo, the Liquidating Trust, the Debtor’s Estate and the Releasing Parties, shall be deemed to have granted the releases set forth in the Plan notwithstanding that such Person may hereafter discover facts in addition to, or different from, those which it now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Person expressly waives any and all rights that it may have under any statute or common law principle which would limit the effect of such releases to those claims or causes of action actually known or suspected to exist at the time of execution of such release.

For the avoidance of doubt, nothing herein, including the releases, waivers, and exculpations provided in Sections 12.7–12.9, shall constitute a release, waiver, discharge, or limitation of any kind of (i) any Retained Causes of Action, including any Claims or Causes of Action and Defenses against Debtor Related Parties other than those Debtor Related Parties identified on Exhibit A hereto or (ii) any rights, liabilities, or obligations arising under the Plan or any other agreement, document or instrument executed in connection with the Plan.

Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan or Confirmation Order, no provision shall (i) preclude the SEC and Specified Governmental Units with jurisdiction over state or federal securities laws from enforcing their police or regulatory powers or (ii) enjoin, limit, impair or delay the SEC and Specified Governmental Units with jurisdiction over state or federal securities laws from commencing or continuing any claims, causes of action, proceeding or investigations against any non-Debtor (other than NewCo or the Liquidating Trust to the extent that the claims or causes of action against such entities arise from conduct that occurred on or before the Effective Date) in any forum; provided that the foregoing sentence shall not (x) limit the scope of discharge granted to the Debtor, NewCo or the Liquidating Trust under sections 524 and 1141 of the Bankruptcy Code or (y) diminish the scope of any exculpation to which any party is entitled under section 1125(e) of the Bankruptcy Code.

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As to any Specified Governmental Unit, nothing in the Plan or the Confirmation Order shall limit or expand the scope of discharge, release or injunction to which the Debtor, NewCo or the Liquidating Trust are entitled to under the Bankruptcy Code, if any. The discharge, release, and injunction provisions contained in the Plan and the Confirmation Order are not intended and shall not be construed to bar any Specified Governmental Unit from, subsequent to the entry of the Confirmation Order, pursuing any police or regulatory action (except to the extent the applicable Bar Date bars the Specified Governmental Unit from pursuing prepetition Claims).

Notwithstanding anything contained in the Plan or the Confirmation Order to the contrary, nothing in the Plan or the Confirmation Order shall discharge, release, impair or otherwise preclude: (1) any liability to any Specified Governmental Unit that is not a “claim” within the meaning of section 101(5) of the Bankruptcy Code; (2) any Claim of any Specified Governmental Unit arising on or after the Effective Date; (3) any valid right of setoff or recoupment of any Specified Governmental Unit against the Debtor; or (4) any liability of the Debtor, NewCo or the Liquidating Trust under police or regulatory statutes or regulations to any Specified Governmental Unit as the owner, lessor, lessee or operator of property that such Person or Entity owns, operates or leases after the Confirmation Date. Nor shall anything in the Confirmation Order or the Plan: (i) enjoin or otherwise bar any Specified Governmental Unit from asserting or enforcing, outside the Bankruptcy Court, any liability described in the preceding sentence; or (ii) divest any court, commission, or tribunal of jurisdiction to determine whether any liabilities asserted by any Specified Governmental Unit are discharged or otherwise barred by the Confirmation Order, the Plan or the Bankruptcy Code.

Moreover, nothing in the Confirmation Order or the Plan shall release or exculpate any non-Debtor, including any Released Parties and/or Exculpated Parties but excluding the Debtor, NewCo or the Liquidating Trust, from any liability to any Specified Governmental Unit, including but not limited to any liabilities arising under the IRC, the environmental laws, the securities laws, or the criminal laws, nor shall anything in the Confirmation Order or the Plan enjoin any Specified Governmental Unit from bringing any claim, suit, action or other proceeding against any non-Debtor (other than NewCo or the Liquidating Trust) for any liability whatsoever; provided that the foregoing sentence shall not (x) limit the scope of discharge granted to the Debtor, NewCo or the Liquidating Trust under sections 524 and 1141 of the Bankruptcy Code or (y) diminish the scope of any exculpation to which any party is entitled under section 1125(e) of the Bankruptcy Code.

Nothing contained in the Plan or the Confirmation Order shall be deemed to determine the tax liability of any Person or Entity, including but not limited to the Debtor, NewCo or the Liquidating Trust, nor shall the Plan or the Confirmation Order be deemed to have determined the federal tax treatment of any item, distribution or entity, including the federal tax consequences of this Plan, nor shall any language in the Plan or the Confirmation Order be deemed to expressly expand or diminish the jurisdiction of the Bankruptcy Court to make determinations as to federal tax liability and federal tax treatment under the Bankruptcy Code and 28 U.S.C. §§ 157, 1334.

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12.12 Preservation of Causes of Action and Defenses

Except as expressly provided in this Article 12 hereof or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action and Defenses that the Debtor, NewCo or the Liquidating Trust may have or that the Debtor, NewCo or the Liquidating Trust, as applicable, may choose to assert on behalf of the Estate under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including (i) any and all Causes of Action and Defenses or Claims against any Person or Entity, to the extent such Person or Entity asserts a cross-claim, counterclaim and/or claim for setoff that seeks affirmative relief against the Debtor, NewCo or the Liquidating Trust, and in each case, its officers, directors or representatives or (ii) the turnover of any property of the Estate to the Debtor, NewCo or the Liquidating Trust.

No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement or the Disclosure Statement to any Cause of Action and Defense against them as any indication that the Debtor, NewCo or the Liquidating Trust, as applicable, will not pursue any and all available Causes of Action and Defenses against them. The Debtor, NewCo or the Liquidating Trust expressly reserves all rights to prosecute any and all Causes of Action and Defenses against any Entity, except as otherwise expressly provided herein.

Except as set forth in this Article 12 hereof or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action and Defenses that the Debtor had immediately prior to the Petition Date or the Effective Date against or regarding any Claim or Interest left Unimpaired by the Plan. The Liquidating Trust shall have, retain, reserve, and be entitled to assert all such rights and Causes of Action and Defenses, including any actions specifically enumerated in the Schedule of Retained Causes of Action, as fully as if the Chapter 11 Case had not been commenced, and all of the Liquidating Trust’s legal and equitable rights respecting any Claim or Interest left Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Case had not been commenced.

Except as set forth in this Article 12 hereof or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to release any post-Effective Date obligations of any party under the Plan, or any document, instrument or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Unless any Causes of Action and Defenses against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan, including pursuant to Article 12 hereof or a Final Order, the Liquidating Trust expressly reserves all Causes of Action and Defenses for later adjudication and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches shall apply to such Causes of Action and Defenses upon, after, or as a consequence of the Confirmation or occurrence of the Effective Date.

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13.	CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN

13.1 Conditions to Effectiveness

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied on or prior to the Effective Date or waived in accordance with Section 13.2 hereof:

i.

The Restructuring Support Agreement shall not have been terminated, and shall remain in full force and effect, and no event or occurrence shall have occurred that, with the passage of time or the giving of notice, would give rise to the right of the Required Ad Hoc Senior Noteholder Parties or the UCC to terminate the Restructuring Support Agreement;

ii.

All Definitive Documents for the Restructuring Transactions contemplated by the Restructuring Support Agreement to be executed and delivered on or before the Effective Date shall have been executed and delivered and remain in full force and effect;

iii.	The Bankruptcy Court shall have entered the Confirmation Order which shall be a Final Order;

iv.

The Debtor shall have filed the final version of the Plan, including all of the schedules, documents, and exhibits contained therein, and the Plan Supplement in a manner consistent in all material respects with the Restructuring Support Agreement and the Plan;

v.

The Debtor shall have obtained all applicable authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan (and all applicable waiting periods have expired);

vi.

The Debtor shall have implemented the Restructuring Transactions and all other transactions contemplated in the Restructuring Support Agreement (subject to, and in accordance with, the consent rights set forth therein) and the Plan to be implemented on or before the Effective Date;

vii.

No governmental entity or federal or state court of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Plan, and no governmental entity has instituted any action or proceeding (which remains pending at what would otherwise be the Effective Date) seeking to enjoin, restrain or otherwise prohibit consummation of the transactions contemplated by the Plan;

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viii.	All Ad Hoc Noteholder Group Expenses invoiced in accordance with Section 3.4 (other than any Disputed Invoiced Fees) shall have been paid in full in Cash;

ix.

All Ad Hoc Cross-Holder Group Expenses invoiced in accordance with Section 3.6 (other than any Disputed Invoiced Fees) shall have been paid in full in Cash in an aggregate amount not to exceed $17,000,000;

x.

All amounts sufficient to pay the Senior Note Trustee Expenses and Subordinated Note Trustee Expenses in full in Cash on the Effective Date shall have been reserved by the Debtor in order to make distributions to Holders of Senior Note Claims and Subordinated Note Claims consistent with their treatment provided under Sections 4.2.3 and 4.2.5 of the Plan, respectively;

xi.

All professional fees and expenses of retained professionals required to be approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses in full after the Effective Date shall have been placed in a professional fee escrow account as set forth in, and in accordance with, the Plan; and

xii.

All Claims asserted by the IRS or any other Tax Authority shall have been resolved in a manner acceptable to the Required Ad Hoc Senior Noteholder Parties and the UCC or estimated by the Bankruptcy Court for the purpose of Plan distributions at an amount acceptable to the Required Ad Hoc Senior Noteholder Parties and the UCC.

13.2 Waiver of Conditions to Confirmation or Effectiveness

Except as set forth below, the Debtor, with the prior written consent (e-mail being sufficient) of the Required Ad Hoc Senior Noteholder Parties and the UCC, may waive any of the conditions set forth in Section 13.1 hereof at any time, without any notice to any other parties-in-interest or the Bankruptcy Court and without any formal action other than proceeding to confirm and/or consummate the Plan; provided that the waiver of the condition set forth in Section 13.1(ix) shall also require the prior written consent (e-mail being sufficient) of the Ad Hoc Cross-Holder Group. The failure of the Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

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14.	MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN

14.1 Plan Modifications

Subject to certain restrictions and requirements set forth in section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, subject to any applicable consent rights set forth in the Restructuring Support Agreement, the Debtor may alter, amend or modify the Plan, including the Plan Supplement, without additional disclosure pursuant to section 1125 of the Bankruptcy Code prior to the Confirmation Date. After the Confirmation Date and before substantial consummation of the Plan, the Debtor may institute proceedings in the Bankruptcy Court pursuant to section 1127(b) of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistencies in the Plan, including the Plan Supplement, the Disclosure Statement, or the Confirmation Order, relating to such matters as may be necessary to carry out the purposes and effects of the Plan.

After the Confirmation Date, but before the Effective Date, subject to any applicable consent rights set forth in the Restructuring Support Agreement and except as set forth in Section 7.3, the Debtor may make appropriate technical adjustments and modifications to the Plan, including the Plan Supplement, without further order or approval of the Bankruptcy Court; provided, that such adjustments and modifications do not materially and adversely affect the treatment of Holders of Claims or Interests and are otherwise permitted under section 1127(b) of the Bankruptcy Code.

14.2 Effect of Confirmation on Modification

Entry of a Confirmation Order shall mean that all modifications and amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code, and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

14.3 Revocation or Withdrawal of the Plan and Effects of Non-Occurrence of Confirmation or Effective Date

Subject to the Restructuring Support Agreement, the Debtor reserves the right to revoke, withdraw, or delay consideration of the Plan before the Confirmation Date. If the Debtor revokes or withdraws the Plan or if the Confirmation Date or the Effective Date does not occur, then, absent further order of the Bankruptcy Court, (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise not previously approved by Final Order of the Bankruptcy Court embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption, assumption and assignment, or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void, and (iii) nothing contained in the Plan shall (A) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or any other Person or Entity, (B) prejudice in any manner the rights of the Debtor or any other Person or Entity or (C) constitute an admission of any sort by the Debtor or any other Person or Entity.

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If the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction over any request to extend the deadline for assuming or rejecting Executory Contracts or Unexpired Leases.

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15.	RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain its existing jurisdiction over all matters arising in or out of, or related to, the Chapter 11 Case or the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

i.

Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

ii.

Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

iii.

Resolve any matters related to: (i) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease and, if necessary, liquidate, any Claims arising therefrom, including any disputes regarding cure obligations in accordance with the Plan, (ii) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed, (iii) any dispute regarding whether a contract or lease is, or was, executory or expired, or (iv) any dispute regarding the Plan or any Restructuring Transactions trigger any cross-default or change-of-control provision in any contract or agreement.

iv.

Ensure that distributions to Holders of Allowed Claims or Interests are accomplished pursuant to the Plan and adjudicate any and all disputes from, or relating to, distributions under the Plan or the Confirmation;

v.

Adjudicate, decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters and Causes of Action and Defenses, and grant or deny any applications, involving the Debtor that may be pending before the Bankruptcy Court on the Effective Date;

vi.

Adjudicate, decide, or resolve any and all matters related to Causes of Action and Defenses that may arise from or in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

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vii.	Adjudicate, decide or resolve any and all matters related to section 1141 of the Bankruptcy Code;

viii.

Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, Plan Supplement, or Disclosure Statement;

ix.	Enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

x.	Adjudicate, decide, or resolve any and all disputes as to the ownership of any Claim or Interest;

xi.	Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with enforcement of the Plan;

xii.

Resolve any cases, controversies, suits, disputes, or Causes of Action and Defenses with respect to the existence, nature, and scope of the releases, injunctions, and other provisions contained in the Plan, and enter such orders as may be necessary or appropriate to implement and enforce such releases, injunctions, and other provisions;

xiii.	Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

xiv.

Determine any other matters that may arise in connection with or relate to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Plan Supplement, or the Disclosure Statement;

xv.	Enter an order or final decree concluding or closing the Chapter 11 Case;

xvi.	Consider any modifications of the Plan, to cure any defect or omission or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

xvii.

Hear and determine disputes, cases, controversies, or Causes of Action and Defenses arising in connection with the interpretation, implementation, or enforcement of the Plan, Confirmation Order, or any other agreement, document or instrument executed in connection with the Plan;

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xviii.	Hear and determine all disputes involving the existence, nature or scope of the Debtor’s discharge;

xix.	Hear and determine matters concerning state, local or federal Taxes in accordance with sections 346, 505, or 1146 of the Bankruptcy Code;

xx.	Enforce all orders previously entered by the Bankruptcy Court;

xxi.	Hear and determine matters concerning exemptions from state and federal registration requirements in accordance with section 1145 of the Bankruptcy Code, Section 4(a)(2) and Regulation D;

xxii.	Adjudicate all other matters over which the Bankruptcy Court has jurisdiction;

xxiii.

Adjudicate, decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters relating to the Retained Causes of Action (without prejudice to any right of the FDIC-C, FDIC-R1 or FDIC-R2 to contest that the Bankruptcy Court has existing jurisdiction over the FDIC Claims); and

xxiv.	Adjudicate any disputes on the Ad Hoc Noteholder Group Expenses and Ad Hoc Cross-Holder Group Expenses.

provided, however, that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement or any other Definitive Documents, in each case, that have a jurisdictional, forum selection or dispute resolution clause that refers disputes to a different court, or allows Entities to bring disputes to a different court, and any disputes concerning documents contained in the Plan Supplement or any other Definitive Document that contain such clauses shall be governed in accordance with the provisions of such documents.

Nothing herein limits the jurisdiction of the Bankruptcy Court to interpret and enforce the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, the Plan Supplement, the Disclosure Statement, without regard to whether the controversy with respect to which such interpretation or enforcement relates may be pending in any state or other federal court of competent jurisdiction.

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16.	MISCELLANEOUS

16.1 Expedited Tax Determination

The Debtor or NewCo may request an expedited determination of Taxes under section 505 of the Bankruptcy Code for all returns filed for or on behalf of the Debtor or NewCo, as applicable, for all taxable periods ending on or before the Effective Date.

16.2 Plan Supplement

Draft forms of certain documents, agreements, instruments, schedules, and exhibits specified in the Plan shall, where expressly so provided for in the Plan, be contained in the Plan Supplement and filed from time to time.

16.3 Additional Documents

The Debtor, NewCo, the Liquidating Trust, all Holders of Claims or Interests receiving distributions hereunder, and all other parties-in-interest may and shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

16.4 Exhibits; Schedules; Plan Supplement

All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

16.5 Nonseverability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter such term or provision to make it valid or enforceable consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term shall then be applicable as altered; provided that such alteration shall be consistent with Restructuring Support Agreement. Notwithstanding any such holding or alteration, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding or alteration. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered in accordance with the foregoing, is: (i) valid and enforceable pursuant to its terms, (ii) integral to the Plan and may be deleted or modified subject to the consent rights set forth in the Restructuring Support Agreement, and (iii) nonseverable and mutually dependent.

16.6 Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein or therein, the laws of the State of New York, without giving effect to the principles of conflicts of laws, shall govern the construction and implementation of the Plan and any agreement, document or instrument executed or entered into in connection with the Plan (except as otherwise set forth

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in those agreements, in which case the governing law of such agreement shall control); provided that corporate or other governance matters relating to the Debtor, NewCo or the Liquidating Trust, as applicable, not incorporated or formed (as applicable) in the State of New York shall be governed by the laws of the jurisdiction of incorporation or formation (as applicable) of the Debtor, NewCo or the Liquidating Trust.

16.7 Dissolution of the UCC

After the Effective Date, the UCC’s functions shall be restricted to and shall not be heard on any issue except (i) applications filed pursuant to sections 330 and 331 of the Bankruptcy Code and (ii) any appeal, motion for reconsideration or similar litigation related to the Confirmation Order (the “Post Effective Date UCC Matters”). Upon the resolution of the Post Effective Date UCC Matters, the UCC shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Case. The Liquidating Trust shall be responsible for paying the reasonable fees and expenses incurred by the members of or advisors to the UCC after the Effective Date in connection with the Post Effective Date UCC Matters without any further notice or application to, action, order, or approval of the Bankruptcy Court.

16.8 Binding Effect

Notwithstanding Bankruptcy Rule 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtor, NewCo, the Liquidating Trust, the Estate, any and all Holders of Claims and Interests (irrespective of whether Holders of such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in the Plan, each Entity acquiring property under the Plan and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtor.

16.9 Notices

To be effective, any notice, request or demand to or upon, as applicable, the Debtor, the Ad Hoc Noteholder Group, the UCC and the U.S. Trustee must be in writing (email being sufficient) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually received and confirmed by the relevant party as follows:

If to the Debtor:

SVB Financial Group

2770 Sand Hill Road

Menlo Park, CA 94025

Attention: William C. Kosturos

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with a copy to:

Sullivan & Cromwell, LLP 125 Broad Street New York, New York 10004
Attention:	James L. Bromley (bromleyj@sullcrom.com)
Andrew G. Dietderich (dietdericha@sullcrom.com) Christian P. Jensen (jensenc@sullcrom.com)
Telephone:	(212) 558-4000
Facsimile:	(212) 558-3588

If to the Ad Hoc Noteholder Group:

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017

Attention:	Marshall S. Huebner
Elliot Moskowitz Angela M. Libby David Schiff Aryeh Ethan Falk
Telephone:	(212) 450-4000
Facsimile:	(212) 701-5800

If to the UCC:

Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036
Attention:	Ira S. Dizengoff (idizengoff@akingump.com)
Brad M. Kahn (bkahn@akingump.com)
Telephone:	(212) 872-1000
Facsimile:	(212) 872-1002

Akin Gump Strauss Hauer & Feld LLP 2001 K Street NW Washington, DC 20006
Attention:	James R. Savin (jsavin@akingump.com)
Telephone:	(202) 887-4000
Facsimile:	(202) 887-4288

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If to the U.S. Trustee:

William K. Harrington

United States Trustee for Region 2

U.S. Department of Justice

Office of the U.S. Trustee

Alexander Hamilton U.S. Custom House

One Bowling Green, Room 534

New York, New York 10004

Attention:	Andrea B. Schwartz, Esq.
Annie Wells, Esq. Rachael E. Siegel, Esq.
Telephone:	(212) 510-0500

16.10 Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. Before the Effective Date, none of the filing of the Plan, any statement or provision contained herein or the taking of any action by the Debtor related to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtor of any kind, including as to the holders of Claims or Interests or as to any treatment or classification of any contract or lease.

16.11 No Stay of Confirmation Order

The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rule 3020(e), 6004(h) or 7062.

16.12 Deemed Acts

Subject to and conditioned on the occurrence of the Effective Date, whenever an act or event is expressed under this Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party by virtue of this Plan and the Confirmation Order.

16.13 Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, be Allowed in a certain priority, be secured, or not be subordinated by virtue of an agreement made with the Debtor or its counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement or papers filed with the Bankruptcy Court prior to the Confirmation Date.

16.14 Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

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16.15 Entire Agreement

Except as otherwise provided in the Plan or the Confirmation Order, and without limiting the effectiveness of the Restructuring Support Agreement, the Plan and Confirmation Order supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

16.16 Conflicts

In the event of any inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control. In the event of any inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless otherwise stated in the Plan Supplement document or the Confirmation Order). In the event of any inconsistency between the Confirmation Order and the Plan or any other document, the Confirmation Order shall control.

16.17 Post-Effective Date Service

After the Effective Date, the Debtor is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities that have filed renewed requests for service.

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New York, New York

July 26, 2024

Respectfully Submitted,

SULLIVAN & CROMWELL LLP James L. Bromley Andrew G. Dietderich Christian P. Jensen 125 Broad Street New York, NY 10004
Telephone:	(212) 558-4000
Facsimile:	(212) 558-3588
E-mail:	bromleyj@sullcrom.com dietdericha@sullcrom.com jensenc@sullcrom.com

Counsel to the Debtor

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Exhibit A

The following parties shall be “Debtor Released Parties”:

1.	William Kosturos;

2.	Nicholas Grossi;

3.	Jeff Liu;

4.	Centerview Partners LLC;

5.	Alvarez & Marsal North America, LLC; and

6.	Kroll Restructuring Administration LLC.

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Exhibit B

Notice of Confirmation

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James L. Bromley

Andrew G. Dietderich

Christian P. Jensen

SULLIVAN & CROMWELL LLP

125 Broad Street

New York, NY 10004-2498

Telephone: (212) 558-4000

Facsimile: (212) 558-3588

Counsel to the Debtor

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x

In re		:
		:	Chapter 11
SVB Financial Group,[1]		:
		:	Case No. 23-10367 (MG)
	Debtor.	:
:
x

NOTICE OF EFFECTIVE DATE OF DEBTOR’S CONFIRMED

SECOND AMENDED PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PLEASE TAKE NOTICE that on [•], 2024, the Honorable Martin Glenn, United States Bankruptcy Chief Judge for the United States Bankruptcy Court for the Southern District of New York, entered the Findings of Fact, Conclusions of Law and Order Confirming the Debtor’s Second Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [D.I. [•]] (the “Confirmation Order”). The Confirmation Order, among other things, confirmed the Debtor’s Second Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [D.I. 1178] (including the Plan Supplement and all other exhibits and schedules thereto, as may be amended, modified or supplemented from time to time in accordance with its terms and the terms hereof, the “Plan”).2

PLEASE TAKE FURTHER NOTICE that on [•], 2024, the Effective Date of the Plan occurred. All conditions precedent to the Effective Date set forth in Article 13 of the Plan have either been satisfied or waived in accordance with the Plan and the Confirmation Order.

[1]	The last four digits of SVB Financial Group’s tax identification number are 2278.
[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

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PLEASE TAKE FURTHER NOTICE that in accordance with Section 3.2 of the Plan, any Holder of an Administrative Claim (except as otherwise provided in the Plan) must file and serve a request for payment of such Administrative Claim on the Liquidating Trust on or before 4:00 p.m. (Eastern Time) on the 30th day after the Effective Date (the “Administrative Claim Bar Date”). Any Holder of an Administrative Claim who is required to, but does not, file and serve a request for payment of such Administrative Claim pursuant to the procedures specified in the Confirmation Order on or prior to the Administrative Claim Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Claim against the Debtor, the Liquidating Trust (solely with respect to any Claims or Causes of Action and Defenses asserted against it as a purported successor to the Debtor), NewCo (solely with respect to any Claims or Causes of Action and Defenses asserted against it as a purported successor to the Debtor) or its respective property.

PLEASE TAKE FURTHER NOTICE that in accordance with the Order Establishing Deadlines for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof [D.I. 373], any Proof of Claim arising from or relating to the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan must be filed with the Notice and Claims Agent on or before the date that is 30 days after the effective date of rejection for such executory contract or unexpired lease.

PLEASE TAKE FURTHER NOTICE that Article 12 of the Plan and the Confirmation order contain certain release, exculpation and injunction provisions that are binding on the Holders of Claims and Interests as set forth in more detail in the Plan and Confirmation Order.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtor, the Liquidating Trust, NewCo and any Holder of a Claim or an Interest and such Holder’s respective successors and assigns, regardless of whether the Claim or the Interest of such Holder is Impaired under the Plan, and regardless of whether such Holder voted to accept the Plan.

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order and the Plan may be obtained from the Court’s website, https://ecf.nysb.uscourts.gov, for a nominal fee, or obtained free of charge by accessing the website of the Debtor’s claims and noticing agent, https://restructuring.ra.kroll.com/svbfg/.

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Dated: [•], 2024	/s/
New York, New York	James L. Bromley
Andrew G. Dietderich
Christian P. Jensen
SULLIVAN & CROMWELL LLP
125 Broad Street
New York, New York 10004
Telephone: (212) 558-4000
Facsimile: (212) 558-3588
E-mail: bromleyj@sullcrom.com
dietdericha@sullcrom.com
jensenc@sullcrom.com

Counsel to the Debtor